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                                                                     EXHIBIT 2.1

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                                 REORGANIZATION,

                  RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                            DATED AS OF JUNE 29, 1998

                                 BY AND BETWEEN

                         THE BLACK & DECKER CORPORATION,

                            TRUE TEMPER SPORTS, INC.

                                       AND

                                    TTSI LLC











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                                TABLE OF CONTENTS


                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions...................................................  2

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

Section 2.01   Reorganization of TTS Business................................  2
Section 2.02   Recapitalization of TTSI......................................  3
Section 2.03   Closing Transactions..........................................  3
Section 2.04   Section 338(h)(10) Election; Exchange Consideration...........  5
Section 2.05   Closing.......................................................  5
Section 2.06   Estimation and Adjustment of Exchange Consideration...........  6
Section 2.07   Contingent Purchase Price.....................................  7

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

Section 3.01   Representations and Warranties of Parent......................  8

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.01   Representations and Warranties of Buyer.......................  9

                                    ARTICLE V

                       COVENANTS AND AGREEMENTS OF PARENT

Section 5.01   Conduct of Business...........................................  9
Section 5.02   Access to Information; Confidentiality........................ 12
Section 5.03   Change of Lockbox Accounts.................................... 13
Section 5.04   Access to Information; Cooperation After Closing.............. 13
Section 5.05   Maintenance of Insurance Policies............................. 14


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Section 5.06   Noncompetition................................................ 14
Section 5.07   Debt Financing................................................ 15
Section 5.08   Advice of Changes............................................. 15
Section 5.09   No Hire....................................................... 15


                                   ARTICLE VI

                        COVENANTS AND AGREEMENTS OF BUYER

Section 6.01   Confidentiality............................................... 15
Section 6.02   Provision and Preservation of and Access to Certain
               Information; Cooperation...................................... 16
Section 6.03   Insurance; Financial Support Arrangements..................... 17
Section 6.04   Use of Intellectual Property.................................. 18
Section 6.05   Conduct of TTS Business After Closing......................... 19
Section 6.06   Debt Financing................................................ 19
Section 6.07   Certain Environmental Investigations.......................... 19

                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

Section 7.01   Further Assurances............................................ 20
Section 7.02   Certain Filings; Consents..................................... 20
Section 7.03   Public Announcements.......................................... 20
Section 7.04   Intellectual Property......................................... 20
Section 7.05   HSR Act....................................................... 21
Section 7.06   Certain Environmental Insurance Matters....................... 21
Section 7.07   Legal Privileges.............................................. 21
Section 7.08   Tax Matters................................................... 21
Section 7.09   Limitations on Confidentiality Restrictions................... 24


                                  ARTICLE VIII

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

Section 8.01   Employees and Employee Benefit Matters........................ 24


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                                   ARTICLE IX

                              CONDITIONS TO CLOSING

Section 9.01   Conditions to the Obligations of Each Party................... 24
Section 9.02   Conditions to Obligations of Buyer............................ 25
Section 9.03   Conditions to Obligation of Parent and TTSI................... 26
Section 9.04   Updated Disclosure Schedules.................................. 26
Section 9.05   Effect of Waiver.............................................. 26

                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

Section 10.01  Survival...................................................... 26
Section 10.02  Indemnification............................................... 28
Section 10.03  Procedures.................................................... 29
Section 10.04  Limitations................................................... 32

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination................................................... 32
Section 11.02  Effect of Termination......................................... 33

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01  Notices....................................................... 33
Section 12.02  Amendments; Waivers........................................... 35
Section 12.03  Expenses...................................................... 35
Section 12.04  Successors and Assigns........................................ 35
Section 12.05  Disclosure.................................................... 35
Section 12.06  Construction.................................................. 36
Section 12.07  Entire Agreement.............................................. 36
Section 12.08  Governing Law................................................. 37
Section 12.09  Counterparts; Effectiveness................................... 37
Section 12.10  Jurisdiction.................................................. 37
Section 12.11  Severability.................................................. 37
Section 12.12  Captions...................................................... 37
Section 12.13  Bulk Sales.................................................... 37


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                                    EXHIBITS


EXHIBIT A      Definitions

EXHIBIT B      Representations and Warranties of Parent

EXHIBIT C      Representations and Warranties of Buyer

EXHIBIT D      Employees and Employee Benefit Matters

EXHIBIT E      Additional Matters Relating to Product Liability Issues


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                                   ATTACHMENTS


Attachment I     Opening Statement

Attachment II    Assignment and Assumption Agreement

Attachment III   Assignment of United States Trademarks, Trademark
                 Registrations and Applications for Registration

Attachment IV    Assignment of Foreign Trademarks, Trademark Registrations and
                 Applications for Registration

Attachment V     Assignment of United States Patents and Patent Applications

Attachment VI    Assignment of Foreign Patents and Applications for Patents

Attachment VII   Services Agreement

Attachment VIII  Reserved

Attachment IX    Exchange Consideration Allocation Schedule

Attachment X     Intellectual Property (Registrations and Applications Therefor)

Attachment XI    Consents and Approvals Required Prior to Closing

Attachment XII   TTSI Financial Statements

Attachment XIII  Certain Active Employees

Attachment XIV   Terms of Stockholders' and Registration Rights Agreements

Attachment XV    Assignment of U.S. Copyright Registration


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                      REORGANIZATION, RECAPITALIZATION AND
                            STOCK PURCHASE AGREEMENT


         This Reorganization, Recapitalization and Stock Purchase Agreement (together with the Exhibits, Schedules and Attachments hereto, this "Agreement") is made as of the 29th day of June 1998, by and among The Black & Decker Corporation, a Maryland corporation ("Parent"), True Temper Sports, Inc., a Delaware corporation ("TTSI"), and TTSI LLC, a Delaware limited liability company ("Buyer").

                               W I T N E S E T H:

         WHEREAS, Parent, through certain of its direct and indirect Subsidiaries, is engaged in the TTS Business and indirectly beneficially owns all of the issued and outstanding capital stock of TTSI;

         WHEREAS, subsequent to the execution and delivery of this Agreement but prior to the Closing, Parent desires to cause Emhart Industries, Inc., a Connecticut corporation and an indirect, wholly-owned subsidiary of Parent ("EII"), to make a capital contribution of all of the assets and liabilities of EII which are used exclusively in or relate exclusively to the TTS Business to TTSI in exchange for newly issued shares of TTSI Common Stock and TTSI Preferred Stock and TTSI desires to accept such capital contribution, to issue such shares of TTSI Common Stock and TTSI Preferred Stock and to assume and agree to pay, satisfy and discharge such liabilities, all as more fully set forth herein;

         WHEREAS, subsequent to the execution and delivery of this Agreement but prior to the Closing, TTSI desires to acquire from Emhart Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Emhart"), and Parent desires to cause Emhart to sell and transfer to TTSI, certain Intellectual Property used in connection with the TTS Business in exchange for newly issued shares of TTSI Common Stock and TTSI Preferred Stock, all as more fully set forth herein;

         WHEREAS, subsequent to the execution and delivery of this Agreement but prior to the Closing, Parent desires to cause certain of its other Subsidiaries to contribute certain assets used exclusively in the TTS Business to TTSI in exchange for promissory notes from TTSI payable at Closing and TTSI's assumption of related liabilities;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, following the reorganization of the TTS Business contemplated by the preceding recitals, Parent desires to cause TTSI to incur indebtedness to facilitate the recapitalization of TTSI, and Buyer desires to assist TTSI to incur such indebtedness, all as more fully set forth herein;

         WHEREAS, Parent desires to cause TTSI, and Buyer desires to assist TTSI, to use the proceeds of such borrowings to redeem 100% of the TTSI Common Stock and 100% of the TTSI Preferred Stock then owned by Emhart for an aggregate consideration of $161,484,126 and 50% of
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the TTSI Common Stock and 50% of the TTSI Preferred Stock then owned by EII for an aggregate consideration of $26,914,021;

         WHEREAS, following such redemption, Buyer desires to purchase, buy and acquire from EII and Parent desires to cause EII to sell, transfer and convey to Buyer the Acquired Shares, and Parent and Buyer desire to enter into certain agreements and arrangements ancillary to such transactions; and

         WHEREAS, upon consummation of the transactions contemplated by this Agreement, (i) Buyer and Buyer's Permitted Assigns will own TTSI Common Stock representing, in the aggregate, not less than 94.18% of all of the issued and outstanding shares of TTSI Common Stock and TTSI Preferred Stock representing, in the aggregate, 94.0% of all of the issued and outstanding shares of TTSI Preferred Stock, (ii) EII will own 5.82% of all of the issued and outstanding shares of TTSI Common Stock and 6.0% of all of the issued and outstanding shares of TTSI Preferred Stock, and (iii) management of the TTSI Business designated by Buyer will own any remaining shares of TTSI Common Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

         Section 2.01 Reorganization of TTS Business. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that following the execution of this Agreement and prior to consummation of the transactions contemplated by Sections 2.02 and 2.03, among other things:

         (a) TTSI will file an Amended and Restated Certificate of Incorporation consistent with the terms of this Agreement as agreed to by Buyer and Parent;

         (b) Parent will cause EII to contribute the Contributed Assets to TTSI, free and clear of all Liens (other than Permitted Liens), and TTSI will assume and agree to pay, satisfy and discharge all of the Assumed Liabilities, all as contemplated by the Assignment and Assumption Agreement;


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         (c) In exchange for the capital contribution contemplated by Section
2.01(b), TTSI will issue 1,000 shares of TTSI Common Stock and 250 shares of TTSI Preferred Stock to EII, which upon such issuance shall be duly authorized, fully paid and non-assessable shares of capital stock of TTSI;

         (d) Parent shall and will cause Emhart and, to the extent applicable, EII to sell, transfer and convey to TTSI the Transferred Intellectual Property, all as contemplated by the Intellectual Property Assignment Agreements;

         (e) In exchange for the transfer of the Transferred Intellectual Property contemplated by Section 2.01(d), TTSI will issue 6,000 shares of TTSI Common Stock and 750 shares of TTSI Preferred Stock to Emhart, which upon such issuance shall be duly authorized, fully paid and non-assessable shares of capital stock of TTSI;

         (f) Parent (i) will cause TTSI to establish a branch in each of the United Kingdom, Australia and Japan and (ii) will cause each of Tucker Fasteners Limited ("Tucker"), Black & Decker (Australasia) Pty. Limited ("B&D Australasia") and Nippon Pop Rivets & Fasteners, Ltd. ("Nippon") to contribute the assets and liabilities relating exclusively to the TTS Business operations in the United Kingdom, Australia and Japan, respectively, to TTSI; and

         (g) In exchange for the contributions contemplated by Section 2.01(f), TTSI will issue and deliver to each of Tucker, B&D Australasia and Nippon a promissory note payable in full at Closing with an initial principal amount equal to the net book value of the respective contributed assets with a fixed interest rate equal to 7.5% per annum.

         Section 2.02 Recapitalization of TTSI. (a) Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that following the execution of this Agreement and immediately prior to Closing, among other things, Buyer will use commercially reasonable best efforts to assist TTSI in obtaining debt financing in an aggregate amount of not less than $155,000,000, together with a revolving credit facility in the amount of $20,000,000, in the manner contemplated by the Commitment Letters or on other terms reasonably acceptable to Buyer, the proceeds of which will be used to consummate the Redemptions and to pay off the promissory notes contemplated by Section 2.01(g).

         (b) Buyer may elect at its option to pursue an alternative financing structure, provided that such structure does not result in any incremental increase in costs to TTSI.

         Section 2.03 Closing Transactions.

         (a) Redemption of TTSI Shares. On and subject to the terms and conditions set forth in this Agreement, at the Closing, TTSI shall:

                  (i) Redeem all of the issued and outstanding TTSI Common Stock and TTSI Preferred Stock owned by Emhart by making a cash payment equal to


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         $161,484,126 by wire transfer of immediately available funds to an account or accounts of Emhart designated by Parent at least two Business Days prior to Closing; and

                  (ii) Redeem 1,000 shares of the issued and outstanding TTSI Common Stock and 125 shares of the issued and outstanding TTSI Preferred Stock owned by EII by making a cash payment equal to $26,914,021 by wire transfer of immediately available funds to such account or accounts of EII designated by Parent at least two Business Days prior to Closing;

such that, immediately following the consummation of the transactions contemplated by this Section 2.03(a), EII will own 1,000 shares of TTSI Common Stock and 125 shares of TTSI Preferred Stock which shares, in the aggregate, will constitute 100% of the issued and outstanding capital stock of TTSI.

         (b) Acquisition of Acquired Shares. On and subject to the terms and conditions set forth in this Agreement, at the Closing:

                  (i) Parent shall cause EII to sell, transfer and convey to Buyer and Buyer's Permitted Assignees, free and clear of all Liens (other than Permitted Liens) an aggregate of 941.8 shares of TTSI Common Stock and an aggregate of 117.5 shares of TTSI Preferred Stock; and

                  (ii) In consideration for the transfer of the Acquired Shares, Buyer shall make cash payments equalling, in the aggregate, $14,301,853 by wire transfer of immediately available funds to an account or accounts of EII designated by Parent at least two Business Days prior to Closing;

such that, immediately following consummation of the transactions contemplated by this Section 2.03(b), EII will own 58.2 shares of TTSI Common Stock representing 5.82% of all the issued and outstanding shares of TTSI Common Stock and 7.5 shares of TTSI Preferred Stock representing 6.0% of all the issued and outstanding shares of TTSI Preferred Stock and Buyer and Buyer's Permitted Assignees will own, in the aggregate, 941.8 shares of TTSI Common Stock representing 94.18% of all the issued and outstanding shares of TTSI Common Stock and 117.5 shares of TTSI Preferred Stock representing 94.0% of all the issued and outstanding shares of TTSI Preferred Stock.

         (c) Consent and Waiver by Buyer. By execution and delivery of this Agreement, Buyer hereby consents to and waives any rights in respect of the redemption of TTSI Common Stock owned by EII or Emhart contemplated by Section 2.03(a).

         (d) Additional Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that at the Closing, among other things:


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                  (i) Parent or its Affiliates, as the case may be, and TTSI shall execute and deliver the Services Agreement with such additions, deletions and changes as may be agreed to by Buyer and Parent; and

                  (ii) TTSI, Buyer, Buyer's Permitted Assigns and EII shall execute and deliver a Stockholders' and a Registration Rights Agreements containing the provisions contemplated by Attachment XIV.

         Section 2.04 Section 338(h)(10) Election; Exchange Consideration.

         (a) The parties agree to make an election under Section 338(h)(10) of the Code (and any corresponding elections under any applicable state, local, or foreign tax law) with respect to the sale of the Acquired Shares by EII to Buyer.

         (b) The consideration to be paid to Parent and its Affiliates in connection with the Contemplated Transaction (the "Exchange Consideration") shall consist of the following:

                  (i) the aggregate amounts paid by TTSI to redeem shares of TTSI Common Stock and TTSI Preferred Stock pursuant to Section 2.03(a); and

                  (ii) the aggregate amount paid by Buyer to EII in exchange for the Acquired Shares pursuant to Section 2.03(b); and

                  (iii) the aggregate amounts payable to Tucker, B&D Australasia and Nippon pursuant to the promissory notes to be delivered in accordance with Section 2.01(g) (as so adjusted and together with the amount contemplated by Section 2.04(b)(i) and 2.04(b)(ii) above, the "Adjusted Purchase Price"); and

                  (iv) the assumption by TTSI of the Assumed Liabilities in accordance with the Transaction Documents.

         (c) The Exchange Consideration and each Annual Thiokol Payment shall be allocated to and among the respective Contributed Assets and Transferred Intellectual Property as set forth in Attachment IX to this Agreement. Parent, TTSI and Buyer agree that the allocation of the Exchange Consideration has been negotiated by them and is consistent with the value of the Contributed Assets and the principles of Section 1060 of the Code and the regulations promulgated by the Internal Revenue Service thereunder. Parent, TTSI and Buyer agree that they shall use the allocation of the Exchange Consideration reflected in Attachment IX to this Agreement in any Tax Returns or other reports that deal with the Contemplated Transactions and are filed with any Tax Authority and shall promptly prepare and timely file such reports and information as may be required to report the allocation contemplated by this Section 2.04(c).

         Section 2.05 Closing. The closing (the "Closing") of the Contemplated Transactions (other than the transactions contemplated by Section 2.01, which may occur on an earlier date) shall take


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place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New
York 10022, on September 24, 1998; provided, however, that if all of the conditions to Closing set forth in Article IX have not been satisfied (or waived) as of that date and if closing on that date therefore would be impractical, the Closing shall take place on the fifth Business Day following the satisfaction or waiver (by the party entitled to waive the condition) of all conditions to the Closing set forth in Article IX, or at such other time and place as the parties to this Agreement may agree. The Closing will occur at 10:00 a.m. on the Closing Date.

         Section 2.06 Estimation and Adjustment of Exchange Consideration.

         (a) Not later than two Business Days and not more than five Business Days prior to the Closing Date, Parent shall deliver to Buyer a statement of net working capital setting forth, in reasonable detail, Parent's reasonable good faith calculation of the estimated Net Working Capital of TTSI as of the close of business on the day prior to the scheduled Closing Date (the "Estimated Net Working Capital"). To the extent that the Estimated Net Working Capital is less than $11,600,000, Parent shall contribute, or cause to be contributed, to TTSI an amount, in cash, equal to such deficiency. To the extent that the Estimated Net Working Capital exceeds $11,600,000, Parent shall have the right to cause TTSI to distribute to its shareholders at or immediately prior to the Closing an amount, in cash, equal to such excess.

         (b) Promptly following the Closing Date, but in no event later than 60 days after the Closing Date, Parent shall, at its expense, with the assistance of Buyer and TTSI prepare and submit to Buyer a statement of net working capital setting forth, in reasonable detail, Parent's calculation of the actual Net Working Capital of TTSI as of the close of business on the day prior to the Closing Date after giving effect to any distribution or contribution made pursuant to Section 2.06(a) above (the "Proposed Final Net Working Capital Amount"). In the event Buyer disputes the correctness of the Proposed Final Net Working Capital Amount, Buyer shall notify Parent of its objections within 45 days after receipt of Parent's calculation of the Proposed Final Net Working Capital Amount and shall set forth, in writing and reasonable detail, the reasons for Buyer's objections. If Buyer fails to deliver such notice of objections within such time, Buyer shall be deemed to have accepted Parent's calculation. To the extent Buyer does not object, in writing and in reasonable detail, as required and within the time period contemplated by this Section 2.06(a) to a matter in the statement of net working capital prepared and submitted by Parent, Buyer shall be deemed to have accepted Parent's calculation and presentation in respect of the matter and the matter shall not be considered to be in dispute. Parent and Buyer shall endeavor in good faith to resolve any disputed matters within 20 days after Parent's receipt of Buyer's notice of objections. If they are unable to do so, Parent and Buyer shall select a nationally known independent accounting firm (other than Ernst & Young LLP or KPMG Peat Marwick LLP to resolve the matters in dispute (in a manner consistent with Section 2.06(b) and with any matters not in dispute), and the determination of such firm in respect of the correctness of each matter remaining in dispute shall be conclusive and binding on Parent and Buyer. The independent accountant's determination of Net Working Capital of TTSI as of the close of business on the day prior to the Closing Date shall be within the range established by Parent and Buyer. The Net Working Capital of TTSI as of the close of business on the day prior to the Closing Date, as finally determined pursuant to this Section 2.06(a) (whether by failure of Buyer


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to deliver notice of objection, by agreement of Parent and Buyer or by determination of the independent accountants selected as set forth above), is referred to herein as the "Final Net Working Capital Amount."

         (c) The Proposed Final Net Working Capital Amount and the Final Net Working Capital Amount shall be determined in accordance with the accounting principles, policies, practices and methods utilized in the preparation of the Opening Statement, as disclosed in the notes to the Opening Statement, except as otherwise set forth in Note 8 to the Opening Statement.

         (d) If the Final Net Working Capital Amount is greater than $11,600,000, the difference shall be paid to Parent by TTSI with simple interest thereon from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. If the Final Net Working Capital Amount is less than $11,600,000, the difference shall be paid to TTSI by Parent with simple interest thereon from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. Such payment shall be made in immediately available funds not later than five Business Days after the determination of the Final Net Working Capital Amount by wire transfer to a bank account designated in writing by the party entitled to receive the payment. Any payment contemplated by this Section 2.06(d) shall be treated as an increase or decrease, as the case may be, in the amount paid pursuant to Section 2.03(a) on a pro rata basis between Emhart and EII.

         (e) Parent shall make available and shall cause Ernst & Young LLP to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as Ernst & Young LLP shall impose, the books, records, documents and work papers underlying the preparation and review of the Opening Statement and the calculation of the Proposed Final Net Working Capital Amount. TTSI shall make available and shall cause KPMG Peat Marwick LLP to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as KPMG Peat Marwick LLP shall impose, the books, records, documents and work papers created or prepared by or for TTSI in connection with the review of the Proposed Final Net Working Capital Amount and the other matters contemplated by Section 2.06(a).

         (f) The fees and expenses, if any, of the accounting firm selected to resolve any disputes between Parent and TTSI in accordance with Section 2.06(b) shall be paid one-half by Parent and one-half by TTSI.

         Section 2.07 Contingent Purchase Price.

         (a) Promptly following the last day of each fiscal year of TTSI after the Closing Date, but in no event later than 90 days thereafter, TTSI shall prepare and submit to Parent a statement of TTSI's estimate of the Thiokol Payment for the preceding fiscal year, setting forth, in reasonable detail, TTSI's calculation of the Thiokol Payment for that year together with detailed support for such calculation (the "Proposed Annual Thiokol Payment") and a certificate of the president of TTSI


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to the effect that the Proposed Annual Thiokol Payment was determined in accordance with the provisions of this Section 2.07. In the event that Parent disputes the correctness of the Proposed Annual Thiokol Payment, Parent shall notify TTSI of its objections within 45 days of receipt of TTSI's calculation of the Proposed Annual Thiokol Payment and shall set forth, in reasonable detail, the reasons for Parent's objections. If Parent fails to deliver such notice of objections within such time, Parent shall be deemed to have accepted TTSI's calculation. Parent and TTSI shall, and Buyer shall cooperate with Parent and TTSI to, endeavor in good faith to resolve any disputed matters within 20 days after TTSI's receipt of a notice of objections. If they are unable to do so, Parent and TTSI shall select a nationally known independent accounting firm (other than Ernst & Young LLP, KPMG Peat Marwick LLP or TTSI's independent accountants) to resolve the matters in dispute (in a manner consistent with
Section 2.07(b) and with any matters not in dispute), and the determination of such firm in respect of the correctness of each matter remaining in dispute shall be conclusive and binding on the parties. The independent accountants determination of the Thiokol Payment for that year shall be within the range established by TTSI and Parent. The Thiokol Payment for that year, as finally determined pursuant to this Section 2.07(a) (whether by failure of Parent to deliver notice of objections, by agreement of Parent and TTSI or by determination of the independent accountants selected as set forth above), is referred to herein as the "Annual Thiokol Payment."

                  (b) The Annual Thiokol Payment for each fiscal year of TTSI shall be paid by TTSI to Parent with simple interest thereon from the last date of the applicable fiscal year to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. (or its successors) as its prime rate. Such payment shall be made within 5 Business Days after the determination of the Annual Thiokol Payment for the respective fiscal year of TTSI by wire transfer to a bank account designated by Parent.

                  (c) TTSI shall make available and shall cause TTSI's independent accountants to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as TTSI's independent accountants shall impose, the books, records, documents and work papers underlying the preparation and review of the Proposed Annual Thiokol Payment.

                  (d) The fees and expenses, if any, of the accounting firm selected to resolve any dispute between Parent and TTSI in accordance with
Section 2.07(a) shall be borne by Parent if the Annual Thiokol Payment determined by the accounting firm selected is closer to the end of the range established by TTSI or by TTSI if the Annual Thiokol Payment is closer to the end of the range established by Parent.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Section 3.01 Representations and Warranties of Parent. Parent represents and warrants to Buyer as set forth in Exhibit B.


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                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.01 Representations and Warranties of Buyer. Buyer represents and warrants to Parent as set forth in Exhibit C.

                                    ARTICLE V

                       COVENANTS AND AGREEMENTS OF PARENT

         Section 5.01 Conduct of Business. Except with the written consent of Buyer, as otherwise provided in this Agreement, as set forth in Schedule 5.01 or required by Applicable Law, or as required by the terms and conditions of Contracts either disclosed on or not required to be disclosed on Schedule B.12 ("Existing Contracts"), from the date of this Agreement until the Closing Date, Parent shall cause Seller Companies and TTSI to conduct the TTS Business in all material respects in accordance with the historical and customary operating practices relating to the conduct of the TTS Business and shall use commercially reasonable best efforts to preserve intact the TTS Business and the relationships of Seller Companies and TTSI with third parties in connection with the TTS Business, and Seller Companies and TTSI shall not:

                  (i) make any capital expenditure, or group of related capital expenditures relating to the TTS Business in excess of $100,000 (other than capital expenditures contemplated by the 1998 capital plan previously provided to Buyer);

                  (ii) sell or dispose of more than an aggregate of $250,000 of assets that would constitute Contributed Assets or Transferred Intellectual Property if owned, held or used by TTSI on the Closing Date (other than the sale of Inventory (including obsolete Inventory whether or not in the ordinary course of business), and any sale made in the ordinary course of business);

                  (iii) notwithstanding Section 5.01(ii), sell, transfer, license or otherwise dispose of, any Transferred Intellectual Property (except for certain Intellectual Property with registrations that will expire in the normal course that will not constitute Transferred Intellectual Property, the license or sale of Intellectual Property in connection with the Shaft Lab product line or other licenses of Intellectual Property granted in the ordinary course of business which do not materially deplete the value of such Intellectual Property prior to Closing);

                  (iv) except as contemplated by this Agreement, amend, modify or supplement TTSI's Certificate of Incorporation or bylaws;

                  (v) issue any shares of capital stock of TTSI or any options, warrants or other rights to acquire any shares of capital stock of TTSI or securities convertible into or exchangeable for shares of TTSI capital stock, except as contemplated by Section 2.01;

                  (vi) incur any indebtedness for money borrowed, other than the debt financing contemplated by Section 2.02 or intercompany indebtedness with another Seller Company cancelled at or prior to Closing;

                  (vii) terminate or materially reduce the coverage of any policies of title, liability, fire, workers' compensation, property and any other form of insurance covering the operations of TTSI or the TTS Business other than any termination or reduction of any insurance covering Parent's businesses generally or where such policies are replaced by policies that are substantially similar in all material respects to the terminated policies;

                  (viii) settle any material lawsuit, claim or other material dispute nor settle any other lawsuit, claim or other dispute if such settlement imposes a material continuing non-monetary obligation on TTSI or the TTS Business or any of the Contributed Assets or Transferred Intellectual Property or any material monetary obligation that will not be satisfied prior to the Closing or due and payable on or before the one year anniversary of the Closing Date;

                  (ix) except as would not otherwise be prohibited by Section 5.01(x) below and except as would not constitute an Assumed Liability, grant or implement any new or modified severance, termination or other employee benefit or compensation arrangement or increase or accelerate any benefits payable under the severance or termination pay policies or other employee benefit or compensation arrangement with respect to any Transferred Employee; or

                  (x) except as otherwise may be permitted or required by this Agreement or Applicable Law and except as would not constitute an Assumed Liability, adopt or amend in any material respect any Employee Plan or Benefit Arrangement in respect of any Transferred Employee or, other than compensation increases in the ordinary course of business, with respect to any Transferred Employee whose base compensation is $75,000 or above of TTSI or the TTS Business, as the case may be, increase the compensation or fringe benefits of any such Transferred Employee or pay any benefit not required by any Employee Plan or Benefit Arrangement with respect to such Transferred Employee as in effect on the date hereof.

                  (xi) fail to keep the equipment, machinery and systems used in the TTS Business in compliance, in all material respects, with all Applicable Laws and with all licenses and permits, and reasonably maintain all such assets and replace any thereof which shall be worn out, lost, stolen, or destroyed, in accordance with past practices (other than assets that are no longer necessary for the operation of the TTS Business);

                  (xii) fail to maintain the files and records of the TTS Business in the usual, regular and ordinary manner, consistent with past practices;

                  (xiii) fail to manage or cause to be managed the collection and payment of the accounts receivable and accounts payable of the TTS Business and otherwise maintain and manage their respective inventories and other current assets and current liabilities in the ordinary course of business and consistent with past practice, including making payment with respect to all of their respective accounts payable, current maturities of long term debt and other current payables in a timely manner and in accordance with the terms of such payable or such indebtedness, as the case may be, provided that no such indebtedness (other than intercompany indebtedness) shall be prepaid or otherwise retired in whole or in part prior to the date on which such indebtedness or portion thereof is due to be repaid, it being understood that the covenant set forth in this Section 5.01(xiii) shall not prohibit Parent or the Seller Companies from disputing any accounts payable in good faith, in the ordinary course of business and consistent with past practice or require Parent or the Seller Companies to generally change its practices with respect to the collection and payment of accounts receivable and accounts payable;

                  (xiv) fail to take commercially reasonable steps consistent with current practices, and to cause any relevant Seller Company to take commercially reasonable steps consistent with current practices, to protect all Transferred Intellectual Property and take commercially reasonable best efforts to prevent any of it from falling into the public domain;

                  (xv) enter into any agreement, contract, lease, license, commitment or instrument (or series of related agreements, contracts, leases, licenses, commitments or instruments) that would be required to be listed on Schedule B.12 or accelerate, terminate, modify or cancel in a manner materially adverse to the TTS Business any agreement, contract, lease, license, commitment or instrument (or series of related agreements, contracts, leases, licenses, commitments or instruments) that is required to be listed on Schedule B.12;

                  (xvi) impose any material Lien (other than any Lien of the type that would constitute a Permitted Lien if in existence on the date hereof) upon any of the Contributed Assets or Transferred Intellectual Property;

                  (xvii) make any investment in, any loan to, or any acquisition of the securities of, other than in the ordinary course of business, assets of, any other Person (or series of related investments, loans, and acquisitions) either involving more than $100,000 or outside the ordinary course of business;

                  (xviii) make any loan to, or enter into any other transaction with, any of its directors, officers, or employees, other than in their capacity as such in connection with employee benefits or compensation arrangements and in the ordinary course of business consistent with past practices;

                  (xix) implement any layoffs of any employee who would otherwise be a Transferred Employee other than the termination of any employee in the ordinary course of business;

                  (xx) make or pledge to make any charitable or other capital contribution that would be payable following the closing and not reflected in the Final Net Working Capital Amount or otherwise exceeding $50,000; and

                  (xxi) commit to any of the foregoing.

         Section 5.02 Access to Information; Confidentiality.

         (a) Except as may be necessary to comply with any Applicable Laws and subject to any applicable privileges (including, without limitation, the attorney-client and work-product privileges; provided that Parent and the Seller Companies shall use commercially reasonable efforts to provide access to Buyer in a manner that does not violate any applicable privileges), from the date of this Agreement until the Closing Date, Parent, TTSI and Seller Companies shall
(i) give Buyer and its Representatives reasonable access to the records of TTSI and Seller Companies relating to the TTS Business during normal business hours and upon reasonable prior notice, (ii) give Buyer and its Representatives reasonable access to any facilities the possession of which will be transferred to Buyer at Closing during normal business hours and upon reasonable prior notice for the purpose of Buyer's conduct of an environmental audit of such facilities or documentary diligence, (iii) furnish to Buyer and its Representatives such financial and operating data and other information relating to TTSI and the TTS Business as Buyer may reasonably request and (iv) instruct the employees and Representatives of TTSI and Seller Companies to provide reasonable cooperation to Buyer in its investigation of the TTS Business. Without limiting the generality of the foregoing, subject to the limitations set forth in the first sentence of this Section 5.02(a), from the date of this Agreement to the Closing Date Parent shall (i) use reasonable commercial efforts to enable Buyer and its Representatives to conduct, at Buyer's expense, business and financial reviews, investigations and studies as to the operation of TTSI and the TTS Business, including any tax, operating or other efficiencies that may be achieved and (ii) give Buyer and its Representatives access upon reasonable request to information relating to TTSI and the TTS Business of the type and with the same level of detail as in the ordinary course of business currently is being made available to the president or chief financial officer, or other senior management of the TTS Business. Notwithstanding the foregoing, neither Buyer nor its Representatives shall have access to personnel records of any Seller Companies or TTSI relating to individual performance or evaluation records, medical histories or other information that in Parent's good faith opinion is sensitive or the disclosure of which could subject TTSI or any Seller Companies to risk of liability.

         (b) For a period of two years after the Closing Date and, with respect to any confidential information provided to Parent or any Seller Companies pursuant to Section 2.07, for a period of two years thereafter, Parent and the Seller Companies will treat and hold as confidential, any confidential information relating primarily to the operations or affairs of TTSI or the TTS Business. In the event Parent or any Seller Companies are requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such confidential information, then Parent shall notify Buyer promptly of the request or requirement so that Buyer, at its expense, may seek an appropriate protective order or waive compliance with this Section 5.02(b). If, in the absence of a protective order or receipt of a waiver hereunder, any Seller Companies are, on the advice of counsel, compelled to disclose such confidential information Parent or Seller Companies may so disclose the confidential information, provided that Parent or Seller Companies, as the case may be, shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential information. The provisions of this
Section 5.02(b) shall not be deemed to prohibit the disclosure of confidential information relating to the operations or affairs of TTSI or the TTS Business by Parent or any Seller Companies to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority,
(iii) in connection with any insurance or benefits claims, (iv) to the extent necessary to comply with any Applicable Laws, (v) to provide services to TTSI in accordance with the terms and conditions of any of the Transaction Documents or
(vi) as Parent reasonably determines to be necessary and not materially inconsistent with the intentions of this Section 5.02(b) in connection with any other similar administrative functions in the ordinary course of business. In addition, the provisions of this Section 5.02(b) shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by any Seller Company, (ii) is or becomes available to a Seller Company on a non-confidential basis from a source that, to Parent's knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (iii) is or has been independently developed by a Seller Company (other than primarily for the TTS Business). This Section 5.02(b) shall not apply to the use, license or sale of Intellectual Property not constituting Transferred Intellectual Property.

         Section 5.03 Change of Lockbox Accounts. Prior to or immediately after the Closing, Parent shall take such steps as Buyer may reasonably request to cause TTSI to be substituted as the sole party having control over any lockbox or similar bank account maintained exclusively by the TTS Business to which customers of the TTS Business directly make payments in respect of the TTS Business or to direct the bank at which any such lockbox or similar account is maintained to transfer any payments made thereto to an account established by TTSI. To the extent that TTSI is not substituted as the sole party having control over any such lockbox account prior to Closing, Parent or the applicable Seller Company shall pay to TTSI any amount paid to such account following the Closing with respect to any account receivable constituting part of the Contributed Assets.

         Section 5.04 Access to Information; Cooperation After Closing. On and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client and work-product privileges; provided that Parent and the Seller Companies shall use commercially reasonable efforts to provide access to Buyer in a manner that does not violate any applicable privileges), Parent shall, and shall cause each of the other Seller Companies to, at their expense (i) afford Buyer and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of Seller Companies to the extent relating to the conduct of the TTS Business prior to the Closing and (ii) cooperate fully with Buyer with respect to matters relating to the conduct of the TTS

Business prior to the Closing, including, without limitation, in the defense or pursuit of any Contributed Asset, Transferred Intellectual Property or Assumed Liability or any claim or action that relates to occurrences involving the TTS Business prior to the Closing Date.

         Section 5.05 Maintenance of Insurance Policies. Except as otherwise provided in Exhibit D, on and after the date of this Agreement and until the Closing Date, Parent shall not take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance (including reinsurance) in effect on the date of this Agreement that covers all or any part of the assets that would constitute Contributed Assets, or Transferred Intellectual Property if owned, held or used by any Seller Companies on the Closing Date, TTSI, the TTS Business or the Transferred Employees. Except as otherwise provided in Exhibit D or as may otherwise be agreed in writing by the parties, Parent and its Affiliates shall not have any obligation to maintain the effectiveness of any such insurance policy after the Closing Date or to make any monetary payment in connection with any such policy.

         Section 5.06 Noncompetition.

         (a) Parent covenants and agrees, as an inducement to Buyer to enter into this Agreement and to consummate the Contemplated Transactions, that for a period of five years following the Closing Date no Seller Company (for so long but only for so long as it remains a Seller Company) will, directly or indirectly, carry on or participate in the ownership, management or control of, or license Intellectual Property to be used in a manner competitive with the TTS Business by, any business enterprise (other than the Seller Companies' ownership interest in TTSI following Closing) that competes anywhere in the world with the TTS Business as it is being conducted on the Closing Date (a "Competing Business").

         (b) Nothing contained in this Section 5.06 shall limit or restrict the right of any Seller Company to hold and make investments in securities of any Person that has securities listed on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided that the aggregate equity interest therein of Seller Companies does not exceed five percent of the outstanding shares or interests in such Person at the time of Seller Companies' investment therein. Notwithstanding any provisions of this Section 5.06 to the contrary, if Parent or any other Seller Company acquires securities of any Person that is engaged in a Competing Business, Seller Companies shall not be deemed to be in violation of this Section 5.06, provided that (A) (i) at the time of acquisition the Competing Business represents less than one-third of the gross revenues of the acquired Person for the acquired Person's most recently completed fiscal year and (ii) Seller Companies use reasonable commercial efforts to divest the operations of such Competing Business subsequent to such acquisition, or (B) at the time of acquisition the Competing Business represents less than five percent of the gross revenues of the acquired Person for the acquired Person's most recently completed fiscal year.

         (c) Parent recognizes and agrees that a breach by Seller Companies of any of the covenants and agreements in this Section 5.06 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller Companies, in addition to any other rights and remedies that may be available to Buyer under Applicable Law. If this Section 5.06 is more restrictive than permitted by the Applicable Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section 5.06 shall be limited to the extent required to permit enforcement under such Applicable Laws.

         Section 5.07 Debt Financing. Parent shall, and shall cause the Seller Companies and TTSI to, cooperate in a commercially reasonable manner with Buyer to assist Buyer to assist TTSI in obtaining the debt financing for TTSI contemplated by Section 2.02. In no event, however, shall Parent or any Seller Companies be required to guaranty or otherwise provide any Financial Support Arrangement in connection with TTSI obtaining the debt financing contemplated by
Section 2.02. Notwithstanding the foregoing sentence, in the event that Parent elects to cause TTSI to obtain the bridge financing contemplated by the Commitment Letters in order to satisfy the financing conditions contained in
Article IX, Parent agrees to reimburse TTSI for additional fees payable to the bridge lenders for the take down of such financing in the amount of up to $1,875,000 at Closing.

         Section 5.08 Advice of Changes. Parent shall advise Buyer promptly in writing after Parent obtains knowledge of any fact that, if known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement or the Schedules hereto, or which would result in the breach by the Parent or any Seller Company of any of its representations, warranties, covenants or agreements hereunder or which could reasonably be expected to result in or cause a Material Adverse Effect.

         Section 5.09 No Hire. For a period of 12 months following the Closing Date, no Seller Company shall hire for employment or offer employment to Scott
C. Hennessy.


                                   ARTICLE VI

                        COVENANTS AND AGREEMENTS OF BUYER

         Section 6.01 Confidentiality. Buyer agrees that all non-public information provided or otherwise made available in connection with the Contemplated Transactions to Buyer or any of its Representatives shall be treated as if provided under the Confidentiality Agreement (whether or not the Confidentiality Agreement is in effect or has been terminated). The Confidentiality Agreement shall continue to apply in accordance with its terms following the Closing to any confidential information of Parent or any Seller Company that does not relate to the TTS Business or TTSI. In the event that Buyer or TTSI is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process or by Applicable Law) to disclose any such confidential information, then Buyer and TTSI shall notify Parent promptly of their request or requirement so that Parent, at its expense, may seek an appropriate protective order or waive compliance with this Section 6.01. If, in the absence of a protective order or receipt of a waiver hereunder, Buyer or TTSI is, on the advice of counsel, compelled to disclose such confidential information, Buyer or TTSI may so disclose the confidential information, provided that Buyer or TTSI, as the case may be, shall use reasonable commercial efforts to obtain reliable assurance that confidential treatment shall be accorded to such confidential information. The provisions of this Section 6.01 shall not be deemed to prohibit the disclosure of confidential information relating to the operations or affairs of TTSI or the TTS Business by Buyer to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or benefits claims, or (iv) to the extent necessary to comply with any Applicable Laws. In addition, the provisions of this Section 6.01 shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by TTSI or Buyer, (ii) is or becomes available to TTSI or Buyer on a non-confidential basis from a source that, to TTSI's and Buyer's knowledge, is not prohibited from disclosing such information by legal, contractual or fiduciary obligation, or (iii) is or has been independently developed by TTSI. Nothing in this Section 6.01, however, shall limit or otherwise restrict the applicability of any other confidentiality or similar provisions included in the Transaction Documents.

         Section 6.02 Provision and Preservation of and Access to Certain Information; Cooperation.

         (a) Prior to the Closing Date, Buyer shall provide to Parent promptly upon its receipt thereof copies of all environmental audit and similar reports with respect to facilities the possession of which will be transferred to TTSI in accordance with this Agreement. Buyer shall provide to Parent a copy of all sampling results, boring logs, analysis and other data and reports regarding any environmental review conducted by Buyer immediately upon obtaining them.

         (b) On and after the Closing Date, TTSI or any successor to the TTS Business shall preserve all books and records of the TTS Business for a period of six years commencing on the Closing Date (or in the case of books and records relating to Tax, employment and employee benefits matters, until such time as Parent notifies TTSI in writing that all statutes of limitations to which such records relate have expired), and thereafter, not to destroy or dispose of such records without giving notice to Parent of such pending disposal and offering Parent such records. In the event Parent has not requested such materials within 90 days following the receipt of notice from TTSI, TTSI may proceed to destroy or dispose of such materials without any liability.

         (c) From and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client and work-product privileges; provided that Buyer and TTSI shall use commercially reasonable efforts to provide access to Parent in a manner that does not violate any applicable privileges), Buyer shall at its expense (i) afford Parent and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of Buyer, and provide copies of such information, including, without limitation, manifests regarding pre-closing disposal of Hazardous Materials, concerning TTSI and the TTS Business as Parent may reasonably request for any proper purpose, including, without limitation, in connection with the matters contemplated by Section 2.06, the preparation of any Tax Returns, in connection with any judicial, quasi-judicial, administrative, Tax, audit or arbitration proceeding, in connection with the preparation of any financial statements or reports and in connection with the defense or prosecution of any claims or allegations that relate to or may relate to Excluded Assets or Excluded Liabilities and (ii) cooperate fully with Parent as reasonably requested for any proper purpose, including, without limitation, the defense of or pursuit of any Excluded Liability, Excluded Asset or Indemnified Claim, or any claim or action that relates to an Excluded Liability, Excluded Asset or Indemnified Claim.

         Section 6.03 Insurance; Financial Support Arrangements.

         (a) Buyer acknowledges and agrees that as of the Closing Date, neither TTSI, the TTS Business, any property owned or leased by any of the foregoing nor any of the directors, officers, employees (including, without limitation, the Transferred Employees) or agents of any of the foregoing will be insured under any insurance policies maintained by Parent or any of its Affiliates, except (i) in the case of certain claims made policies, to the extent that a claim has been reported as of the Closing Date, (ii) in the case of a policy that is an occurrence policy, to the extent the accident, event or occurrence that results in an insurable loss occurs prior to the Closing Date and has been, is or will be reported or noticed to the respective carrier by Buyer, TTSI or any Seller Company in accordance with the requirements of such policies (which claims Parent shall, at TTSI's cost and expense, pursue diligently on TTSI's behalf and the net proceeds of which claims (except to the extent they relate to Excluded Liabilities) shall be remitted promptly to TTSI upon receipt thereof), and (iii) as otherwise provided in Exhibit D or agreed to in writing by the parties. Except as otherwise provided in Exhibit D or as otherwise may be agreed to in writing by the parties, from and after the Closing Date, Parent and its Affiliates shall have no obligation of any kind to maintain any form of insurance covering TTSI or all or any part of the Contributed Assets, the Transferred Intellectual Property, the TTS Business or the Transferred Employees.

         (b) From and after the Closing Date, TTSI agrees to reimburse Parent within 30 days of receipt of an invoice for any self insurance, retention, deductible, retrospective premium, cash payment for reserves calculated or charged on an incurred loss basis and similar items, including but not limited to associated administrative expenses and allocated loss adjustment or similar expenses (collectively, "Insurance Liabilities") allocated to TTSI or the TTS Business by Parent on a basis consistent with past practices resulting from or arising under any and all current or former insurance policies maintained by Parent or any of its Affiliates to the extent that such Insurance Liabilities relate to or arise out of Assumed Liabilities, but only to the extent that the underlying claim was that of a third party and not a Seller Company. TTSI agrees that, to the extent any of the insurers under the insurance policies, in accordance with the terms of the insurance policies, requests or requires collateral, deposits or other security to be provided with respect to claims made against such insurance policies relating to or arising from TTSI or the TTS Business, TTSI shall provide the collateral, deposits or other security or, upon request of Parent, will replace any collateral, deposits or other security provided by Parent or any of its Affiliates.

         (c) TTSI agrees that, for a period of six years commencing on the Closing Date, to the extent TTSI maintains product liability or similar insurance coverage, TTSI will (at Parent's cost to the extent of any additional cost therefor, provided that, in the event there will be such a cost, TTSI will give Parent a reasonable period of time to determine whether it desires to incur such cost before

TTSI commits to such coverage with respect to Parent) include Parent and its Affiliates as an additional insured/loss payee on any such policies in respect of which Parent or its Affiliates has or may have an insurable interest with respect to TTSI or the TTS Business, the Contributed Assets, Transferred Intellectual Property, any of the Assumed Liabilities or any facilities the possession of which will be transferred to TTSI in accordance with this Agreement prior to Closing.

         (d) Parent, TTSI and, prior to Closing, Buyer agree that they shall in good faith seek to obtain the release of Parent and its Affiliates from all obligations under all Financial Support Arrangements maintained by Parent or any of its Affiliates in connection with TTSI or the TTS Business.

         (e) If, at any time after the Closing Date, (i) any amounts are drawn on or paid under any Financial Support Arrangement where Parent or any of its Affiliates is obligated to reimburse the Person making such payment or (ii) Parent or any of its Affiliates pays any amounts under, or any fees, costs or expenses relating to, any Financial Support Arrangement, TTSI shall indemnify and hold Parent and its Affiliates harmless and pay Parent such amounts promptly after receipt from Parent of notice thereof accompanied by written evidence of the underlying payment obligation.

         Section 6.04 Use of Intellectual Property. Each of Buyer and TTSI acknowledge and agrees that except as otherwise specifically contemplated by the Transaction Documents neither TTSI nor Buyer is obtaining any rights in or to use any Intellectual Property. Buyer and TTSI further acknowledge and agree that notwithstanding any provision to the contrary in the Transaction Documents, Buyer and TTSI shall not use, and each shall cause their respective Affiliates not to use, any trademark, logo or tradename of Parent or any Affiliate of Parent (other than those listed on Attachment X as Transferred Intellectual Property and transferred to Buyer under the terms of this Agreement) or any trademarks, logos or trade names that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet. Without limiting the generality of the foregoing, Buyer and TTSI shall not use, and shall cause their respective Affiliates not to use (i) the words "The Black & Decker Corporation," "Emhart Inc.," "Emhart Industries, Inc.," "Black & Decker," "Emhart" or any derivatives, translations or transliterations of any of the foregoing or (ii) the words "True Temper" or any derivative, translation or transliteration thereof in violation of the Huffy Trademark Agreement; provided, however, that with respect to any work-in-progress, preprinted stationery, invoices, receipts, forms, advertising and promotional materials, training and source literature, packaging material or other supplies that TTSI has in inventory after the Closing which bears the name "The Black & Decker Corporation," "Black & Decker," "Emhart Inc.," "Emhart Industries, Inc." or "Emhart," Parent hereby grants to TTSI a paid-up license to use such names on such inventory; provided, further, that TTSI agrees to use its reasonable best efforts to exhaust such inventory in the ordinary course of business as soon as is reasonably practicable after the Closing. The provisions of this Section 6.04 shall survive the Closing indefinitely.

         Section 6.05 Conduct of TTS Business After Closing. From and after the Closing, TTSI shall, and Buyer shall cause TTSI (and any successor or assign in respect of the TTS Business) to, conduct the TTS Business in all respects in accordance with each of the 1959 TTSI Consent Decree and the 1961 TTSI Consent Decree for so long as either such decree is in force and binding upon the TTS Business. The provisions of this Section 6.05 shall survive the Closing indefinitely.

         Section 6.06 Debt Financing. Buyer shall use its commercially reasonable best efforts to assist TTSI to obtain the debt financing contemplated by Section 2.02. In this regard, and without limiting the generality of the foregoing, Buyer shall take all action within its control which is necessary or appropriate and consistent with commercially reasonable best efforts to secure the debt financing contemplated by the Commitment Letters or other financing satisfactory to Buyer. Buyer shall not amend or otherwise modify the Commitment Letters (or any term or condition thereof) in any respect that would materially and adversely affect the ability of TTSI to obtain such financing without the prior written consent of Parent.

         Section 6.07 Certain Environmental Investigations.

                  (a) Buyer agrees that, if Buyer decides to conduct prior to Closing an environmental audit or similar review of the TTS Business that involves testing, drilling or sampling at any facility, possession of which is contemplated to be transferred to TTSI, Buyer shall be permitted to do so, provided Buyer will so advise Parent and will give Parent sufficient prior written notice to enable Parent's Representatives to be present during any such testing, drilling or sampling and to review and comment on any work plans related to such audit or review. Buyer further agrees to arrange for split samples to be taken in connection with any such auditor review. Buyer agrees that it will conduct such testing, drilling, or sampling, including disposal of all materials associated with such activities, such as drill cuttings, waste water, and sampling equipment, at Buyer's sole cost and expenses and in accordance with all Applicable Laws, including Environmental Laws. If the Closing contemplated by the Transaction Documents is not consummated for any reason, Buyer agrees to restore each facility at which any such testing, drilling or sampling was conducted to its condition prior to the commencement of Buyer's environmental audit or similar review.

                  (b) All information obtained from Buyer's environmental review shall be kept confidential and Buyer shall not provide it to any Person other than Parent. In the event that Buyer's environmental review discloses conditions at any of Seller Companies' facilities that may require notice to a Governmental Authority prior to Closing, Parent shall determine what reporting, if any, is necessary and shall conduct such reporting.

                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. Parent and Buyer shall execute and deliver, and shall cause Seller Companies and TTSI, as appropriate or required and as the case may be, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate or implement the Contemplated Transactions. Except as otherwise expressly set forth in the Transaction Documents, nothing in this Section 7.01 shall require any Seller Companies, TTSI or Buyer to make any payments in order to obtain any consents or approvals necessary or desirable in connection with the consummation of the Contemplated Transactions (other than any payments specifically required by the term of any Contract).

         Section 7.02 Certain Filings; Consents. Parent and Buyer shall cooperate with one another and use their respective commercially reasonable best efforts (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.03 Public Announcements. Prior to the Closing, Parent and Buyer shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with any national or international securities exchange, shall not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, no provision of this Agreement shall relieve Buyer from any of its obligations under the Confidentiality Agreement, or terminate any of the restrictions imposed upon Buyer under Section 6.01.

         Section 7.04 Intellectual Property.

         (a) Buyer and TTSI acknowledge and agree that TTSI shall hold all Transferred Intellectual Property constituting part of the Contributed Assets subject to any licenses thereof granted by Seller Companies prior to the Closing Date that have been disclosed to Buyer in writing or that are immaterial in the aggregate, are granted in connection with the license or sale of Intellectual Property in connection with the Shaft Lab product line or are incurred in the ordinary course of business after the date of this Agreement and prior to Closing and do not materially deplete the value of such Intellectual Property.

         (b) Buyer and TTSI further acknowledge and agree that the transfer of Transferred Intellectual Property to TTSI shall not affect the right of Seller Companies to use, disclose or otherwise freely deal with any know-how, trade secrets and other technical information not constituting Transferred Intellectual Property or Contributed Assets; provided, however, that the foregoing shall not constitute a license to the Seller Companies under any patents included among the Transferred Intellectual Property.

         Section 7.05 HSR Act. Parent and Buyer shall use their respective commercially reasonable best efforts to cause the prompt expiration or termination of any applicable waiting period under the HSR Act in respect of the Contemplated Transactions, including, without limitation, complying as promptly as practicable with any requests for additional information.

         Section 7.06 Certain Environmental Insurance Matters. Notwithstanding any provision to the contrary in this Agreement, this Section 7.06 shall constitute Parent's and Buyer's agreement regarding the allocation of insurance proceeds with respect to matters that arise under or relate to Environmental Laws that are comprised, in whole or in part, of Environmental Liabilities that constitute Assumed Liabilities (the "Environmental Insurance Claims"). Each of Buyer and TTSI acknowledges and agrees that, notwithstanding any other provisions of the Transaction Documents, Parent shall control the Environmental Insurance Claims and shall have the right to compromise or settle any Environmental Insurance Claims; provided, however, that without the prior written consent of Buyer, Parent shall not have the right to enter into any compromise or settlement of any Environmental Insurance Claim that (i) imposes any liability, obligation or responsibility on TTSI or (ii) imposes any condition, restriction or limitation on the operation or conduct of the TTS Business. Parent agrees to act in good faith and with reasonable prudence to maximize recovery (after costs and Taxes) with respect to the Environmental Insurance Claims and shall allocate any recovery received with respect to such Environmental Insurance Claims, first, to the costs incurred to collect such recovery (whether incurred before or after Closing) and, second, to all net Tax costs related to such recovery. Any recovery remaining shall be apportioned equitably between Parent and TTSI. Any obligations assumed in any such compromise or settlement of the Environmental Insurance Claims shall be apportioned between Parent or the applicable Seller Company and TTSI in the same proportion as a recovery would be allocated pursuant to this Section 7.06.

         Section 7.07 Legal Privileges. Parent, Buyer and TTSI acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to TTSI and the TTS Business (including, without limitation, with respect to the Contributed Assets, Transferred Intellectual Property, Excluded Assets, Assumed Liabilities and Excluded Liabilities) shall, from and after the Closing Date, be deemed joint privileges of Seller Companies, Buyer and TTSI. Each of Seller Companies, TTSI and Buyer shall use all commercially reasonable efforts after the Closing Date to preserve all such privileges and none of Seller Companies, TTSI nor Buyer shall knowingly waive any such privilege without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

         Section 7.08 Tax Matters.

         (a) The parties hereto recognize that the transactions that are contemplated by this Agreement constitute a fully taxable sale for all Tax purposes of all of the assets of the TTS Business to TTSI. Except as provided below, it is the intention of the parties that Seller Companies will accept liability for and pay any and all Taxes based on the income of TTSI due for or attributable to Tax periods ending on or before the Closing Date and that portion related to the operation of the Business on or prior to the Closing Date for any Tax period ending after the Closing Date. Seller Companies will accept liability for and pay any and all Taxes attributable to the transfer of assets to TTSI. Seller Companies will accept liability for and pay all Taxes attributable to the deemed sale of assets pursuant to the Section 338(h)(10) election; provided, however, for those state jurisdictions which do not respect or allow the Section 338(h)(10) election contemplated by Section 2.05, Seller Companies will pay Taxes on the sale of stock of TTSI, but their respective obligations to pay Taxes on the deemed asset sale under the Section 338(h)(10) election will be reduced correspondingly, thereby causing the Contemplated Transactions to be subject to Tax only once for any state or local purposes. Accordingly, the Buyer will indemnify Seller Companies to the extent of any double Tax imposed by such states.

         (b) (i) Parent will file with the appropriate Tax Authorities all Tax Returns required to be filed on its behalf and on behalf of TTSI for any taxable period ending on or before the Closing Date, and Parent will include the taxable income of TTSI (to the extent permitted by Applicable Law) for each such period in its consolidated federal income Tax Return and in any consolidated, combined or unitary Tax Return (including Tax Returns based on or measured by net income) filed by Parent or any Affiliate thereof in which such income can be included under Applicable Law. TTSI will furnish Tax information to Parent for inclusion in such consolidated, combined or unitary Tax Returns filed by Parent or an Affiliate thereof for the period which includes the Closing Date. Parent and its Affiliates agree that they will take commercially reasonable efforts to treat the transactions contemplated by this Agreement as being a fully taxable sale of all of the assets of the TTS Business pursuant to a taxable transfer under the Code and the Section 338(h)(10) election of the Code at the time of the transfer of Contributed Assets and Transferred Intellectual Property to TTSI. As a result, all Contributed Assets and Transferred Intellectual Property will have a basis equal to their fair market value for purposes of determining any gain under the deemed sale resulting from the 338(h)(10) election.

                  (ii) TTSI will, and Buyer will cause TTSI to, file with the appropriate Tax Authorities all Tax Returns required to be filed by TTSI or any of its Affiliates for any taxable period ending after the Closing Date and will remit any Taxes due in respect of such Tax Returns. Parent will pay to TTSI the Taxes for which Parent or any Seller Company is liable pursuant to Section 7.08(b)(i) and 7.08(c) hereof, but which are payable in respect of Tax Returns to be filed by TTSI pursuant to this Section 7.08(b)(ii) within 10 Business Days prior to the due date (taking account of any extensions of time for filing) for the filing of such Tax Returns but no earlier than 20 Business Days after such Tax Returns and the tax allocation calculations have been submitted to Parent for review and approval.

         (c) Parent will be liable for and will pay, and hereby indemnifies, TTSI for all Taxes, resulting from TTSI ceasing to be a member of any affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(d) of the Code) that includes Parent or any of its predecessors; Taxes imposed on any member of Parent's affiliated group for any taxable year (i) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor of a member of Parent's affiliated group, or (iii) by contract or otherwise; amounts pursuant to any guaranty, indemnification, tax sharing, or similar agreement made on or before the Closing Date relating to the sharing of liability for payment of Taxes; and any real estate transfer Taxes or charges resulting from transactions described in Section 2.01 hereof, for any taxable year ending on or prior to the Closing Date and for the portions of such taxable year or period ending on or prior to the Closing Date (or, in the case of consolidated, combined or unitary Tax Returns, including Parent, any period including the Closing Date) and any costs and expenses (including, without limitation, costs of collection and attorneys' fees) arising out of or resulting from Parent's liability and indemnity for Taxes hereunder. Parent will be entitled to retain any refund of Taxes with respect to TTSI or the TTS Business relating to any such periods. To apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the parties hereto will, to the extent permitted by Applicable Law, elect with the relevant Tax Authority to terminate the taxable year as of the Closing Date (provided, however, that any Taxes related to the transfer of assets or the Section 338(h)(10) election will be determined as provided in
Section 7.08(a) hereof). In any case where Applicable Law does not permit any company to treat the Closing Date as the end of a taxable year of such corporation, then whenever it is necessary to calculate the liability for income or franchise Taxes of such company for a portion of a taxable year, such determination will (unless otherwise agreed to in writing by Buyer and Parent) be determined by a closing of such corporation's books at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned on a daily basis. To apportion appropriately any Taxes, other than income or franchise Taxes, relating to any taxable year or period that begins before and ends after the Closing Date, (i) ad valorem Taxes (including, without limitation, real and personal property Taxes) will be accrued on a daily basis over the period for which the Taxes are levied, or if it cannot be determined over what period the Taxes are being levied, over the fiscal period of the relevant Tax Authority, in each case irrespective of the lien or assessment date of such Taxes, and (ii) franchise and other privilege Taxes not measured by income will be accrued on a daily basis over the period to which the privilege relates.

         (d) (i) Parent will be entitled to control the defense of any audits of or administrative or court proceedings relating to Parent's or any of its Affiliate's consolidated, combined or unitary Tax Returns which relate to the operations of the TTS Business for periods ending prior to the Closing Date.

                  (ii) Buyer and TTSI will give notice to Parent of any Tax claim relating to any taxable year or period that includes the Closing Date, and will keep Parent and its counsel informed of the progress of, and the issues involved in, the same, in each case which may be the subject of indemnification by Parent pursuant to this Agreement. Buyer and TTSI will be entitled to control the defense and resolution of any such audits or proceedings, provided, however, that if Buyer, TTSI or any of their Affiliates settles any Tax claim for the portion of a taxable year or period ending on or prior to or after the Closing Date or including the Closing Date which may be the subject of indemnification by Parent pursuant to this Agreement without the prior written consent of Parent, which consent will not be unreasonably withheld, Parent will be released from any indemnification or other obligations hereunder in respect of such matter.

         (e) The parties hereto will provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such party's Tax Returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy the provisions of Applicable Law relating to Taxes of each party hereto or their respective Affiliates.

         (f) The obligations of the parties set forth in this Section 7.08 relating to Taxes will, except as otherwise agreed in writing, be unconditional and absolute and will remain in effect without limitation as to time or amount of recovery by any party hereto until thirty (30) days after the expiration of the applicable statute of limitations governing the Tax to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).

         Section 7.09 Limitations on Confidentiality Restrictions. The parties hereby agree that the provisions relating to confidentiality contained in Sections 5.02 and 6.01 and the provisions of the Confidentiality Agreement shall not apply to the disclosure of any information relating primarily to TTSI or the TTS Business in a registration statement, offering memorandum, offering circular or similar or related document, which is created and used in connection with the placement of any debt or equity financing by TTSI.


                                  ARTICLE VIII

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         Section 8.01 Employees and Employee Benefit Matters. The parties agree as to employee and employee benefit matters as set forth in Exhibit D.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         Section 9.01 Conditions to the Obligations of Each Party. The obligations of Parent and Buyer to consummate the Closing are subject to the satisfaction (or waiver) of the following conditions:

         (a) any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated;

         (b) no provision of any Applicable Law and no judgment, injunction, order or decree shall prohibit the Closing, and no action or proceeding shall be pending before any court, arbitrator or Governmental Authority with respect to which counsel reasonably satisfactory to Parent and Buyer shall have rendered a written opinion that there is a substantial likelihood of a determination that would materially restrain or prohibit the Closing or otherwise have a material adverse effect on the transactions contemplated hereby or Buyer's right to own or exercise rights with respect to any capital stock of TTSI;

         (c) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been obtained; and

         (d) Parent or TTSI, as the case may be, shall have obtained the consents, approvals or permits contemplated by Attachment XI.

         Section 9.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer) of the following further conditions:

         (a) (i) Each of Parent and TTSI shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Parent contained in the Transaction Documents shall be true and correct at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, in each case except for inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the TTS Business, and (iii) Buyer shall have received a certificate signed by an executive officer of Parent to the foregoing effect;

         (b) the transactions contemplated by Section 2.01 shall have occurred in accordance with the terms of this Agreement;

         (c) Parent or the applicable Seller Company shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by a Seller Company;

         (d) there shall not have occurred from March 29, 1998 to the Closing a material adverse effect on the assets, properties, business, financial condition, results of operations or prospects of the TTS Business taken as a whole;

         (e) TTSI shall have obtained the financing contemplated by the Commitment Letters or on other terms satisfactory to Buyer; and

         (f) TTSI shall not be obligated for any indebtedness for borrowed money other than as contemplated by Section 2.02.

         Section 9.03 Conditions to Obligation of Parent and TTSI. The obligation of Parent and TTSI to consummate the Closing is subject to the satisfaction (or waiver by Parent) of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in the Transaction Documents shall be true and correct at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, in each case except for inaccuracies that could not reasonably be expected to have a Material Adverse Effect on Buyer, and (iii) Parent shall have received a certificate signed by an executive officer of Buyer to the foregoing effect;

         (b) The transactions contemplated by Section 2.02 and Section 2.03(a) shall have been consummated in accordance with the terms of this Agreement; and

         (c) Buyer shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by Buyer.

         Section 9.04 Updated Disclosure Schedules. At any time prior to the Closing, Parent shall be entitled to deliver to Buyer updates to or substitutions of the Disclosure Schedules provided that such updates or substitutions are clearly marked as such and are addressed to Buyer at the address listed in Section 12.01. In the event that Parent delivers updated or substitute Disclosure Schedules on or after the third day before any scheduled closing date, Buyer shall be entitled to extend the scheduled closing date to the third day after it receives the updated or substitute Disclosure Schedules, or if such day is not a Business Day, to the next Business Day. The delivery by Parent of updated or substitute Disclosure Schedules shall not prejudice any rights of Buyer under this Agreement, including but not limited to the right to claim that the representations and warranties of Parent, when made on the date of this Agreement, were untrue.

         Section 9.05 Effect of Waiver. Any waiver by Buyer of the conditions specified in clause (ii) of Section 9.02(a), and any waiver by Parent of the conditions specified in clause (ii) of Section 9.03(a), if made knowingly and in writing, shall also be deemed a waiver of any claim for Damages as the result of the matters waived.


                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         Section 10.01     Survival.

         (a) None of the representations, warranties, covenants or agreements of the parties contained in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document or in connection with any Transaction Document shall survive the Closing, except for:

                  (i) the representations and warranties in Sections B.01, B.02 B.05, B.09(b) and B.14 shall survive indefinitely;

                  (ii) the representations and warranties in Section B.15 shall not survive the Closing Date;

                  (iii) the representations and warranties in Sections B.18 and
         B.20 shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                  (iv) the representations and warranties in Exhibit B (other than those Sections of Exhibit B referenced in the preceding clauses
         (i), (ii) and (iii)), shall survive for a period that is the earlier to occur of the date on which audited financial statements for TTSI are delivered to the Company by its independent auditors for TTSI's year ended December 31, 1999 or 18 months following the Closing Date;

                  (v) the representations and warranties in Sections C.01, C.02,
         C.09 and C.10 shall survive indefinitely;

                  (vi) the representations and warranties in Exhibit C (other than those Sections of Exhibit C referenced in the preceding clause
         (v)) shall survive for a period of one year from the Closing Date;

                  (vii) the covenants and agreements set forth in Section 2.07 shall survive until payment of the final Annual Thiokol Payment contemplated thereby; and

                  (viii) those covenants and agreements set forth in the Transaction Documents that, by their terms, are to have effect after the Closing Date shall survive for the period contemplated by the covenants and agreements, or if no period is expressly set forth, indefinitely.

The representations, warranties, covenants and agreements referenced in the preceding clauses (i) and (iii) through (vii) are referred to herein as the "Surviving Representations or Covenants." It is understood and agreed that, (i) before the Closing the remedies expressly set forth in Article XI are the sole and exclusive remedies for any breach of any representation, warranty, covenant or agreement and (ii) following the Closing the sole and exclusive remedy with respect to any breach of any representation, warranty, covenant or agreement (other than (1) with respect to a breach of the terms of a covenant or agreement, as to which Buyer or Parent, as the case may be, shall be entitled to seek specific performance or other equitable relief and (2) with respect to claims for fraud) shall be a claim for Damages (whether by contract, in tort or otherwise, and whether in law, in equity or both) made pursuant to this Article X.

         (b) Except as otherwise provided in this Agreement, Parent, its Affiliates and their respective Representatives and successors on the one hand, and TTSI and Buyer for itself, its Affiliates, TTSI and their respective Representatives and successors, on the other hand, effective as of the Closing, release and discharge one another from any and all Damages (whether by contract, in tort or both, and whether in law, in equity or both), rights of subrogation and contribution and remedies of any nature whatsoever, known or unknown, relating to or arising out of Environmental Liabilities or Environmental Laws, in either case, arising in connection with or in any way relating to TTSI or the TTS Business.

         Section 10.02     Indemnification.

         (a) Effective as of the Closing and subject to the limitations set forth in Section 10.04(a), Buyer hereby indemnifies Parent and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them, arising out of or related in any way to any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by Buyer pursuant to any of the Transaction Documents. Effective as of the Closing and subject to the limitations set forth in Section 10.04(a), TTSI hereby indemnifies Parent and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by Buyer or TTSI pursuant to any of the Transaction Documents, (ii) except as otherwise contemplated by Sections 10.02(b)(iii), 10.04(b)(ii) and Exhibit D, any Assumed Liabilities (including, without limitation, TTSI's failure to perform or in due course pay or discharge any Assumed Liability), (iii) any Financial Support Arrangement, (iv) any matters for which indemnification is provided under Exhibit D (it being understood that the terms of such indemnification shall be governed by and subject to the terms of Exhibit D) or (v) any liabilities or obligations arising in connection with or in any way relating to TTSI or the TTS Business (but only where and to the extent conducted on or after the Closing Date), or a facility the possession of which is transferred to TTSI after the date of this Agreement and at or prior to the Closing (but only during a period in which TTSI or any of its Affiliates or successors owns or leases such facility), or the use, ownership or operation of such facilities by TTSI or an Affiliate of TTSI, or a successor of TTSI or such Affiliate, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws to the extent conditions underlying such liabilities arise out of, relate to, are based on or result from any action taken by any Person other than a Seller Company or a willful or intentional failure by any such person to take action on or after the Closing Date, including, without limitation, (A) Remedial Actions,
(B) personal injury, wrongful death, economic loss or property damage claims,
(C) claims for natural resource damages, (D) violations of Applicable Law or (E) any other Damages with respect to such Environmental Laws. Buyer hereby indemnifies Parent and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them and caused by any actions taken or failure to act by Buyer or any of its Representatives in connection with any environmental audit or similar review of the TTS Business that involves testing, drilling or sampling at any facility possession of which is contemplated to be transferred to TTSI, including, without limitation, (A) Remedial Actions, (B) personal injury, wrongful death, economic loss or property damage claims, (C) claims for natural resource damages, (D) violations of Applicable Law, or (E) any other Damages with respect to such Environmental Laws excluding any such Damages arising from pre-existing conditions of contamination which are identified but are not exacerbated by such audit or review.

         (b) Effective as of the Closing and subject to the limitations set forth in Section 10.04(b), Parent hereby indemnifies Buyer, TTSI and their Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by the Seller Companies pursuant to any Transaction Document,
(ii) any Excluded Liabilities (including, without limitation, Parent's (or any other Seller Company's) failure to perform or in due course pay or discharge any Excluded Liability), (iii) any Environmental Liabilities to the extent the conditions underlying arise out of, relate to, are based on or result from actions taken (or failures to take action), conditions existing or events occurring prior to the Closing, (iv) any matters for which indemnification is provided under Exhibit D (it being understood that the terms of such indemnification shall be governed by and subject to the terms of Exhibit D) or
(v) any indemnification paid by TTSI to any of its directors as a result of a claim by any Person (other than Buyer, TTSI or any of their respective Affiliates, any Permitted Assigns or any other Person (other than a Seller Company) who purchases shares of capital stock of TTSI) against such directors that is a result of any action taken by such directors on or prior to Closing.

         Section 10.03     Procedures.

         (a) If Parent or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 10.02(a), or if Buyer or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 10.02(b), the Person seeking indemnification (the "Indemnified Party") shall give written notice to the party from whom such indemnification is sought (the "Indemnifying Party") promptly (and in any event within 30 days) after the Indemnified Party (or, if the Indemnified Party is a corporation, any officer or employee of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, containing a reference to the provision of the Transaction Documents in respect of which such Indemnified Claim arises and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 10.03 shall not constitute a waiver of that party's claims to indemnification pursuant to
Section 10.02, except to the extent that (i) any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party or (ii) such notice is not delivered to the Indemnifying Party prior to the expiration of the applicable survival period set forth in Section 10.01. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action, proceeding or Remedial Action brought by a Person that is not a party hereto (a "Third Party Claim"), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Party in connection with such Third Party Claim.

         (b) (i) Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 10.03(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 10.03. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith. Notwithstanding anything in this
Section 10.3 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this Section 10.3, the Indemnified Party shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 10.03, in such manner as it may deem appropriate. Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, they shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

                  (ii) Subject to the provisions of Section 10.03(b)(iii) and
Section 10.03(b)(iv), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete release of each Indemnified Party. Except to the extent of the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other party.

                  (iii) Notwithstanding the provisions of Section 10.03(b)(i), Buyer shall manage all Remedial Actions conducted with respect to facilities which constitute Contributed Assets, provided that Parent and its Representatives shall have the right, consistent with Buyer's right to manage such Remedial Actions as aforesaid, to participate fully in all decisions regarding any Remedial Action, including reasonable access to sites where any Remedial Action is being conducted, reasonable access to all documents, correspondence, data, reports or information regarding the Remedial Action, reasonable access to employees and consultants of Buyer with knowledge of relevant facts about the Remedial Action and the right to attend all meetings and participate in any telephone or other conferences with any Government Authority or other third party regarding the Remedial Action.

                  (iv) In the case of the indemnification contemplated by
Section 10.02(b)(iii), in the event that the Indemnifying Party desires to settle the matters referenced therein or consent to the entry of any judgment arising thereunder and the Indemnified Party does not wish to consent to such settlement or entry of judgment, the Indemnified Party shall have no obligation to consent to the settlement or entry of judgment provided that it agrees in writing to pay and be responsible for 100% of any Damages; provided that the Indemnified Party shall not be required to consent to any settlement or agree to be responsible for the payment of Damages thereafter incurred with respect to any matter the settlement or entry of judgment of which would require the consent of such Indemnified Party pursuant to Section 10.03(b)(ii). The obligation of an Indemnified Party that rejects any proposed settlement offer or entry of any such judgment to pay and be responsible for 100% of any Damages in accordance with this Section 10.03(b)(iv) shall be conditioned upon and subject to the payment by the Indemnifying Party, within five Business Days of the date such Indemnified Party provides the written agreement contemplated by the preceding sentence, of an amount, in immediately available funds, equal to the portion of the total settlement that would have been payable by the Indemnifying Party according to the percentage sharing arrangement contemplated by Section 10.04(b)(ii). Thereafter, the Indemnified Party shall be solely responsible for any Damages and for the defense of the matter that is the subject of the proposed settlement or entry of judgment. Notwithstanding the foregoing, an Indemnifying Party may, at its option and expense, participate in the defense of any Indemnified Claim.

                  (v) In furtherance of and not in limitation of the provisions of this Section 10.03, with respect to product liability matters and other matters contemplated by Exhibit E, Parent and Buyer covenant and agree as set forth in Exhibit E.

         (c) If the Indemnifying Party and the Indemnified Party are unable to agree with respect to a procedural matter arising under Section 10.03(b)(iii), the Indemnifying Party and the Indemnified Party shall, within 10 days after notice of disagreement given by either party, agree upon a third-party referee ("Referee"), who shall be an environmental attorney or environmental consultant as appropriate under the circumstances and who shall have the authority to review and resolve the disputed matter. The parties shall present their differences in writing (each party simultaneously providing to the other a copy of all documents submitted) to the Referee and shall cause the Referee promptly to review any facts, law or arguments either the Indemnifying Party or the Indemnified Party may present. The Referee shall be retained to resolve specific differences between the parties within the range of such differences. Either party may request that all discussions with the Referee by either party be in each other's presence. The decision of the Referee shall be final and binding unless both the Indemnifying Party and the Indemnified Party agree. The parties shall share equally all costs and fees of the Referee.

         (d) If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

         Section 10.04 Limitations. Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents (other than in Section 7.08, but, except to the extent of Assumed Liabilities):

         (a) Buyer and TTSI shall only have liability to Parent or any other Person hereunder with respect to the representations and warranties described in clause (i) of Section 10.02(a) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 10.03(a) within the period following the Closing Date specified for each respective matter in
Section 10.01. Effective as of the Closing, and subject to the limitations set forth in Section 10.04(a), Buyer hereby indemnifies Parent and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them, arising out of or related in any way to any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by Buyer pursuant to any of the Transaction Documents.

         (b) Parent shall only have liability to Buyer, TTSI or any other Person hereunder:

                           (i) with respect to the representations and warranties described in clause (i) of Section 10.02(b), (y) to the extent that the aggregate Damages of all Indemnified Parties as the result thereof exceed $5,000,000 but are not greater than an amount equal to $5,000,000 plus 25% of the Adjusted Purchase Price (it being understood that Parent's maximum liability under Section 10.02(b)(i) with respect to representations and warranties and this Section 10.04(b)(i) shall be an amount equal to 25% of the Adjusted Purchase Price), and (z) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 10.03(a) within the period following the Closing Date specified for each respective matter in Section 10.01; and

                           (ii) with respect to the matters described in clause
         (iii) of Section 10.02(b), to the extent of (x) 50% of the first $10,000,000 and (y) 80% of all amounts over $10,000,000 of the aggregate Damages incurred and paid within five years following the Closing Date by all Indemnified Parties as the result thereof based on the use of the facilities constituting Contributed Assets.



                                   ARTICLE XI

                                   TERMINATION

         Section 11.01 Termination. The Transaction Documents may be terminated at any time prior to the Closing:

                  (i)      by mutual written agreement of Parent and Buyer;

                  (ii) by Parent or Buyer if the Closing shall not have been consummated on or before September 30, 1998; provided, however, that neither Parent nor Buyer may terminate the Transaction Documents pursuant to this clause (ii) if the Closing shall not have been consummated on or before September 30, 1998, by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents;

                  (iii) by either Parent or Buyer if there shall be any Applicable Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any order, decree or judgment of any Governmental Authority having competent jurisdiction;

                  (iv) by Buyer if there shall have occurred following March 29, 1998 a material adverse effect on the assets, properties, business, financial condition, results of operations or prospects of the TTS Business taken as a whole; and

                  (v) by Buyer or Parent if the other party shall have materially breached any representation or warranty or any covenant hereunder and such breach prevents or renders impossible the satisfaction of any of the conditions to Closing set forth herein; provided, that as a condition to the right of a party to elect to terminate this Agreement pursuant to the immediately preceding proviso, the parties shall first provide 10 Business Days prior written notice to the other party specifying in reasonable detail the nature of the condition that such party has concluded will not be satisfied, and the other party shall be entitled during such 10 Business Day period to take any actions it may elect consistent with the terms of this Agreement such that the condition reasonably could be expected to be satisfied prior to the expiration of such time period.

Any party desiring to terminate this Agreement pursuant to this Section 11.01 shall give written notice of such termination to the other parties to this Agreement.

         Section 11.02 Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party (or any Affiliate, stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party to this Agreement; provided, however, that if the Contemplated Transactions fail to close as a result of a breach of the provisions of any Transaction Document by Parent or Buyer, such party shall be fully liable for any and all losses and other damages incurred or suffered by the other party as a result of all such breaches if the other party is ready, willing and able to otherwise satisfy in all material respects its obligations under the Transaction Documents. Notwithstanding the foregoing, the provisions of Sections 6.01 and 12.03 and this Section 11.02 shall survive any termination hereof pursuant to Section 11.01.


                                   ARTICLE XII

                                  MISCELLANEOUS





         Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Parent (or TTSI prior to Closing):

                           c/o The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Senior Vice President and
                                            Chief Financial Officer
                           Telecopy:  (410) 716-3318

                  with a copy to:

                           The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Senior Vice President and
                                            General Counsel
                           Telecopy:  (410) 716-2660

                                            and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention:  Glenn C. Campbell
                                         David A. Gibbons
                           Telecopy:  (410) 385-3700


                  if to Buyer (or TTSI after Closing):

                           TTSI LLC
                           c/o Cornerstone Equity Investors, LLC
                           717 5th Avenue
                           Suite 1100
                           New York, New York  10022
                           Attention: Mr. Mark Rossi
                           Telecopy:  (212) 826-6798
                  with a copy to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, New York  10022
                           Attention: Frederick Tanne, Esquire
                           Telecopy:  (212) 446-4900

or to such other address or telecopy number and with such other copies, as such party may hereafter specify by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section
12.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 12.01.

         Section 12.02     Amendments; Waivers.

         (a) Subject to the provisions of Section 9.04, any provision of the Transaction Documents may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 12.03 Expenses. Except as otherwise provided in the Transaction Documents, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense; provided that TTSI shall not incur any material costs or expenses on behalf of Parent or any Seller Company in connection with the transactions contemplated hereby (except for any costs, expenses or fees associated with the transfer of the Japanese country club membership to TTSI under the terms of that membership). Notwithstanding the foregoing, after Closing, TTSI may pay reasonable costs, expenses and fees incurred by Buyer, Cornerstone Equity Investors IV, LP, or Cornerstone Equity Investors, LLC in connection with the Contemplated Transactions, including a closing fee to Cornerstone Equity Investors LLC or one of its Affiliates.

         Section 12.04 Successors and Assigns. The provisions of the Transaction Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party, provided the Buyer may assign its or TTSI's rights hereunder to an agent for the financing sources in connection with the Contemplated

Transactions, as collateral security for TTSI's obligations, and Buyer may assign its rights to purchase Acquired Shares to Permitted Assignees.

         Section 12.05 Disclosure. Certain information set forth in the Disclosure Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Transaction Documents. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Transaction Documents or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

         Section 12.06 Construction. As used in the Transaction Documents, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of the Transaction Documents, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of the Transaction Documents.

         Section 12.07     Entire Agreement.

         (a) The Transaction Documents and any other agreements contemplated thereby (including, to the extent contemplated herein, the Confidentiality Agreement) constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

         (b) The parties hereto acknowledge and agree that no representation, warranty, promise, inducement, understanding, covenant or agreement has been made or relied upon by any party hereto other than those expressly set forth in the Transaction Documents. Without limiting the generality of the disclaimer set forth in the preceding sentence, (i) neither Parent nor any of its Affiliates has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to TTSI or the TTS Business given or to be given in connection with the Contemplated Transactions, in any filing made or to be made by or on behalf of Parent or any of its Affiliates with any Governmental Authority, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise,
(ii) neither Parent nor any of its Affiliates has made or shall be deemed to have made any representations or warranties in respect of the accounting or tax treatment to be afforded Buyer, TTSI or the TTS Business in respect of the Contemplated Transactions, and (iii) Parent, on its own behalf and on behalf of the other Seller Companies, expressly disclaims any implied warranties, including but not limited to warranties of fitness for a particular purpose and warranties of merchantability. Buyer acknowledges that Parent has informed it that no Person has been authorized by Parent or any of its Affiliates to make any representation or warranty in respect of TTSI or the TTS Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement or in any of the Transaction Documents to which they are a party.

         (c) Except as expressly provided herein or in any other Transaction Document, no Transaction Document or any provision thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 12.08 Governing Law. Except as otherwise provided in any of the Transaction Documents, this Agreement and the other Transaction Documents shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

         Section 12.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 12.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the Contemplated Transactions shall be brought in the United States District Court for the District of Delaware (or, if subject matter jurisdiction is unavailable, any of the state courts of the State of Delaware), and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate court) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, Parent, TTSI and Buyer agree that service of process upon such party at the address referred to in Section 12.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         Section 12.11 Severability. Any provision of the Transaction Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Transaction Documents or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent any provision of the Transaction Documents is determined to be prohibited or unenforceable in any jurisdiction Parent and Buyer agree to use reasonable commercial efforts, and agree to cause the other Seller Companies and TTSI, as the case may be, to use reasonable commercial efforts, to substitute one or more valid, legal and enforceable provisions that, insofar as practicable implement the purposes and intent of the prohibited or unenforceable provision.

         Section 12.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 12.13 Bulk Sales. Buyer and TTSI hereby waive compliance by Parent and each Seller Company, in connection with the Contemplated Transactions, with the provisions of Article 6 of the Uniform Commercial Code as adopted in the States of Tennessee, California, Maryland and Mississippi, and as adopted in any other states or jurisdictions where any of the Contributed Assets or Transferred Intellectual Property are located, and any other applicable bulk sales or similar laws with respect to or requiring notice to Parent's (or any Seller Company) creditors, as the same may be in effect on the date of such contribution or transfer, as the case may be. Parent shall indemnify and hold harmless TTSI against any and all liabilities (other than liabilities in respect of Assumed Liabilities) which may be asserted by third parties against TTSI as a result of noncompliance with any such bulk sales or similar law.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

                                    THE BLACK & DECKER CORPORATION


                                    By:_____________________________________
                                         Name:
                                         Title:



                                    TRUE TEMPER SPORTS, INC.


                                    By:_____________________________________
                                          Name:
                                          Title:


                                    TTSI LLC


                                    By:_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                                   DEFINITIONS


(a)      The following terms have the following meanings:

         "Acquired Shares" means the shares of capital stock of TTSI to be acquired by Buyer from EII, all as contemplated by Section 2.03(b).

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise. For purposes of this Agreement, TTSI shall not be deemed to be an Affiliate of Parent or any other Seller Companies after Closing.

         "Amory Facility" means the TTS Business' steel shaft manufacturing facility located in Amory, Mississippi.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

         "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be entered into by EII and TTSI, in the form contemplated by Attachment II (with such changes as may be required to satisfy any requirements of Applicable Law in any country or jurisdiction where Contributed Assets are located) and any other similar agreements contemplated by this Agreement executed and delivered by EII and TTSI in connection with the sale, assignment and transfer by EII or a Seller Company of Contributed Assets and the assumption by EII And TTSI of Assumed Liabilities, as the same may be amended from time to time.

         "Assumed Liabilities" means all debts, liabilities and obligations of Seller Companies, to the extent relating to or arising out of the operation, affairs and conduct of the TTS Business, the Contributed Assets or the TTSI Leases, of any kind, character or description, whether liquidated or unliquidated, known or unknown, fixed or contingent, accrued or unaccrued, absolute, determined, determinable or indeterminable or otherwise, whether or not reflected or reserved against in the Opening Statement or in the calculation of the Final Net Working Capital Amount and whether presently in existence or arising hereafter, except for Excluded Liabilities, including but not limited to the following:

                  (i) all debts, liabilities and obligations relating to the TTS Business, the Contributed Assets or the Transferred Intellectual Property, whether accrued, liquidated, contingent, matured or unmatured, at or prior to the date the transactions contemplated by Section 2.01 are consummated, that (a) are set forth on, reflected or referred to in the Opening Statement, (b) are disclosed in any of the Disclosure Schedules delivered hereunder, (c) would be subject to disclosure in any of the Disclosure Schedules delivered in connection with any of Parent's representations and warranties but for the materiality standards contained in such representation and warranty, (d) are reflected in the Final Net Working Capital Amount as determined in accordance with Section
2.06 herein (including without limitation accounts payable and reserves reflected as contra-asset accounts) or (e) are otherwise a liability or obligation that TTSI is expressly assuming in accordance with this Agreement;

                  (ii) all liabilities and obligations arising under Contracts, whether or not the Contracts have been completed or terminated prior to the Closing Date, including, without limitation, any such liabilities and obligations arising from or relating to the performance or non-performance of the Contracts by TTSI, Buyer or any other Person, whether arising prior to, on or after the Closing Date, except to the extent they constitute Excluded Liabilities and except to the extent that a claim of non-performance, breach or other violation has been asserted prior to Closing and is not otherwise included within clause (xi);

                  (iii) all liabilities and obligations in respect of employees and former employees of TTSI or the TTS Business, and beneficiaries of employees and former employees of TTSI or the TTS Business, including, without limitation, liabilities and obligations under or relating to WARN or any similar state or local law to the extent relating to or arising out of any actions taken by TTSI or Buyer or any Affiliate of either of the foregoing on or after the Closing Date, except to the extent otherwise required by Exhibit D to be retained by Parent or Seller Companies;

                  (iv) all liabilities and obligations in respect of Transferred Employees and dependents and beneficiaries of Transferred Employees under (A) Employee Plans to the extent listed or referred to in Schedule B.20, (B) post employment medical, dental, or life insurance benefits, and (C) Benefit Arrangements to the extent such Benefit Arrangements are listed on or referred to in Schedule B.20, but in the case of the foregoing clause (C) limited to an amount equal to the extent that such liabilities or obligations are reflected in the Final Net Working Capital Amount or cash equal to such liabilities or obligations is transferred to TTSI on the Closing Date, plus $100,000, except to the extent otherwise required by Exhibit D to be retained by Parent or Seller Companies;

                  (v) all liabilities and obligations relating to claims of manufacturing or design defects with respect to any product sold or service provided by TTSI prior to, on or after the Closing Date, including liabilities and obligations in respect of investigations regarding product safety, product recall and related matters, except to the extent they constitute Excluded Liabilities;

                  (vi) all liabilities and obligations relating to warranty obligations or services with respect to any product manufactured or sold or service provided by TTSI or the TTS Business prior to, on or after the Closing Date;

                  (vii) all Environmental Liabilities, whether arising prior to, on or after the Closing Date, to the extent relating to or arising out of conditions at, or the current or former operations of TTSI or the TTS Business at, the facilities owned or leased by TTSI or the TTS Business as of the date the transactions contemplated by Section 2.01(ii) of this Agreement are consummated and included in the Contributed Assets (whether by fee ownership or leasehold interest), except to the extent they constitute Excluded Liabilities;

                  (viii) all liabilities and obligations relating to the TTSI Leases, whether arising prior to, on or after the Closing Date;

                  (ix) all Tax liabilities and obligations relating to sales and use taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other non-income Taxes relating exclusively to TTSI or the TTS Business;

                  (x) all liabilities and obligations arising from or relating to governmental, judicial or adversarial proceedings (public or private), litigation, suits, arbitration, disputes, claims, causes of action or investigations (collectively, "Proceedings") arising from or directly or indirectly relating to the TTS Business, any Contributed Assets or any Transferred Intellectual Property, whether or not accrued, liquidated, contingent, matured, unmatured, or known or unknown to Parent or Buyer at or prior to the Closing, except for liabilities and obligations of a type contemplated by the foregoing clause (v), which shall be governed by such clause; and

                  (xi) all liabilities and obligations relating to the ownership by TTSI or any of its successors of the Contributed Assets, directly or indirectly relating to the Transferred Employees, the lease of properties under the TTSI Leases or otherwise, or the conduct of the TTS Business or any other business, in each case, arising from actions occurring after the Closing Date, including, without limitation, any and all Proceedings in respect thereof.

         "Benefit Arrangements" means all life and health insurance, hospitalization, retirement, savings, bonus, deferred compensation, incentive compensation, severance pay, disability and fringe benefit plans, holiday or vacation pay, profit sharing, seniority, and other policies, practices, agreements or statements of terms and conditions providing employee or executive compensation or benefits to employees of the TTS Business or any of their dependents, which are maintained by Seller Companies and constitute Assumed Liabilities, other than an Employee Plan.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment Letters" means the following letters expressing the commitment of reputable third parties relating to the debt financing contemplated by Section 2.02: (i) that certain letter, dated June 28, 1998 (including the Annexes attached thereto) from DLJ Capital Funding, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation to Cornerstone Equity Investors IV, L.P. regarding the commitment to provide certain senior secured financing and (ii) that certain letter dated June 28, 1998 (including the Annexes attached thereto) from DLJ Bridge Financing, Inc. to Cornerstone Equity Investors IV, L.P. regarding the commitment to provide certain bridge financing.

         "Confidentiality Agreement" means the letter agreement dated March 13, 1998, by and between Parent and Buyer, as the same has been or may be amended from time to time.

         "Contemplated Transactions" means the transactions contemplated by the Transaction Documents.

         "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, and other undertakings of any kind, whether written or oral, relating exclusively to the TTS Business other than Employee Plans and Benefit Arrangements.

         "Contributed Assets" means, other than Excluded Assets and Transferred Intellectual Property, all of the assets, properties, rights, licenses, permits, Contracts, causes of action and business of every kind and description as the same shall exist on the date of the contributions contemplated by Section 2.01(ii) of this Agreement, wherever located, real, personal or mixed, tangible or intangible, owned by, leased by or in the possession of Parent or any Seller Company, whether or not reflected in the books and records thereof, and held or used exclusively in the conduct of the TTS Business as the same shall exist on the date of the capital contribution of EII contemplated by Section 2.01 of this Agreement, and including, without limitation, except as otherwise specified herein, all direct or indirect right, title and interest of Parent or any Seller Company in, to and under:

                  (i) the Olive Branch Property, together with all buildings, fixtures, easements, rights of way, and improvements thereon and appurtenances thereto to the extent relating to the TTS Business;

                  (ii) the rights and interests of Seller Companies under the TTSI Leases;

                  (iii) all personal property and interests therein (other than Intellectual Property), including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) owned by any Seller Company that are used exclusively in connection with the TTS Business;

                  (iv) all Inventory that is owned by Seller Companies and held for sale, use or consumption exclusively in the TTS Business;

                  (v) all Contracts;

                  (vi) all accounts, accounts receivable and notes receivable whether or not billed, accrued or otherwise recognized in the Opening Statement or taken into account in the determination of the Final Net Working Capital Amount, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto of Seller Companies that relate exclusively to the TTS Business, and any security or collateral for any of the foregoing;

                  (vii) all expenses that have been prepaid by Seller Companies relating exclusively to the operation of the TTS Business, including but not limited to ad valorem Taxes, lease and rental payments;

                  (viii) all of Parent's or any of Seller Companies' rights, claims, credits, causes of action or rights of set-off against Persons other than Seller Companies relating exclusively to the TTS Business or the Contributed Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

                  (ix) all transferable franchises, licenses, permits or other governmental authorizations owned by, or granted to, or held or used by, Seller Companies and exclusively related to the TTS Business;

                  (x) except to the extent a Seller Company is required to retain the originals pursuant to any Applicable Law (in which case copies will be provided to TTSI upon request), all business books, records, files and papers, whether in hard copy or computer format, of a Seller Company used exclusively in the TTS Business, including, without limitation, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former distributors, lists of present and former customers, personnel and employment records of present or former employees, documentation developed or used for accounting, marketing, engineering, manufacturing, or any other purpose relating to the conduct of the TTS Business at any time prior to the Closing;

                  (xi) the right to represent to third parties that TTSI is the successor to the TTS Business; and

                  (xii) all insurance proceeds (except to the extent relating to Excluded Assets or Excluded Liabilities or to the extent relating to or arising out of Environmental Insurance Claims), net of any retrospective premiums, deductibles, retention or similar amounts, arising out of or related to damage, destruction or loss of any property or asset of or used exclusively in connection with the TTS Business to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced at the Closing Date.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting Tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance or third party indemnification), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any lost profits or opportunity costs or exemplary or punitive damages (except to the extent assessed in connection with a third-party claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder) and
(iii) the decrease in the value of any Contributed Asset to the extent that such valuation is based on any use of the Contributed Asset other than its use as of the Closing Date.

         "Disclosure Schedules" means the Disclosure Schedules dated the date of this Agreement relating to this Agreement, as amended from time to time in accordance with this Agreement.

         "EBIT Contribution" means revenues derived from the Thiokol Contract, less (i) cost of sales of the Thiokol Contract, (ii) direct selling, general and administrative costs of the Thiokol Contract, and (iii) an amount equal to indirect non-promotional selling, general and administrative costs of TTSI times the ratio of revenues derived from the Thiokol Contract to total revenues of TTSI.

         "EII" means Emhart Industries, Inc., a Delaware corporation.

         "Emhart" means Emhart Inc., a Delaware corporation.

         "Employee Plans" means each "employee benefit plan" as defined in
Section 3(3) of ERISA, maintained or contributed to by Parent or any of its Affiliates which provides benefits to employees of TTSI or the TTS Business or their dependents.

         "Encumbrances" means Liens, title defects, encumbrances, easements and restrictions, invalidities of leasehold interests.

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any third Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, permits, codes, or injunctions, and all common law, which (i) impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, The Resource Conservation and Recovery Act of 1976, as amended, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, The Superfund Amendment and Reauthorization Act of 1984, as amended, The Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances, and any other so-called "Superfund" or "Superlien" law or (ii) otherwise relate to the protection of human health or the environment.

         "Environmental Liabilities" means all liabilities to the extent arising in connection with or in any way relating to the TTS Business or Parent's or any of its Affiliates' use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, (iv) violations of law or (v) any Damages with respect thereto. Notwithstanding the foregoing, Environmental Liabilities shall not include any increased liabilities resulting from or arising out of a use of a facility constituting a Contributed Asset other than an industrial use.

         "ERISA" means the Employee Retirement Income Security act of 1974, as amended.

         "Excluded Assets" means:

                  (i) all cash and cash equivalents of Seller Companies, including, without limitation, cash and cash equivalents used as collateral for letters of credit, advance payments, deposits with utilities, insurance companies and other Persons, except to the extent taken into account in the determination of the Final Net Working Capital Amount;

                  (ii) all original books and records that Seller Companies shall be required to retain pursuant to any Applicable Law (in which case copies of such books and records to the extent relating to the TTS Business shall be provided to TTSI upon request), or that contain information relating to any business or activity of Seller Companies not forming a part of the TTS Business, or any employee of a Seller Company that is not a Transferred Employee;

                  (iii) all Tax assets of any Seller Companies, other than Tax assets relating to sales and use taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other non-income related taxes relating exclusively to the TTS Business;

                  (iv) all assets of Seller Companies not held or owned by or used exclusively in connection with the TTS Business;

                  (v) all rights and claims of Seller Companies under any of the Transaction Documents and the agreements and instruments delivered to Seller Companies by Buyer pursuant to any of the Transaction Documents;

                  (vi) all accounts receivable, notes receivable or similar claims or rights (whether or not billed or accrued) of the TTS Business from any Seller Companies;

                  (vii) all capital stock or any other securities of any Seller Companies or any other Person;

                  (viii) all Intellectual Property not used or held for use exclusively in the TTS Business;

                  (ix) all assets related to Excluded Liabilities, including, without limitation, any reserve on the books of Parent or TTSI relating to any labor grievances filed by employees prior to Closing;

                  (x) all ownership and leasehold interests of Seller Companies in respect of the facility, real property, fixtures and equipment located at or constituting the Seneca and Wheatley Facilities; and

                  (xi) all accounts receivable, notes receivable or similar claims or rights of Seller Companies arising out of or relating to any judgments entered by a court or arbitrator prior to the Closing Date in favor of Seller Companies, except to the extent taken into account in the determination of the Final Net Working Capital Amount.

         "Excluded Liabilities" means the following liabilities and obligations:

                  (i) all liabilities and obligations of Seller Companies not arising out of the conduct of the TTS Business, except as otherwise specifically provided in the Transaction Documents;

                  (ii) except as otherwise specifically provided in the Transaction Documents, all liabilities or obligations for any Tax arising from or with respect to the Contributed Assets or the operations of the TTS Business prior to the date on which the transactions contemplated by Section 2.01 of this Agreement are consummated, other than Tax liabilities or obligations relating to sales and use taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other non-income related taxes;

                  (iii) all liabilities or obligations, whether presently in existence or arising after the date of this Agreement, in respect of accounts payable, notes payable (including intercompany promissory notes and similar financing arrangements) or similar obligations (whether or not billed or accrued) to Seller Companies, except for amounts accrued by the TTS Business and not billed by Seller Companies to the TTS Business as of the date on which the transaction contemplated by

Section 2.01 of this Agreement are consummated in respect of accounts payable, notes payable or similar obligations relating to specific services provided to and specific expenses paid on behalf of the TTS Business by Seller Companies;

                  (iv) all liabilities or obligations, whether presently in existence or arising after the date of the Agreement, relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by Seller Companies in connection with the Contemplated Transactions;

                  (v) all liabilities or obligations retained by Parent pursuant to Exhibit D;

                  (vi) except to the extent otherwise covered by Exhibit D, all liabilities or obligations related to Excluded Assets;

                  (vii) all liabilities or obligations related to claims of manufacturer or design defects with respect to any products sold or services provided by the TTS Business prior to, on or after the Closing Date, including liabilities and obligations in respect of investigations regarding product safety, product recall and related matters, to the extent but only to the extent relating to products manufactured or sold prior to the Closing Date;

                  (viii) all Environmental Liabilities, whether arising prior to, on or after the date on which the transactions contemplated by Section 2.01 are consummated, (1) relating to the disposal prior to the date on which the transactions contemplated by Section 2.01(ii) are consummated of Hazardous Substances at locations that at the time of such disposal were not owned or leased by a Seller Company or any of its predecessors, it being understood and agreed that the migration of Hazardous Substances in soil or groundwater from a facility included in the Contributed Assets to surrounding properties shall not be considered a disposal of Hazardous Substances, or (2) relating to or arising out of conditions at, or the current or former operations at, any facilities not included in the Contributed Assets (whether by fee ownership or leasehold interest) (including any predecessors to such facilities);

                  (ix) all Environmental Liabilities, whether arising prior to, on or after the Closing Date, relating to the operations at the Seneca and Wheatley Facilities; and

                  (x) all liabilities or obligations of Seller Companies relating to worker's compensation and labor grievances filed against Seller Companies on or prior to Closing.

         "Financial Support Arrangements" means any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability (including assumed indebtedness, obligations or liabilities) of another Person, including but not limited to remaining obligations or liabilities associated with indebtedness, obligations or liabilities that are assigned, transferred or otherwise delegated to another Person, if any, letters of credit and standby letters of credit (including any related reimbursement or indemnity agreements), direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

         "GAAP" means Generally Accepted Accounting Principles in the United States as in effect on the date of the Agreement consistently applied.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substances" means (i) substances defined as "hazardous substances," "hazardous materials" or "hazardous waste" pursuant to The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or The Resource Conservation and Recovery Act of 1976, as amended, (ii) substances defined as "hazardous wastes" in the regulations adopted and publications promulgated pursuant to any of said laws, (iii) substances defined as "toxic substances" in The Toxic Substances Control Act, as amended, and (iv) petroleum, its derivatives and petroleum products, and asbestos and asbestos containing materials.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Huffy Trademark Agreement" means the Trademark Agreement dated as of November 7, 1990, by and between Emhart Industries, Inc. and H.C.A., Inc. regarding the assignment of rights with respect to the True Temper trademarks.

         "Intellectual Property" means all patents, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, specifications, research and development data and computer software programs; all trademarks, trade names, trade dress, service marks and service names; all registrations, applications, recordings, licenses whether as licensee or licensor and common-law rights relating thereto, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, continuations in a part, reissues, reexaminations, divisions or other extensions of legal protections pertaining thereto; and all other United States, state and foreign intellectual property.

         "Intellectual Property Assignment Agreements" means the Assignment of United States Trademarks, Trademark Registrations and Applications for Registration, the Assignment of Foreign Trademarks, Trademark Registrations and Applications for Registration, the Assignment of United States Patents and Patent Applications, the Assignment of Foreign Patents and Application for Patents and the Assignment of U.S. Copyright Registrations, in the forms contemplated by Attachments III, IV, V, VI and XV to this Agreement.

         "Inventory" means all items of inventory notwithstanding how classified in the financial records of Seller Companies, including all raw materials, work-in-process and finished goods.

         "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" means (i) with respect to TTSI or the TTS Business, a material adverse effect on the assets, properties, business, financial condition or results of operations of the TTS Business taken as a whole, or (ii) with respect to any other Person, a material adverse effect on the assets, properties, business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

         "Net Working Capital" means (i) all Contributed Assets that are current assets of the TTS Business, minus (ii) all Assumed Liabilities that are current liabilities of the TTS Business, in each case calculated in accordance with the practices and policies that were employed in the preparation of the Opening Statement, determined consistent with the Opening Statement and the notes thereto.

         "1959 TTSI Consent Decree" means the Final Judgment dated August 20, 1959 in connection with Civil Action No. 58 C 1158 in the United States District Court for the Northern District of Illinois, Eastern Division.

         "1961 TTSI Consent Decree" means the Final Judgment dated August 1, 1961, in connection with Civil Action No. 58 C 1159 in the United States District Court for the Northern District of Illinois, Eastern Division.

         "Non US Benefit Arrangements" means Benefit Arrangements in respect of Non US Transferred Employees.

         "Non US Transferred Employees" means Transferred Employees who are not US Transferred Employees.

         "Olive Branch Property" means the real property owned by Seller Companies located at 8706 Deerfield Drive, Olive Branch, Mississippi 38654.

         "Opening Statement" means the special purpose statement of net assets of the TTS Business at March 29, 1998, together with the notes thereto, as attached in Attachment I to this Agreement.

         "Permitted Assigns" means any Person to which Buyer assigns its right to purchase Acquired Shares hereunder, provided that (i) such assignment will not jeopardize the exemption or exemptions from registration under applicable securities and blue sky laws pursuant to which the Acquired Shares are being transferred, and (ii) such Person delivers to Parent evidence satisfactory to Parent that such Person has agreed to be bound by the provisions of Section 2.03(b) and such Person makes the representations and warranties contained in Sections C.8 and C.9 of Exhibit C for the benefit of the Seller Companies and agrees to indemnify, defend and hold harmless Parent and its Affiliates and their respective directors, officers, employees and agents for any breach of such representations and warranties.

         "Permitted Liens" means any of the following:

                  (i) Liens for Taxes that (x) are not yet due or delinquent or
(y) are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made or are not required under GAAP;

                  (ii) statutory Liens or landlords', carriers', warehousemen's, mechanic's, suppliers', materialmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue or amounts being contested in good faith by appropriate proceedings and for which appropriate reserves have been made or are not required under GAAP;

                  (iii) easements, rights of way, restrictions and other similar charges or encumbrances on real property interests, that, individually or in the aggregate, do not materially interfere with the ordinary course of operation of the TTS Business or the use of any such real property for its current uses;

                  (iv) with respect to real property, title defects or irregularities that do not in the aggregate materially impair the use of such real property for its current use;

                  (v) rights and licenses granted to others in Intellectual Property prior to the date of this Agreement or, prior to Closing, the license or sale of Intellectual Property in connection with the Shaft Lab product line or other licenses of Intellectual Property granted in the ordinary course of business which do not materially deplete the value of such Intellectual Property prior to Closing;

                  (vi) with respect to any of the TTSI Leases where any Seller Company is a lessee, any Lien affecting the interest of the landlord thereunder; and

                  (vii) Encumbrances disclosed in the Disclosure Schedules or taken into account in the Opening Statement.

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Redemptions" shall mean the purchase by TTSI of shares of TTSI Common Stock from EII and Emhart as contemplated by Section 2.03(a).

         "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response, removal and remedial actions under The

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under The Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar state Environmental Laws.

         "Representatives" means (i) with respect to Buyer, any of the "Representatives" as defined in the Confidentiality Agreement and (ii) with respect to Parent, each of its respective directors, officers, advisors, attorneys, accountants, employees or agents.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Companies" means Parent and its Subsidiaries, other than TTSI.

         "Seneca and Wheatley Facilities" means those former manufacturing facilities of the TTS Business located in Seneca, South Carolina and Wheatley, Arkansas.

         "Services Agreement" means the Services Agreement in the form contemplated by Attachment VII to this Agreement, as amended from time to time.

         "Stockholders' and Registration Rights Agreements" means the Stockholders' Agreement and Registration Rights Agreement in the forms to be entered into in accordance with Section 2.03(d)(ii), as amended from time to time.

         "Subsidiary" as it relates to any Person, shall mean with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person, either directly or through or together with any other Subsidiary of such Person, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

         "Tax Authority" shall mean a foreign or United States federal, state or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

         "Tax Returns" means all returns (including information returns), declarations, reports, estimates and statements regarding Taxes, required to be filed with any Tax Authority, including any claims for refund and any amendments to any of the foregoing.

         "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

         "Thiokol Contract" means the Teaming Agreement between Thiokol Corporation and True Temper Sports dated January 13, 1997-March 9, 1997, Purchase Order No. 41125 dated March 9,

1997, Purchase Order No. 36986, dated March 14, 1997, renewed December 2, 1997, together with the initial production contract relating thereto.

         "Thiokol Payment" means 25% of EBIT Contribution derived from TTSI's sales to Thiokol pursuant to the Thiokol Contract.

         "Transaction Documents" means this Agreement, the Assignment and Assumption Agreement, the Services Agreement, the Stockholders' and Registration Rights Agreements, the Intellectual Property Assignment Agreements and any exhibits or attachments to any of the foregoing, as the same may be amended from time to time.

         "Transferred Intellectual Property" shall mean all Intellectual Property owned by or licensed to any of the Seller Companies and used or held for use exclusively in the TTS Business, including the goodwill of the TTS Business symbolized thereby, it being understood and agreed that the Intellectual Property used or held for use exclusively in the TTS Business that is patented, registered or as to which an application for patent or registration is pending, along with all material unregistered trademarks, servicemarks, trade names and copyrights used or held for use exclusively in the TTS Business, is listed as "Transferred Intellectual Property" on Attachment X.

         "TTS Business" means the True Temper Sports business as presently conducted by Seller Companies involving the development, manufacturing, marketing or sale of steel and composite golf club shafts, tubular steel and composite components for the bicycle, automotive and recreational sports industries and high performance, lightweight, low-cost composite cylinders for rocket motor cases, ordnance, and space structure applications.

         "TTSI Common Stock" means the shares of common stock, $1.00 par value per share, of TTSI.

         "TTSI Financial Statements" means the (i) Unaudited Balance Sheet of TTSI as of March 29, 1998, (ii) Unaudited Statements of Earnings for each of the three month periods ended March 29, 1998 and March 30, 1997, (iii) the Balance Sheets of TTSI at December 31, 1997 and 1996, and (iv) the Statements of Earnings of TTSI for each of the three years ended December 31, 1997, 1996 and 1995, including in each case all notes thereto, all as set forth in Attachment XII to this Agreement.

         "TTSI Leases" means the real property leases relating to the facilities used exclusively by the TTS Business, as the same may be amended and supplemented from time to time, including the interests of Seller Companies in any related fixtures, improvements and personal property located therein.

         "TTSI Preferred Stock" means shares of preferred stock of TTSI with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rates, and qualifications, limitations or restrictions thereof, as shall be agreed to by Buyer and Parent and expressed in the Amended and Restated Certificate of Incorporation.

         "US Benefit Arrangements" means Benefit Arrangements in respect of US Transferred Employees.

         "US Transferred Employees" means Transferred Employees employed by the TTS Business in the United States.

         "WARN" means the Worker Adjustment Retraining and Notification Act, as amended.

         "West Coast Technical Center" means the TTS Business facility located in Carlsbad, California.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means (i) with respect to Parent, to the actual knowledge of any of the Senior Vice President and Chief Financial Officer, the Senior Vice President and General Counsel, the Treasurer or the Controller of Parent, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made by such individuals, (ii) with respect to Buyer, to the actual knowledge of the Chief Financial Officer, the General Counsel, the Treasurer or the Controller of Buyer, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made by such individuals or (iii) with respect to TTSI, Scott C. Hennessy and Fred H. Geyer.

(c) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                              Section
                  ----                                              -------

         Active Employee...............................................D.01
         Adjusted Purchase Price.......................................2.04
         Agreement.................................................Preamble
         Annual Thiokol Payment........................................2.07
         B&D Australasia...............................................2.01
         Buyer.....................................................Preamble
         Closing.......................................................2.05
         Competing Business............................................5.06
         Controlled Group..............................................B.20
         EII.......................................................Recitals
         Emhart....................................................Recitals
         Encumbrances..................................................   A
         Environmental Insurance Claims................................7.06
         Estimated Net Working Capital.................................2.06
         Exchange Consideration........................................2.04
         Existing Contracts............................................5.01
         Final Net Working Capital Amount..............................2.06
         Indemnified Claim............................................10.03
         Indemnified Party............................................10.03
         Indemnifying Party...........................................10.03
         Insurance Liabilities.........................................6.03
         Leased Real Property..........................................B.07
         Nippon........................................................2.01
         Owned Real Property...........................................B.07
         PBGC..........................................................B.20
         Proceedings..................................................    A
         Prohibited Transaction....................................... B.20
         Proposed Final Net Working Capital Amount.....................2.06
         Referee......................................................10.03
         Remaining Recovery............................................7.06
         Reportable Events.............................................B.20
         Parent....................................................Preamble
         Parent's Hourly Pension Plan..................................D.08
         Parent's Salaried Pension Plan................................D.07
         Parent's Savings Plan.........................................D.09
         Proposed Annual Thiokol Payment...............................2.07
         Successor Hourly Pension Plan.................................D.08
         Successor Salaried Pension Plan...............................D.07
         Successor Savings Plan........................................D.09
         Surviving Representations or Covenants.......................10.01

         Third Party Claim..................................10.03
         Transferred Employees...............................D.01
         TTSI............................................Preamble
         Tucker..............................................2.01

                                                                       EXHIBIT B


                    REPRESENTATIONS AND WARRANTIES OF PARENT


      Parent hereby represents and warrants to Buyer, that:

      B.01 Corporate Existence and Power. Each of Parent, Emhart, EII and TTSI is a corporation duly incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on the TTS Business as now conducted and as contemplated to be conducted upon consummation of the transactions contemplated by Section 2.01, except where the failure to have such licenses, authorizations, consents and approvals does not have a Material Adverse Effect on the TTS Business. Each of Parent, Emhart, EII and TTSI, as the case may be, is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the TTS Business as now conducted and as contemplated to be conducted upon consummation of the transactions contemplated by Section 2.01, except where the failure to be so qualified does not have a Material Adverse Effect on the TTS Business.

      B.02 Corporate Authorization. The execution, delivery and performance by Parent and TTSI of each of the Transaction Documents to which it is a party and the consummation by Parent and TTSI of the Contemplated Transactions are within their respective corporate powers and have been duly authorized by all necessary corporate action on their respective parts. The execution, delivery and performance by Seller Companies other than Parent and TTSI of the Transaction Documents to which a Seller Company other than Parent is a party and the consummation by such Seller Company of the Contemplated Transactions are within such Seller Company's corporate powers and, as of the respective date of execution thereof, will have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes or will constitute as of the respective date of execution thereof a legal, valid and binding agreement of the applicable Seller Company, enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      B.03 Governmental Authorization. The execution, delivery and performance by each Seller Company of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

                  (i)   compliance with any applicable requirements of the HSR
      Act;

                  (ii) filing of an amendment to the Certificate of Incorporation of TTSI to increase authorized capital;

                  (iii) compliance with the terms and conditions under which any industrial revenue or other bonds were issued (or leases related thereto) in connection with financing the acquisition, lease, development or improvement of any Owned Real Property, Leased Real Property or any machinery or equipment used in connection with the TTS Business;

                  (iv) compliance with the terms and conditions of the 1959 TTSI Consent Decree and the 1961 TTSI Consent Decree;

                  (v) the filing of applicable documentation with Governmental Authorities in each of the United Kingdom, Japan and Australia for the establishment of branches in those countries as contemplated by Section 2.01(f);

                  (vi) actions, consents, approvals or filings set forth in Schedule B.03 or otherwise expressly referred to in this Agreement; and

                  (vii) such other consents, approvals, authorizations, permits and filings the failure to obtain or make would not have, in the aggregate, a Material Adverse Effect on TTSI or the TTS Business after giving effect to or as the result of the transactions contemplated by
      Section 2.01.

      B.04 Non-Contravention. Except as set forth in Schedule B.04, assuming compliance with the matters referred to in Section B.03, the execution, delivery and performance by Parent or any Seller Company of the Transaction Documents do not and will not (i)(A) contravene or conflict with the charter or bylaws of Parent or any Seller Company, (B) contravene or conflict with or constitute a violation of any provisions of any Applicable Law binding upon Parent or any Seller Company that is applicable to the TTS Business; (C) constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit relating exclusively to the TTS Business to which Parent or any Seller Company is entitled under, any Contract binding upon Parent or any Seller Company and relating exclusively to the TTS Business or by which any of the Contributed Assets is or may be bound or any license, franchise, permit or similar authorization held by Parent or any Seller Company relating exclusively to the TTS Business except, in the case of clauses (B) and (C), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on the TTS Business or (ii) result in the creation or imposition of any Lien on any Contributed Asset, other than Permitted Liens.

      B.05 Capitalization of TTSI. As of the date hereof, the authorized capital stock of TTSI consists of 1,000 shares, all of one class called Common Stock, par value $1.00 per share. As of the date hereof, EII owns 1,000 shares of TTSI Common Stock representing 100% of all of the issued and outstanding shares of TTSI Common Stock. Following the consummation of the transactions contemplated by Section 2.01 and prior to the Closing, (i) the authorized capital stock of TTSI will consist of 8,000 shares of TTSI Common Stock and 1,000 shares of TTSI Preferred Stock, (ii) EII will own 2,000 shares of TTSI Common Stock and 250 shares of TTSI Preferred Stock, (iii) Emhart will own 6,000 shares of TTSI Common Stock and 750 shares of TTSI Preferred Stock, and (iv) the shares of TTSI Common Stock and TTSI Preferred Stock owned by EII and Emhart, in the aggregate, will constitute 100% of the issued and outstanding capital stock of TTSI. Other than as contemplated by this Agreement, there are not now, and as of Closing there will not be, any options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of capital stock or any stock appreciation, phantom stock or similar rights of TTSI outstanding. Each outstanding share of capital stock of TTSI has been duly authorized and is validly issued, fully paid and nonassessable. In addition, (i) there are no rights of first refusal, rights of first offer, or other similar rights affecting TTSI's outstanding or unissued capital stock, and (ii) there are no Liens affecting any of the outstanding shares of TTSI capital stock.

      B.06 Organizational Instruments; Subsidiaries. Parent has made available to Buyer complete and accurate copies of the Certificate of Incorporation and Bylaws of TTSI, in each case as amended to date. TTSI is not in violation of any provision of its Certificate of Incorporation or Bylaws. TTSI does not have any Subsidiaries nor does TTSI directly or indirectly own or have the power to vote shares of capital stock or other ownership interests of any Person.

      B.07  Financial Statements.

            (a) Except as set forth in the notes to the Opening Statement, the Opening Statement has been prepared in conformity with GAAP applied on a consistent basis and presents fairly, in all material respects, the net assets of the TTS Business as of March 29, 1998.

            (b) Subject to the provisions of B.07(c) below, the TTSI Financial Statements present fairly in all material respects the financial position and results of operations of TTSI at the dates and for the periods set forth therein, in conformity with (i) GAAP applied on a consistent basis other than as described therein or in the notes thereto and (ii) the principles and procedures set forth in the notes thereto.

            (c) Notwithstanding anything contained herein or in the TTSI Financial Statements to the contrary, neither Seller Companies nor TTSI make any representation or warranty as to (i) goodwill reflected in the TTSI Financial Statements or (ii) any accounting treatment which may or may not be available to TTSI or Buyer upon consummation of the Contemplated Transactions or in connection with the debt financing contemplated by Section 2.02, including, without limitation, the availability of leveraged recapitalization accounting treatment and the existence of goodwill (or the amount thereof) that is or may be required to be reflected in the TTSI Financial Statements or any financial statements of TTSI covering periods after the TTSI Financial Statements.

      B.08 Absence of Certain Changes. Except for matters that would be permitted in accordance with Section 5.01 if they occurred after the date of this Agreement or as set forth in Schedule B.08, from March 29, 1998 to the date of this Agreement, there has not been any material adverse change in the business, financial condition or results of operations of the TTS Business taken as a whole and there has not been:

            (a) any event or occurrence that has had a Material Adverse Effect on the TTS Business, other than those resulting from changes, whether actual or prospective, in general conditions applicable to the industries in which the TTS Business is involved or general economic conditions;

            (b) any damage, destruction or other casualty loss affecting the TTS Business or any assets that would constitute Contributed Assets or Transferred Intellectual Property if owned, held or used by Parent or any of the Seller Companies on the date on which the transactions contemplated by Section 2.01 are consummated that has a value in excess of $250,000;

            (c) other than this Agreement, any transaction or commitment made, or any Contract entered into, by Parent or any Seller Company relating primarily to the TTS Business or any assets that would constitute Contributed Assets or Transferred Intellectual Property if owned, held or used by Parent or any of the Seller Companies on the date on which the transactions contemplated by Section
2.01 are consummated (including the acquisition or disposition of any assets) or any termination or amendment by Parent or any Seller Company of any Contract or other right relating primarily to the TTS Business, in either case, which would be prohibited by the provisions of Section 5.01 of the Agreement if it were so made, entered, amended or modified;

            (d) any sale or other disposition, other than as contemplated by this Agreement, of more than $50,000 individually or $250,000 in the aggregate of assets (other than the sale of Inventory (including obsolete Inventory whether or not made in the ordinary course of business) in the ordinary course of business) that would constitute Contributed Assets or Transferred Intellectual Property if owned, held or used by any Seller Companies on the date on which the transactions contemplated by Section 2.01 are consummated;

            (e) any increase in the compensation of any current employee of the TTS Business other than as would be permitted under Section 5.01 and other than nondiscretionary increases pursuant to Employee Plans or Benefit Arrangements disclosed in Schedule B.20 or referenced in Exhibit D; and

            (f) any cancellation, compromise, waiver or release by Parent or any Seller Company of any claim or right (or a series of related rights and claims) related to the TTS Business, other than cancellations, compromises, waivers or releases in the ordinary course of business.

      B.09  Sufficiency of and Title to the Contributed Assets.

            (a) Except as set forth in Schedule B.09, the Contributed Assets and the Transferred Intellectual Property, together with the services to be provided to TTSI after Closing pursuant to the Services Agreement, constitute, and on the Closing Date will constitute, all of the tangible and intangible assets and services that are necessary for TTSI to operate the TTS Business in the same manner in all material respects as such operations have heretofore been conducted.

            (b) Except as set forth in Schedule B.09, subject to the receipt of any consents or approvals of any other Person, upon consummation of the Contemplated Transactions, TTSI will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Contributed Assets and Transferred Intellectual Property that were used in the TTS Business to generate the financial and operating results that are reflected in the Opening Statement and the TTSI Financial Statements (other than any such Contributed Assets that are consumed in the ordinary conduct of the TTS Business prior to Closing and in a manner consistent with Section 5.01), free and clear of all Liens, except for Permitted Liens.

            (c) Schedule B.09 includes a true and complete list of all real property owned by Seller Companies (or real property which Seller Companies have a right to acquire in connection with the operation of the TTS Business) which is included in the Contributed Assets (collectively, the "Owned Real Property"). Schedule B.09 sets forth (i) the address of each parcel of Owned Real Property and (ii) the owner of such Owned Real Property.

            (d) Schedule B.09 includes a true and complete list of all agreements (together with any amendments thereof) pursuant to which Seller Companies lease, sublease or otherwise occupy (whether as landlord, tenant, subtenant or other occupancy arrangement) any real property used in, or relating to, the TTS Business (collectively, the "Leased Real Property"). Schedule B.09 sets forth (i) the address or location of each parcel of Leased Real Property and (ii) the owner of the leasehold, subleasehold or occupancy interest for each Leased Real Property.

      B.10 No Undisclosed Liabilities. There are no liabilities (including indebtedness for borrowed money) of Parent or any Seller Company relating to the TTS Business that will constitute Assumed Liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

            (a) liabilities disclosed in or provided for in the Opening Statement or the TTSI Financial Statements and liabilities for matters reflected in the determination of the Final Net Working Capital Amount;

            (b) liabilities (i) disclosed in Schedule B.10, (ii) related to any contract, agreement, lease, license, commitment, sales or purchase order or other undertaking disclosed in the Disclosure Schedules or (iii) related to any Employee Plan or Benefit Arrangements identified in Exhibit D or disclosed in Schedule B.20, other than, with respect to clause (iii) those arising from any breach, non-performance or other violation of any of the foregoing or any fiduciary duty relating thereto;

            (c) liabilities incurred in the ordinary course of business consistent with past practice since March 29, 1998;

            (d) liabilities which in the aggregate are not in excess of $100,000 not required to be accrued for or reserved against in accordance with GAAP as of March 29, 1998; and

            (e) with respect to the bring down of this representation and warranty as of the Closing Date, liabilities which in the aggregate are not in excess of $100,000 not required to be accrued for or reserved against in accordance with GAAP (or the other policies and procedures set forth in the notes to the Opening Statement) as of the Closing Date.

      B.11 Litigation. Except as set forth in Schedule B.11 or reserved against or described in the Opening Statement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, the TTS Business or any Contributed Asset or Transferred Intellectual Property before any Governmental Authority that could reasonably be expected to result in damages, in the aggregate, in excess of $100,000.

      B.12  Material Contracts.

            (a) Except as set forth in Schedule B.12 and except for Contracts that do not constitute Assumed Liabilities, no Seller Company, with respect to the TTS Business, is, and as of Closing TTSI will not be, party to or otherwise bound by or subject to:

                  (i) any written employment, severance, consulting or sales representative Contract which contains an obligation (excluding commissions) to pay more than $100,000 per year and constitutes an Assumed Liability;

                  (ii) any Contract containing any covenant limiting the freedom of Seller Companies, with respect of the TTS Business or the operations of the TTS Business, to engage in any line of business or compete with any Person in any geographic area if such Contract will be binding on TTSI after the Closing;

                  (iii) any Contract in effect on the date of this Agreement relating to the disposition or acquisition of the assets of, or any interest in, any business enterprise which relates to the TTS Business other than the purchase and sale of inventory or the license or sale of Intellectual Property in connection with the Shaft Lab product line or other licenses of Intellectual Property granted in the ordinary course of business which do not materially deplete the value of such Intellectual Property prior to Closing;

                  (iv)  any Financial Support Arrangements;

                  (v) any indebtedness for borrowed money of the TTS Business (other than intercompany indebtedness that will be paid or otherwise cancelled at or prior to Closing) that will constitute an Assumed Liability if in existence on the date on which the transactions contemplated by Section 2.01 are consummated;

                  (vi) any offset agreement entered into in connection with an international sales transaction and relating to any Contract that imposes on the TTS Business an obligation to perform that will continue in effect on or after the Closing Date;

                  (vii) any agreement that places any Lien (other than a Permitted Lien) on the Contributed Asset or any of the Transferred Intellectual Property;

                  (viii) any agreements regarding leasing of any material property (real or personal) as lessor or lessee;

                  (ix) any license or other grant of any rights or interest in any Transferred Intellectual Property (other than any such license or grant that would not be prohibited under Section 5.01);

                  (x) any warranty or indemnification agreement with respect to the sale or distribution of its products;

                  (xi) any material agreement or contract with a distributor, broker, sales agent or the like; and

                  (xii) any other agreement of any type involving payments of more than $250,000 annually.

            (b) Except as disclosed in Schedule B.12, each Contract disclosed in Schedule B.12 is a legal, valid and binding obligation of Parent (or the applicable Seller Company) enforceable against Parent (or the applicable Seller Company) in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and Parent (or the applicable Seller Company) is not in material default and has not failed to perform any material obligation thereunder, and, to the knowledge of Parent, there does not exist any event, condition or omission which would constitute a material breach or default (whether by lapse of time or notice or both) by any other Person.

      B.13 Licenses and Permits. To the knowledge of Parent, except as set forth in Schedule B.13, Parent (or the appropriate Seller Company) has and immediately following the Closing TTSI will have all licenses, franchises, permits and other similar authorizations affecting, or relating in any way to, the TTS Business required by law to be obtained by Parent (or the appropriate Seller Company) or, following the Closing, TTSI to permit Parent or TTSI to conduct the TTS Business in substantially the same manner as the TTS Business has heretofore been conducted. As of Closing, except as set forth in Schedule B.13, TTSI will have all licenses, franchises, permits and other similar authorizations necessary for the conduct of the TTS Business, except where the failure to have any such license, franchise, permit or other similar authorization could not reasonably be expected to have a Material Adverse Effect on the TTS Business.

      B.14 Finders' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses relating exclusively to the sale of the TTS Business by Parent will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any Seller Company or TTSI who might be entitled to any fee or commission from Parent or Buyer or any of their Affiliates upon consummation of the Contemplated Transactions.

      B.15 Environmental Compliance. Except as disclosed in Schedule B.15 and except as reserved against or specifically identified in the Opening Statement, Parent the TTS Business is and has been in material compliance with all applicable Environmental Laws, and has obtained all material permits, licenses and other authorizations that are required under applicable Environmental Laws. Except as set forth in Schedule B.15 and except as reserved against or specifically identified in the Opening Statement, (i) the TTS Business is and has been in material compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted, (ii) Seller Companies hold all permits required by Environmental Laws that are appropriate to conduct the TTS Business as presently conducted in all material respects and to operate the Contributed Assets in all material respects as they are presently operated; (iii) no suspension, cancellation or termination of any permit referred to in clause (ii) is pending or threatened; (iv) Parent has not received written notice of any material Environmental Claim relating to or affecting the TTS Business or the Contributed Assets, and there is no such threatened Environmental Claim; (v) no Hazardous Substance is present at the facilities constituting Contributed Assets in a manner to give rise to a material Environmental Liability; and (vi) Parent, in connection with the TTS Business or the Contributed Assets, has not entered into, agreed in writing to, or is subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws.

      B.16 Compliance with Laws. Except as set forth in Schedule B.16, for violations or infringements of Environmental Laws, the operation of the TTS Business and condition of the Contributed Assets and the Transferred Intellectual Property have not violated or infringed, and do not violate or infringe, in any material respect any material Applicable Law or any material order, writ, injunction or decree of any Governmental Authority.

      B.17  Intellectual Property.  Except as set forth in Schedule B.17:

            (a) Parent (or a Seller Company) owns, free and clear of all Liens other than Permitted Liens, and subject to any licenses granted by Seller Companies prior to the date of this Agreement, or after the date of this Agreement and prior to Closing in accordance with Section 5.01, all right, title and interest in the Transferred Intellectual Property;

            (b) The operation of the TTS Business as heretofore conducted does not conflict with, infringe upon or violate the Intellectual Property rights of any other Persons and none of the

Seller Companies have received any written notices or claims with respect to the TTS Business alleging infringement or misappropriation of any Intellectual Property of any third party or contesting the validity, enforceability, use or ownership of the Transferred Intellectual Property (including, without limitation, any demands or offers to license any Intellectual Property from any third party, except as previously disclosed to Buyer, except to the extent that such conflict, infringement or violation has not had, and cannot reasonably be expected to have, a Material Adverse Effect on the TTS Business;

            (c) Parent (or a Seller Company) has the right to use all Intellectual Property used by the TTS Business and necessary for the continued operation of the TTS Business in substantially the same manner as its operations have heretofore been conducted;

            (d) Upon the consummation of the Closing hereunder, (i) TTSI will be vested with all of Parent's (or the Seller Company's) rights, title and interest in, and Parent's (or the Seller Company's) rights and authority to use in connection with the TTS Business, all of the Transferred Intellectual Property and (ii) the Transferred Intellectual Property, and any other interests in Intellectual Property transferred hereunder collectively constitute all rights and interests in Intellectual Property which are necessary for the continued operation of the TTS Business as a whole in substantially the same manner as its operations have heretofore been conducted;

            (e) Neither Parent nor any of the Seller Companies has received any written notice of any infringement or misappropriation by any third party with respect to the Transferred Intellectual Property;

            (f) To the knowledge of Parent and each of the Seller Companies, all of the desktop software and all of the Oracle financial software necessary for the conduct of the TTS Business will operate without interruption and/or malfunction due to the recognition and processing of dates on and beyond January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect on the TTS Business. The TTS Business has commenced review of its CNC manufacturing computer software located at the Amory Facility and the Olive Branch Facility. This review is in its early stages and no year 2000 remediation plans have been finalized. To the knowledge of Parent and TTSI, there exists sufficient time to remediate any material non-compliance issues that may arise with respect to the CNC manufacturing computer software such that the CNC manufacturing computer software will operate without interruption and/or malfunction due to the recognition and processing of dates on and beyond January 1, 2000 except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect on the TTS Business.

            (g) Notwithstanding the provisions of this Section B.17, Parent makes no representation or warranty, and no such representation or warranty shall be implied, that any of such Intellectual Property is valid or enforceable.

      B.18  Taxes.

            (a) Except as set forth in Schedule B.18, Parent and each Seller Company has exercised reasonable care in the preparation of, and has duly and timely filed, all applicable material Tax Returns with respect to all Taxes required to be filed prior to the date hereof and, as of the Closing Date will have exercised reasonable care in the preparation of, and will have timely filed, all applicable Tax Returns with respect to Taxes required to have been filed prior to the Closing Date, except where the failure to exercise reasonable care or to file such Tax Returns could not reasonably be expected to have a Material Adverse Effect on the TTS Business. Except as set forth in Schedule B.18, all Taxes shown on the Tax Returns or pursuant to any declarations or assessments received by Parent and each Seller Company (including estimated Taxes), have been duly and timely paid, except when the failure to make payment could not reasonably be expected to have a Material Adverse Effect on the TTS Business, and no such Taxes have created a Lien (other than a Permitted Lien) against or impair the ability to transfer the Contributed Assets to TTSI free and clear of any Lien (other than a Permitted Lien) in accordance with the terms of this Agreement. Except as set forth in Schedule B.18, all such Tax Returns are true, correct and complete in all material respects, except where the failure to be true, correct and complete could not reasonably be expected to have a Material Adverse Effect on the TTS Business. Except as set forth in Schedule B.18, there exists no Tax deficiency or unpaid Tax assessed by any Governmental Authority against Parent or any Seller Company, except where such deficiency or assessment could not reasonably be expected to have a Material Adverse Effect on the TTS Business.

            (b) As of the date of this Agreement, Schedule B.18 contains a list of all states and other jurisdictions where Seller Companies have filed Tax Returns during the past three years with respect to Contributed Assets or Transferred Intellectual Property.

            (c) (i) TTSI has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by TTSI (whether or not shown on any Tax Return) have been paid. TTSI is not currently the beneficiary of any extension of time within which to file any Tax Return, other than as disclosed on Schedule B.18 or as a result of being a member of a combined or a consolidated group for Tax purposes. There are no Liens on any of the assets of TTSI that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) TTSI has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders, or other third party.

                  (iii) Neither Parent nor any Seller Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed for TTSI, other than as disclosed on Schedule B.18 or as a result of being a member of a combined or a consolidated group for Tax purposes. There is no dispute or claim concerning any Tax Liability of TTSI either (A) claimed or raised by any authority in writing or (B) as to which any of the Parent or any Seller Company has knowledge based upon personal contact with any agent of such authority, other than as disclosed on Schedule B.18 or as a result of being a member of a combined or a consolidated group for Tax purposes. Schedule B.18 lists all federal, state, local, and foreign income Tax Returns filed with respect to TTSI for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

                  (iv) TTSI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than as disclosed on Schedule B.18 or as a result of being a member of a combined or a consolidated group for Tax purposes.

                  (v) TTSI has not filed a consent under Code Section 341(f) concerning collapsible corporations. TTSI has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. TTSI has not been a United States real property holding corporation within the meaning of Code "897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

      B.19 Insurance. Schedule B.19 contains a correct and complete list of all material policies of insurance held by any Seller Companies that are in effect on the date of this Agreement and that are applicable to the TTS Business. None of the insurance carriers listed in Schedule B.19 are related to or affiliated with Parent, other than Shenandoah Insurance, Inc., and Parent has not received notice or any other indication from any insurer or agent (other than Shenandoah Insurance, Inc.) of any intent to cancel or not to renew any of the insurance policies listed in Schedule B.19, except for cancellations or failures to renew that will occur as a result of the Closing.

      B.20  Employee Benefit Matters.

            (a) Schedule B.20 lists each Employee Plan and material Benefit Arrangement which covers Transferred Employees and each collective bargaining agreement covering Transferred Employees.

            (b) Except as set forth in Schedule B.20, with respect to the TTS
Business:

                  (i) neither Parent nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) has ever contributed to or had any liability to a multi-employer plan, as defined in Section 3(37) of ERISA;

                  (ii) no fiduciary of any funded Employee Plan has engaged in a nonexempt "prohibited transaction" (as that term is defined in Section 4975 of the Code and Section 406 of ERISA) which could subject Buyer to a penalty tax imposed by Section 4975 of the Code;

                  (iii) no Employee Plan that is subject to Section 412 of the Code has incurred an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived;

                  (iv) each Employee Plan and Benefit Arrangement has been established and administered in all material respects in accordance with its terms, the terms of any applicable collective bargaining agreements and in compliance with Applicable Law;

                  (v) TTSI has not incurred and Parent is not aware of any facts which would result in TTSI incurring any liability under Title IV of ERISA other than for the payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), all of which, to the knowledge of Parent, have been paid when due with respect to any plan that TTSI or any member of its controlled group (within the meaning of Code Section 414) maintains or ever has maintained or to which any of them contributes or ever has been required to contribute;

                  (vi) no defined benefit Employee Plan has been terminated; nor have there been any "reportable events" (as that term is defined in Section 4043 of ERISA and the regulations thereunder), other than reportable events arising directly from the Contemplated Transactions, which would present a risk that an Employee Plan would be terminated by the PBGC in a distress termination;

                  (vii) each Employee Plan intended to qualify under Section 401 of the Code has received a determination letter that it is so qualified and to the knowledge of Parent, no event has occurred with respect to any such Employee Plan which could cause the loss of such qualification or exemption;

                  (viii) with respect to each Employee Plan listed in Schedule B.20, Parent has made available to Buyer the most recent true and complete copy (where applicable) of (A) the plan document; (B) the most recent determination letter; (C) any summary plan description; (D) Form 5500; (E) the most recent actuarial report; and (6) a complete copy of any collective bargaining agreement pursuant to which any Employee Plan or Benefit Arrangement is maintained;

                  (ix) with respect to the Transferred Employees, there are no post-retirement medical or health plans in effect (other than as required under Section 4980B of the Code);

                  (x) there are no actions, claims or investigations pending or, to the knowledge of Parent threatened, against any Employee Plan, Benefit Arrangement, or any administrator, fiduciary or sponsor thereof with respect to the TTS Business, other than benefit claims arising in the normal course of operation of such Employee Plan or Benefit Arrangement;

                  (xi) none of the Employee Plans or Benefit Arrangements obligates TTSI to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership;

                  (xii) none of the Employee Plans or Benefit Arrangements has unfunded liabilities that are Assumed Liabilities (other than those relating to post employment medical, dental and life insurance benefits);

                  (xiii) the post-retirement medical benefits liability set forth in the TTSI audited December 31, 1997 financial statements was calculated in accordance with Financial Accounting Statement 106 based on claim experience which is reasonably representative of that historically incurred by the Parent Company and its Affiliates in the aggregate and such claim experience is not materially different from that which was historically incurred by the TTS Business;

                  (xiv) assets under the Parent's Hourly Pension Plan (as such term is defined in Section D.08) may be transferred to the Successor Hourly Pension Plan (as such term is defined in Section D.08) in accordance with Section D.08 of this Agreement without violating the collective bargaining agreement or other Applicable Law;

                  (xv) all Employee Plans and material Benefit Arrangements required under any collective bargaining agreement or Applicable Law relating to the bargaining unit employees of the TTS Business are listed or referred to on Schedule B.20; and

                  (xvi) to the knowledge of Parent no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of any of the nonunionized TTS Business locations. Except for the matters referenced in Items 1 and 19 of Schedule B.11 of the Disclosure Schedule, with respect to the TTS Business, no labor strike, work stoppage or slowdown, or other material labor dispute is underway or, to the knowledge of Parent, threatened.

      Section B.21. No Material Shared Assets/Liabilities. Except to the extent contemplated by the services to be provided under the Services Agreement, there is no material asset, tangible or intangible, necessary for the conduct of the TTS Business as it has historically been conducted the use of which is shared by the TTS Business and any business of Parent or any of the Seller Companies other than the TTS Business. There is no material Assumed Liability the obligation for which is shared by the TTS Business and any business of Parent or any of the Seller Companies other than the TTS Business.

                                                                       EXHIBIT C


                    REPRESENTATIONS AND WARRANTIES OF BUYER


      Buyer hereby represents and warrants to Parent that:

      C.01 Organization and Existence. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted in connection with the transactions contemplated hereby, except where the failure to have such licenses, authorizations, consents and approvals has not had and may not reasonably be expected to have, a Material Adverse Effect on Buyer. As of the Closing Date, Buyer will be duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities (after giving effect to the Contemplated Transactions) make such qualification necessary to carry on its business as now conducted, except, in the case of Buyer, for those jurisdictions where failure to be so qualified has not had, and may not reasonably be expected to have, a Material Adverse Effect on Buyer.

      C.02 Corporate Authorization. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation by each of Buyer of the Contemplated Transactions are within the powers of Buyer and have been (or, prior to the Closing, will have been) duly authorized by all necessary action on the part of Buyer. Each of the Transaction Documents to which Buyer is party constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      C.03 Governmental Authorization. Except as set forth on Schedule C.03, the execution, delivery and performance by Buyer of the Transaction Documents require no action by or in respect of, consents or approvals of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act.

      C.04 Non-Contravention. The execution, delivery and performance by Buyer of the Transaction Documents do not and will not (i) contravene or conflict with the articles of organization or limited liability company agreement of Buyer,
(ii) assuming compliance with the matters referred to in Section C.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or any license, franchise, permit or other similar authorization held by Buyer, except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on Buyer taken as a whole.

      C.05 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Parent or Buyer (or any of their Affiliates) upon consummation of the Contemplated Transactions.

      C.06 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

      C.07 Financing. Buyer has or will have prior to Closing available to it cash, marketable securities or other investments, or presently available sources of credit, to enable it to purchase the Acquired Shares as contemplated by
Section 2.03(b) and Buyer will use its commercially reasonable best efforts to assist TTSI to have available to it prior to Closing borrowings sufficient to consummate the Redemptions and to pay off the promissory notes to be delivered to Tucker, B&D Australasia and Nippon pursuant to Section 2.01(g). As of the date hereof, Buyer has delivered true, correct and complete copies of the Commitment Letters to Parent. The copies of the Commitment Letters delivered to Parent include all of the terms and conditions of the financings contemplated therein, including but not limited to the conditions to any such financings, and there are no other terms or conditions applicable to such financings.

      C.8 Investment Representations. The Buyer is acquiring the Acquired Shares for its own account and not with a view to or for sale in connection with any distribution other than in accordance with federal and state securities laws. The Buyer has received from Parent all information that is requested and considers necessary or appropriate for deciding whether to purchase the Acquired Shares. The Buyer further represents that it has had an opportunity to ask questions and receive answers from Parent, the Seller Companies and TTSI regarding the terms and conditions of its acquisition of the Acquired Shares. The Buyer has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Acquired Shares. The Buyer has (i) by reason of its business or financial experience or the business or financial experience of its professional advisers who are unaffiliated with, and who are not compensated by, Parent or the Seller Companies or any affiliate thereof, directly or indirectly, has the capacity to protect is own interest in connection with its purchase of the Acquired Shares. The Buyer has the financial capacity to bear the risk of this investment and has received from Parent, TTSI and the Seller Companies all information that it requested and considers necessary or appropriate for deciding whether to purchase the Acquired Shares. The Buyer is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

      C.9 Restrictive Legends. The Buyer understands that the Acquired Shares will be "restricted securities" under the Securities Act, in as much as they are being acquired from an affiliate of TTSI in a transaction not involving a public offering, and that, under the Securities Act, and applicable regulations thereunder, such securities may be resold without registration under the Securities Act, only in certain limited circumstances. The Buyer understands that the certificates evidencing the Acquired Shares will bear the legend set forth below, together with any other legends required by the applicable state securities laws:



            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING ANY FUTURE HOLDERS IS BOUND BY THE TERMS OF THE STOCKHOLDERS' AND REGISTRATION RIGHTS AGREEMENTS BETWEEN THE ORIGINAL PURCHASER, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

                                                                       EXHIBIT D


                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS


I.    Employees and Employment.

      D.01 General. In connection with the Contemplated Transactions, and on or before the Closing Date, the employment of all Active Employees of the TTS Business including, without limitation, employees based in the TTS Business headquarters in Memphis, Tennessee, employees based in the Olive Branch Facility, the Amory Facility and the West Coast Technical Center and the employees listed on Attachment XIII, shall be transferred to TTSI such that the employment of such persons shall be considered continuous employment under Applicable Law. "Active Employee" shall mean any individual who is actively employed by TTSI or any Seller Company in connection with the TTS Business or is on authorized leave of absence, military service (without restriction) or lay-off with recall rights (without restriction) with respect to the TTS Business and where applicable shall include independent contractors. The Active Employees who are employed at any time on or after the Closing Date with Buyer or TTSI are herein collectively referred to as "Transferred Employees." Buyer shall ensure that such employment shall be at the same workplace and on the same terms and conditions as those under which such employees are currently employed by Seller Companies and the employment of each Transferred Employee shall be continued by Buyer or TTSI for the maximum applicable termination notice period to which the Seller Companies may be subject under Applicable Law as a result of the Contemplated Transactions. From and after the Closing Date, except as otherwise provided herein, Buyer and TTSI shall assume all obligations under any agreements, contracts or Applicable Law relating to the terms and conditions of employment of all Active Employees of the TTS Business, and Buyer and TTSI shall be responsible for any liability or obligations arising out of or pertaining to the termination of employment of, hiring of or failure or refusal to hire any Active Employee of the TTS Business on and after the Closing Date.

      No later than three days prior to Closing, Parent shall provide buyer with a listing of each Active Employee and the status of each such Active Employee, including whether such Active Employee is actively employed, on leave of absence (and the reason for such leave of absence) or on lay-off with recall rights.

      D.02 Labor Agreements. TTSI shall recognize the applicable labor unions, collective bargaining representative, trade unions or work councils representing any employees of the TTS Business as the exclusive collective bargaining representatives of such employees with respect to wages, hours, fringe benefits and other terms and conditions of employment to the extent so recognized by Seller Companies for all such employees who are within the appropriate bargaining unit as determined by Applicable Law. TTSI shall become a successor employer under any labor or collective bargaining agreements and Buyer and TTSI agree to honor the terms of and to assume all obligations of the Seller Companies under existing collective bargaining agreements in respect of such unionized employees from and after the Closing Date and all legal obligations arising from such recognition or assumption.

      D.03 Recalled or Rehired Employees. Buyer and TTSI confirm that any employees of the TTS Business that are laid off or on leave as of the Closing Date and who are recalled or rehired by Buyer or TTSI or return from leave on or after the Closing Date will be recalled or rehired by Buyer or TTSI or returned to employment in compliance with any applicable agreements, contracts or Applicable Law and will be accorded the benefits otherwise provided to Transferred Employees by Buyer or TTSI. Buyer further agrees that during the term of such leave or layoff, Buyer, in accordance with the terms of such plans and arrangements and Applicable Law, shall credit such employee with service and shall provide benefits under TTSI's plans.

      D.04 Negotiations with Employees or Employee Representatives. If and to the extent that any provisions of this Agreement are or may be subject to negotiation with employees, or applicable labor unions, trade unions or work councils, by policy, contract, collective agreement or Applicable Law, the Seller Companies, Buyer and TTSI shall cooperate fully in such negotiations.

      D.05 Termination and Plant Closing Notices; WARN. Parent shall provide or cause to be provided any notices to the employees of the TTS Business that may be required under any Applicable Law, including but not limited to WARN or any similar state or local law, with respect to events that occur prior to the reorganization of the TTS Business. Buyer shall provide any such notices to Active Employees with respect to events that occur as a result of the Contemplated Transactions, and to Transferred Employees with respect to events that occur on and after the Closing Date. Buyer shall not take, and shall cause TTSI not to take, any action after the Closing that would cause any termination of employees by Seller Companies that occur on or before the Closing Date to constitute a "plant closing" or "mass layoff" under WARN or any similar state or local law, or create any liability to the Seller Companies for employment termination under Applicable Law. Seller shall provide Buyer, upon request, with a list of employees terminated prior to Closing who may be affected under WARN or similar state or local law.

      D.06 Immigration Matters. Buyer acknowledges that the Contemplated Transactions may trigger certain obligations under the immigration laws of the countries where the TTS Business operates. Buyer shall be solely responsible for compliance with all requirements of such immigration laws and agrees to make any necessary filings with the appropriate Governmental Authority to ensure the continued employment eligibility of the Transferred Employees.

II.   United States Employee Benefit Matters.

      D.07  Salaried Employee Pension Plans.

            (a) As soon as practicable after the Closing Date, with effect as of the Closing Date, TTSI shall establish a defined benefit plan ("Successor Salaried Pension Plan"). As soon as practicable following the earlier of delivery to Parent of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Salaried Pension Plan or the issuance of indemnities satisfactory to the Parent in its sole discretion, Parent shall cause the transfer from The Black & Decker Pension Plan ("Parent's Salaried Pension Plan") to the Successor Salaried Pension Plan of assets (in accordance with paragraphs (c) and (d) below) and liabilities which are attributable to the Active Employees who are participants in the Parent's Salaried Pension Plan as of the Closing Date.

            (b) The Active Employees shall be eligible to participate under the Successor Salaried Pension Plan for a period of at least one year following the Closing Date on the same terms and conditions as provided to the Active Employees under Parent's Salaried Pension Plan immediately prior to the Closing Date. Service with Parent or any of its Affiliates prior to the Closing Date which was recognized under Parent's Salaried Pension Plan shall be recognized for the same purposes under the Successor Salaried Pension Plan.

            (c) The amount of assets to be transferred from the Parent's Salaried Pension Plan shall be equal to the Projected Benefit Obligation ("PBO") as determined in accordance with the Financial Accounting Standards Board Statement 87 ("FAS 87") and which is attributable to the Active Employees who are participants in Parent's Salaried Pension Plan as of the Closing Date (the "Transfer Amount"). Determination of the PBO shall be in accordance with the actuarial demographic assumptions used by the Seller's actuary in preparing the January 1, 1996 actuarial report for Parent's Salaried Pension Plan and the economic assumptions used by Parent for its December 31, 1997 FAS 87 year end disclosures. The above-described calculation of the amount to be transferred from the Parent's Salaried Pension Plan to the Successor Salaried Pension Plan shall be made by Seller's actuary and reviewed by Buyer's actuary.

            (d) All assets transferred under this Section D.07 shall be made in cash. The transfer contemplated herein shall comply with all requirements of Sections 414(l) and 401(a)(12) of the Code and in no event shall the Transfer Amount be less than the amount determined pursuant to Section 414(l) of the Code, using an interest rate of 5.75%. Pending completion of the transfers contemplated by this Section D.07, any benefits that are payable to Active Employees under the Parent's Salaried Pension Plan shall be paid or continue to be paid out of such plan. The Transfer Amount will be adjusted on a pro-rata basis (based on the ratio of the PBO calculated under this Section D.07 versus the total PBO for Parent's Salaried Pension Plan, calculated as of the Closing
Date) to reflect the actual asset performance of the Parent's Salaried Pension Plan from the Closing Date to the first day of the month prior to the date of transfer and credited with interest from that date until the date of transfer at the rate of 7.5% per year, and adjusted to reflect benefit payments and expenses paid after the Closing Date by the Parent's Salaried Pension Plan which are related to the obligations being transferred to the Successor Salaried Pension Plan. Pending the completion of such transfers, Parent will cooperate with Buyer with respect to plan administration, disbursement of benefits and other pertinent information.

            (e) The Successor Salaried Pension Plan and TTSI shall be liable for benefits with respect to Active Employees accrued under the Parent's Salaried Pension Plan prior to the Closing Date to the extent of the assets transferred in accordance with this Section D.07. The Buyer agrees that neither Parent nor Parent's Salaried Pension Plan shall have any further responsibility with respect to the assets and liabilities so transferred.

      D.08  Hourly Paid Employee Pension Plans.

            (a) As soon as practicable after the Closing Date, with effect as of the Closing Date, TTSI shall establish a defined benefit plan ("Successor Hourly Pension Plan"). As soon as practicable following the earlier of delivery to Parent of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Hourly Pension Plan, or the issuance of indemnities satisfactory to the Parent, in its sole discretion Parent shall cause the transfer from the Pension Plan for Hourly Employees of the True Temper Sports Division represented by the United Steelworkers of America ("Parent's Hourly Pension Plan") to the Successor Hourly Pension Plan of assets (in accordance with paragraph (c) and (d) below) and liabilities which are attributable to the Active Employees who are participants in the Parent's Hourly Pension Plan as of the Closing Date.

            (b) The Active Employees shall be eligible to participate under the Successor Hourly Pension Plan in accordance with any applicable collective bargaining agreement and Applicable Law. Service with Parent or any of its Affiliates prior to the Closing Date which was recognized under Parent's Hourly Pension Plan shall be recognized for the same purposes under the Successor Hourly Pension Plan.

            (c) The amount of assets to be transferred from the Parent's Hourly Pension Plan shall be equal to the Projected Benefit Obligation ("PBO") as determined in accordance with the Financial Accounting Standards Board Statement 87 ("FAS 87") and which is attributable to the Active Employees who are participants in Parent's Hourly Pension Plan as of the Closing Date (the "Transfer Amount"). Determination of the PBO shall be in accordance with the actuarial demographic assumptions used by Seller's actuary in preparing the January 1, 1996 actuarial report for Parent's Hourly Pension Plan and the economic assumptions used by Parent for its December 31, 1997 FAS 87 year end disclosures. The above-described calculation of the amount to be transferred from the Parent's Hourly Pension Plan to the Successor Hourly Pension Plan shall be made by Seller's actuary and reviewed by Buyer's actuary.

            (d) All assets transferred under this Section D.08 shall be made in cash. The transfer contemplated herein shall comply with all requirements of Sections 414(l) and 401(a)(12) of the Code and in no event shall the Transfer Amount be less than the amount determined pursuant to Section 414(l) of the Code, using an interest rate of 5.75%. Pending completion of the transfers contemplated by this Section D.08, any benefits that are payable to Active Employees under the Parent's Hourly Pension Plan shall be paid or continue to be paid out of such plan. The Transfer Amount will be adjusted on a pro-rata basis (based on the ratio of the PBO calculated under this Section D.08 versus the total PBO for Parent's Hourly Pension Plan, calculated as of the Closing Date) reflect the actual asset performance of the Parent's Hourly Pension Plan from the Closing Date to the first day of the month prior to the date of transfer and credited with interest from that date until the date of transfer at the rate of 7.5% per year, and adjusted to reflect benefit payments and expenses paid after the Closing Date by the Parent's Hourly Pension Plan which are related to the obligations being transferred to the Successor Hourly Pension Plan. Pending the completion of such transfers, Parent will cooperate with Buyer with respect to plan administration, disbursement of benefits and other pertinent information.

            (d) The Successor Hourly Pension Plan shall be liable for benefits with respect to Active Employees accrued under the Parent's Hourly Pension Plan prior to the Closing Date to the extent of the assets transferred in accordance with this Section D.08. The Buyer agrees that neither Parent nor Parent's Salaried Pension Plan shall have any further responsibility with respect to the assets and liabilities so transferred.

      D.09  Savings Plans.

            (a) Parent shall cause the trustee of The Black & Decker Retirement Savings Plan ("Parent's Savings Plan") to transfer, as of the transfer date specified below, the full account balances of the Active Employees under Parent's Savings Plan, to the Successor Savings Plan (as hereinafter defined). To the extent permissible under Parent's Savings Plan and to the extent participants' account balances are invested in Parent's stock, such assets shall be transferred to the Successor's Savings Plan in kind. Parent, Buyer and TTSI shall make any and all filings and submissions to the appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets from Parent's Savings Plan to the Successor Savings Plan.

            (b) As soon as practicable after the Closing Date, TTSI shall, and Buyer shall cause TTSI to, establish or designate an individual account plan for the benefit of Active Employees who were participants in Parent's Savings Plan (the "Successor Savings Plan"), shall take all necessary action, if any, to qualify the Successor Savings Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate Governmental Authorities required to be made by it in connection with the transfer of assets contemplated hereby. The Successor Savings Plan shall provide that those Transferred Employees and their beneficiaries who were participants in Parent's Savings Plan shall receive credit for all service and compensation with Parent or any of its Affiliates prior to the Closing Date for all purposes, to the same extent as such service and compensation are recognized under Parent's Savings Plan immediately prior to the Closing Date. TTSI shall, and Buyer shall cause TTSI to, take all action required or appropriate to vest fully all such Transferred Employees in their entire account balances transferred to the Successor Savings Plan and, to the extent required under Section 411(d)(6) of the Code, to protect and preserve all benefits, rights and features relating to those account balances transferred from Parent's Savings Plan. As soon as practicable following the earlier of the delivery to Parent of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Savings Plan or the issuance of indemnities satisfactory to Parent in its sole discretion, Parent shall cause the trustee of Parent's Savings Plan, to transfer the full account balances of Transferred Employees under Parent's Savings Plan as of the transfer date to the appropriate trustee designated by TTSI and Buyer under the trust agreement forming a part of the Successor Savings Plan; provided, that assets consisting of notes or other instruments evidencing loans made to participating Transferred Employees shall be transferred in such form to the Successor Savings Plan.

            (c) Effective as of the date of the transfer of assets contemplated by this Section D.09, TTSI shall assume all of the liabilities and obligations of Parent or any of its Affiliates in respect of the account balances accumulated by Transferred Employees under Parent's Savings Plan (to the extent that assets relating to such account balances have been transferred to the Successor Savings Plan), and the Successor Savings Plan assumes all liabilities and obligations of Parent's Savings Plan with respect to all account balances under Parent's Savings Plan of such US Transferred Employees (to the extent that assets relating to such account balances have been transferred to the Successor Savings Plan). Neither Buyer, TTSI nor any of their respective Affiliates shall assume any other obligations or liabilities arising under or attributable to Parent's Savings Plan and neither Parent nor any of its Affiliates shall assume any liabilities or obligations under or attributable to the Successor Savings Plan. Prior to the transfer of assets contemplated by this Section D.09, TTSI, if consented to by the applicable Transferred Employee, shall withhold from such Transferred Employee's pay, loan repayments relating to any outstanding loan to such Transferred Employee under Parent's Savings Plan and shall promptly forward those withholdings to Parent's Savings Plan.

      D.10  Health and Welfare Plans; Benefit Arrangements.

            (a) For a period of one year following the Closing Date, TTSI shall ensure, and Buyer shall cause TTSI to ensure, that the US Transferred Employees are provided benefits that are substantially equivalent on an aggregate basis (and "substantially identical" with respect to health benefit coverage for purposes of satisfying Section 4980B of the Code) to those provided under the Employee Plans and Benefit Arrangements as in effect for those US Transferred Employees immediately prior to the Closing Date, it being understood and agreed that such benefits provided by TTSI shall include health, medical, dental, life, disability and severance benefits. Notwithstanding anything to the contrary in the preceding sentence, Buyer shall take commercially reasonable steps for purposes of TTSI providing health benefit coverage to US Transferred Employees on the Closing Date through CIGNA and agrees that such health benefit coverage will be "substantially identical" to that provided under Parent's group health plan as in effect immediately prior to the Closing Date for purposes of satisfying Section 4980B of the Code; provided, however, that if such health benefit coverage is not in place as of the Closing Date, Parent agrees to provide continuation coverage to US Transferred Employees (and their covered dependents) to the extent required by Section 4980B of the Code. Parent, at its option, may provide and administer continuation coverage and benefit claims under its group health plan and in such event TTSI shall reimburse Parent for the reasonable and customary cost of the provision and administration of benefits thereunder for the TTSI employees and covered dependents. Parent agrees to cooperate and assist Buyer and TTSI as is reasonably necessary to put such TTSI's health benefit coverage in place.

            (b) In furtherance and not in limitation of the provisions of this Section D.10, as of the Closing Date, TTSI shall, and Buyer shall cause TTSI to,
(i) establish severance plans, agreements and arrangements with the same terms and conditions as those provided under the applicable severance agreements, plans or arrangements listed on Schedule B.20,
(ii) maintain such severance agreements, plans and arrangements for a period of at least one year following the Closing Date, and (iii) pay any benefits to any US Transferred Employees that they may be entitled to receive under such severance agreements, plans or arrangements. In furtherance and not in limitation of the provisions of this Section D.10, as of the Closing Date, TTSI shall assume the obligations of Seller Companies under the individual employee severance agreements listed on Schedule B.20.

            (c) With respect to any US Transferred Employee (including any beneficiary or dependent thereof), except as expressly set forth herein, Seller Companies shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported) on or prior to the Closing Date, and (ii) all liabilities and obligations arising under any worker"s compensation laws to the extent such liability or obligation relates to the period prior to the Closing Date.

            (d) Any group health plan, disability plan or other plans established or designated by TTSI after closing for the benefit of US Transferred Employees shall not contain any exclusion or limitation with respect to any preexisting condition.

            (e) In furtherance and not in limitation of the provisions of this Section D.10, TTSI covenants and agrees that in 1998 it shall continue the annual incentive plan arrangements in effect for the individuals listed in Attachment B.20-A to Schedule B.20 on the basis set forth in Attachment B.20-A and shall not amend or otherwise modify such arrangements. Buyer covenants and agrees to take all actions necessary or appropriate after the Closing to cause TTSI to satisfy its obligations under this Section D.10(e).

      D.11  Post-Retirement Medical and Life Insurance.

            (a) Seller Companies shall retain responsibility for providing health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or former employee of the TTS Business (other than US Transferred Employees) who retires or has retired on or before the Closing Date. TTSI and Buyer shall be responsible for providing any post-retirement medical, life or similar benefits to US Transferred Employees.

            (b) Notwithstanding the provisions of this Exhibit D, including but not limited to the provisions of this Section D.11, Seller Companies may amend, modify or terminate any plans or arrangements providing post-retirement health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or former employee of the TTS Business, subject in each case to the provisions of Applicable Law.

            (c) Except as may be required by Applicable Law, Buyer shall not be obligated by this Agreement to provide post-retirement, health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums), or any particular level of such benefits, to US Transferred Employees.

      D.12 Supplemental Plans. Parent shall retain all liability and obligation with respect to Active Employees under the Black & Decker Executive Deferred Compensation Plan, the Black & Decker Supplemental Executive Retirement Plan, the Black & Decker Supplemental Pension Plan and the Black & Decker Supplemental Retirement Savings Plan.

III.  Other Country Employee Benefit Matters.

      D.13 General. For a period of one year following the Closing Date, Buyer and TTSI shall ensure that the Non-US Transferred Employees are provided benefits that are substantially similar to those provided under the Non-U.S. Benefit Arrangements as in effect for those Non-US Transferred Employees immediately prior to the Closing Date, it being understood that each Non-US Transferred Employee shall receive credit for all service and compensation with Seller Companies and any of their predecessors or Affiliates prior to the Closing Date for all purposes other than Benefit Service to the same extent that service and compensation are recognized immediately prior to the Closing.

      D.14 Severance/Termination Indemnities. In furtherance and not in limitation of the provisions of Section D.12, for a period of at least one year, TTSI shall provide severance programs and termination indemnities with the same terms and conditions as those provided by the Seller Companies or TTSI to the Non-US Transferred Employees immediately prior to the Closing and agrees to pay any benefit to Non-US Transferred Employees to which they may be entitled under such severance programs and/or termination indemnities applicable to Buyer and its Affiliates with respect to events that occur on or after the Closing Date or as a result of the Contemplated Transactions, or applicable to Parent and its Affiliates as a result of the Contemplated Transactions.

VII.  General.

      D.15 No Third Party Beneficiaries. No provision of this Exhibit D or any other provision in the Transaction Documents shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Parent or of any of its Affiliates in respect of continued employment (or resumption of employment) with Parent, Buyer, TTSI or any of their Affiliates, and no provision of this Exhibit D shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement, or any plan or arrangement which may be established by Buyer, TTSI or any of their Affiliates. Subject to Applicable Law, unless otherwise provided herein, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, either before or after Closing, any such Employee Plan or Benefit Arrangement of the Parent or any of its Affiliates.

      D.16 Indemnification by Buyer. Effective as of the Closing, Buyer hereby indemnifies Parent and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from, any and all Damages arising out of or pertaining to (i) the termination of employment of, hiring of or failure or refusal to hire, any Active Employee of the TTS Business on or after the Closing; (ii) in relation to any Active Employee any modification of the pay, benefits or other terms and conditions of employment of any Active Employee on or after the Closing; and (iii) any breach of any covenants of the Buyer contained in this Exhibit D.

      D.17 Indemnification by Parent. Effective as of the Closing, Parent hereby indemnifies Buyer and TTSI and agrees to hold each harmless from any and all Damages arising out of or pertaining to any breach of any covenants of the Parent or its Affiliates contained in this Exhibit D.

                                                                       EXHIBIT E


            ADDITIONAL MATTERS RELATING TO PRODUCT LIABILITY ISSUES


      Parent and Buyer acknowledge and agree that each has a continuing interest in ensuring that claims involving alleged product defects and product safety are handled by TTSI after the Closing in a manner that minimizes liability of the parties and otherwise protects the parties' interests. This Exhibit E sets forth certain additional procedures, covenants and agreements relating to product liability and related matters in respect of products sold and services provided by TTSI or the TTS Business that, among other things, are intended to enhance the parties' ability to achieve these objectives.

      E.01 With respect to liabilities and obligations relating to claims of manufacturing or design defects, the parties have agreed that certain of these liabilities and obligations will constitute Assumed Liabilities for which TTSI will be responsible and certain of these liabilities and obligations will constitute Excluded Liabilities for which Seller Companies will be responsible. Because (i) it is likely that TTSI may receive the initial notice or claim with respect to liabilities and obligations that ultimately prove to be Seller Companies' responsibility and vice versa and (ii) in many cases it is critical to the defense of such claims that products and the location in which the alleged incident occurs be inspected as soon as practicable, each of Parent, TTSI and Buyer agree to give immediate notice to the other party in the event that they receive notice of a claim involving or potentially involving claims of manufacturing or design defects where the party first receiving such notice reasonably believes that the responsibility for the liability or obligation, if any, will be that of the other party or if there is any doubt as to which party ultimately will be responsible for any related liabilities or obligations. Each of Parent, TTSI and Buyer also agree with respect to each claim of manufacturing or design defects that they will perform a prompt, diligent and continuing investigation to determine whether the claim is an Assumed Liability or an Excluded Liability, and agree to give immediate notice to the other parties at any time if the investigation reveals that the responsibility for the liability or obligation, if any, will be that of the other party if there is any doubt as to which party ultimately will be responsible for any related liabilities or obligations. Each of Parent, TTSI and Buyer agree that the party providing such notice will thereafter cooperate with the other party to permit the other party to conduct its own investigation, and the party providing such notice will provide to the other party reports on the status of the claim and subject to the provisions of Article X an opportunity to participate in the defense of the claim, at its own cost and expense. To expedite the review of these issues and ensure that both parties' rights and defenses are preserved, Parent, TTSI and Buyer shall provide such notice as follows:

            if to Parent, or TTSI prior to Closing:

                  The Black & Decker Corporation
                  701 East Joppa Road
                  Towson, Maryland  21286
                  Attention:  Product Liability Counsel

            if to Buyer, or TTSI after Closing:

                  True Temper Sports, Inc.
                  8275 Tournament Drive, Suite 200
                  Memphis, Tennessee  38125
                  Attention:  President

      E.02 To the extent that either Parent, TTSI or Buyer (or any of their directors, officers, advisors, attorneys, accountants, employees, insurers or agents) conducts an investigation or other inquiry into any events or circumstances that lead to a claim of manufacturing or design defects in respect of a product or product line generally or a specific claim or allegation and the results of such investigation or inquiry relate to or otherwise affect the liabilities or obligations of the other party hereunder, Parent, TTSI or Buyer, as the case may be, agree to share any information obtained as a result of the investigation or inquiry, in each case subject to the express provisions of
Section 7.07 of this Agreement.

      E.03 To assist each of the parties to this Agreement with the defense of claims involving allegations of manufacturing or design defects and with compliance with each parties' respective legal obligations under this Agreement and otherwise, Parent, TTSI and Buyer each agree from time to time to designate individuals within their respective organizations as an "Engineering/Safety Assurance Liaison" and a "Claims Liaison" for the purpose of coordinating the defense of claims involving products sold and services provided by TTSI or the TTS Business. The initial individuals serving in these capacities shall be designated in writing by Parent, TTSI and Buyer at Closing and, thereafter, may be changed from time to time by notice to the other party.

      E.04 To assist each of the parties to this Agreement with the defense of claims involving allegations of manufacturing or design defects and with compliance with each parties' respective legal obligations under this Agreement and otherwise, Parent, TTSI and Buyer each agree from time to time to provide the other party access to all information as provided in Section 5.04 and
Section 6.02. Without limiting the generality of those provisions, Parent, TTSI and Buyer acknowledge and agree that the aforementioned information and access includes the existing databases relating to consumer complaints, claims and litigation, whether maintained at the headquarters of the TTS Business or otherwise, access to personnel and engineering and design drawings or documents and any other relevant information.

                                                                   ATTACHMENT I


                                OPENING STATEMENT



                                    ATTACHED

                                                                   ATTACHMENT II



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement (this "Agreement") is made as of the ______ day of __________ 1998, by and between Emhart Industries, Inc., a corporation organized and existing under the laws of Delaware ("Transferor"), and True Temper Sports, Inc., a corporation organized and existing under the laws of the State of Delaware ("Transferee").


                              W I T N E S S E T H:

      WHEREAS, The Black & Decker Corporation, a Maryland corporation and the ultimate corporate parent of Transferor and Transferee ("BDC"), Transferee and TTSI LLC, a Delaware limited liability company ("LLC"), have entered into a Reorganization, Recapitalization and Stock Purchase Agreement dated as of June 29, 1998 (the "Recapitalization Agreement"), pursuant to which, among other things, BDC has agreed to sell and cause its Subsidiaries to sell, and LLC has agreed to buy and to cause its Subsidiaries to buy, the TTS Business; and

      WHEREAS, Transferor and Transferee desire to enter into this Agreement to effect certain transactions referred to in and contemplated by the Recapitalization Agreement;

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Recapitalization Agreement.


                                  ARTICLE II

                              CONTRIBUTED ASSETS

      Section 2.01. Transfer of Assets. Effective at 12:01 a.m. (Eastern time) on the date hereof, upon the terms and subject to the conditions set forth in this Agreement and the Recapitalization Agreement, Transferor contributes, transfers, conveys, assigns and delivers to Transferee, and Transferee receives, acquires and accepts from Transferor, free and clear of all Liens other than

Permitted Liens, all of Transferor's right, title and interest in and to the Contributed Assets. Effective at 12:01 a.m. (Eastern time) on the date hereof, upon the terms and subject to the conditions set forth in this Agreement and the Recapitalization Agreement, Transferee accepts all risk of loss with respect to the Contributed Assets.

      Section 2.02. Assignment of Contracts and Rights.

            (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of Transferee or Transferor, or any Affiliates of Transferee or Transferor thereunder.

            (b) With respect to any Contract or any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, to the extent necessary and reasonably requested by Transferee, the parties hereto will use reasonable commercial efforts to obtain the written consent of the other parties to any such Contract for the assignment thereof to Transferee, or written confirmation from such parties reasonably satisfactory in form and substance to Transferee and Transferor confirming that such consent is not required.

            (c) If such consent, waiver or confirmation is not obtained with respect to any such Contract, as among the parties hereto, Transferee will obtain through a subcontracting arrangement or otherwise, and subject to Applicable Law and the terms of such Contract, the claims, rights and benefits of Transferor and, to the extent possible, assume the obligations under such Contracts in accordance with this Agreement, and Transferor will enforce at the request of and for the benefit of Transferee, with Transferee assuming Transferor's obligations, any and all claims, rights and benefits of Transferor against a third party thereto arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of Transferee).

            (d) Transferor will promptly pay to Transferee, when received, all monies received by Transferor under any Contributed Asset or any claim, right or benefit arising thereunder not transferred as a result of the provision of this
Section 2.02.


                                   ARTICLE III

                               ASSUMED LIABILITIES

      Section 3.01. Assumption of Liabilities. Effective at 12:01 a.m. (Eastern time) on the date hereof, upon the terms and subject to the conditions of this Agreement and the Recapitalization Agreement, Transferee assumes and agrees to pay, discharge and satisfy the Assumed Liabilities.

                                   ARTICLE IV

                              EXCLUDED LIABILITIES

      Section 4.01. Satisfaction of Excluded Liabilities. Transferor agrees to pay, discharge and satisfy the Excluded Liabilities.


                                    ARTICLE V

                            SURVIVAL; INDEMNIFICATION

      Section 5.01. Survival; Indemnification. Transferor and Transferee agree as to matters of survival and indemnification as set forth in Article X of the Transaction Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS


      Section 6.01. Construction. As used in this Agreement, the plural shall include the singular and the singular shall include the plural. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

      Section 6.02. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party has received a counterpart hereof signed by the other party hereto.

      Section 6.03. Captions. The captions used in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      Section 6.04. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent any provision of this Agreement is determined to be prohibited or unenforceable Transferor and Transferee agree to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable implement the purposes and intent of the prohibited or unenforceable provision.

      Section 6.05. Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

      IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    EMHART INDUSTRIES, INC.


                                    By:_______________________________(SEAL)
                                        Name:
                                        Title:


                                    TRUE TEMPER SPORTS, INC.


                                    By:_______________________________(SEAL)
                                        Name:
                                        Title:

                                                                  ATTACHMENT III


                ASSIGNMENT OF UNITED STATES TRADEMARKS, TRADEMARK
                 REGISTRATIONS AND APPLICATIONS FOR REGISTRATION


      WHEREAS, Emhart Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at Drummond Plaza Office Park, 1423 Kirkwood Highway, Newark, Delaware 19711, (hereinafter, the "Assignor"), is the owner of certain United States Trademarks which are the subject of the Trademark Registrations and Applications for Registration identified in Table 1 attached hereto, and;

      WHEREAS, True Temper Sports, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at 8275 Tournament Drive, Suite 200, Memphis, Tennessee 38125 (hereinafter, the "Assignee"), is desirous of acquiring the entire right, title and interest of the Assignor in and to said United States Trademarks, Trademark Registrations and Applications for Registration identified in Table 1 attached hereto and the goodwill associated therewith;

      NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration not herein specifically enumerated, the receipt and sufficiency of which is hereby acknowledged, the Assignor has sold, assigned and transferred, and by these presents does hereby sell, assign and transfer unto the Assignee, its successors, assigns or other legal representatives, Assignor's entire right, title and interest including the goodwill associated therewith, and any common law rights in and to the said United States Trademarks, Trademark Registrations and Applications for Registration, along with all renewals of the trademark registration and applications of registration that are or may be secured under the laws of the United States, together with all rights thereunder as the same would have been held by Assignor had this assignment and sale not been made, Assignor reserving no rights unto itself.

      The foregoing sale, assignment and transfer shall include all claims for profits and damages of past infringement, if any, of said U.S. Trademarks, Trademark Registrations and Applications for Registration, with the right to sue for and collect the same for the Assignee's own use and advantage and for the use and advantage of its successors, assigns or other legal representatives.

      Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any application for registration of the Trademarks, (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with the Trademarks,


                                     III-1

Trademark Registration and Application for Registration assigned pursuant to this Assignment, and (3) the implementation or perfection of this Agreement.

      IN WITNESS WHEREOF, the Assignor has caused this instrument to be signed by a duly authorized corporate officer and its corporate seal to be hereto affixed.

                                    EMHART INC.


  ________________, 1998            By________________________________
                                        Charles E. Fenton
                                        Vice President & Assistant Secretary

  (SEAL)



  STATE OF MARYLAND

  COUNTY OF BALTIMORE

      On this _____ day of ___________, 1998, before me, ___________, personally appeared Charles E. Fenton, who acknowledged himself to be Vice President & Assistant Secretary of Emhart Inc. and is known to me to be a resident of the State of Maryland and is authorized to execute documents on behalf of the corporation.


  (SEAL)                            __________________________________
                                  Notary Public


  My commission expires: __________________



                                     III-2

                                     TABLE 1

    REGISTERED:
                   TRADEMARK                             REGISTRATION NUMBER
                   ---------                             -------------------
                   AVR                                   1674148
                   Black Gold                            1643717
                   Century                               1089805
                   Comet & Design                        980306
                   Command                               1673549
                   Counterpoint                          2079945
                   Dynalite                              562535
                   Dynalite Gold                         1828401
                   Dynamic                               2133627
                   Dynamic                               383070
                   Dynamic Gold                          1298940
                   Dynamic Lite                          1833938
                   Eagle Design                          1490102
                   EI-70                                 1676902
                   Extralite                             1266688
                   Flex Flow                             1355643
                   Gold Plus                             1558189
                   Jet Step                              1208621
                   Modulus EV                            1582746
                   Ox Ultra II                           1688957
                   Power Transition Profile              2056106
                   Pro Fit                               666819
                   RC2                                   1671064


                                     III-3

                   TRADEMARK                             REGISTRATION NUMBER
                   ---------                             -------------------
                   Sensicore                             2048292
                   Step Down                             365954
                   T1                                    1360425
                   T2                                    1360424
                   True Temper                           258244
                   True Temper                           1356493
                   True Temper                           1058338
                   True Temper                           239511
                   True Temper (Stylized)                1897044
                   Truelite                              2056105
                   TT & Design                           1356494
                   TT & Design                           708047
                   TT & Design                           771149
                   TT Lite                               1173464
                   TT Lite                               1137450
                   TT Lite                               1903500
   PENDING:
                   Assailant                             75/169921
                   Atomic Lite                           75/169922
                   Atomic Steel                          75/169920
                   Dynamic Titanium Matched              75/415599
                   Fastfit Clubfitting System            75/047221
                   Fifth Sense                           75/364662
                   Flex Fit                              75/315174
                   Power-Fit                             75/083267
                   Quantum                               75/298968


                                     III-4

                   TRADEMARK                             REGISTRATION NUMBER
                   ---------                             -------------------
                   Rocket                                75/169919
                   Scoring Series                        75/298396
                   Sensicore                             75/381756
                   Shaft Lab                             75/114472
                   Shaftware                             75/106255
                   System Integration                    75/191012
                   Target Strike                         75/320950
                   The Way to Feel the Game              75/364658
                   Torsionally Tune                      74/699677
                   Tri Star                              75/376812
                   Tri Star & Design with Stars          75/376813
                   True Temper                           75/381755
                   True Temper Scoring Series            75/298967
                   True Temper Torch                     75/398709

                   Powerlink                             75/476490

                   Powerlink Plus                        75/476698

                   Silver Bullet                         75/448545

                   Vanadium Fe                           75/441963


                                     III-5

                                                                   ATTACHMENT IV



                   ASSIGNMENT OF FOREIGN TRADEMARKS, TRADEMARK
                 REGISTRATIONS AND APPLICATIONS FOR REGISTRATION

         WHEREAS, Emhart Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office address at Drummond Plaza Office Park, 1423 Kirkwood Highway, Newark, Delaware 19711, (hereinafter, the "Assignor"), is the owner of certain Foreign Trademarks which are the subject of the Trademark Registrations and Applications for Registration identified in Table 1 attached hereto, and;

         WHEREAS, True Temper Sports, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at 8275 Tournament Drive, Suite 200, Memphis, Tennessee 38125 (hereinafter, the "Assignee"), is desirous of acquiring the entire right, title and interest of the Assignor in and to said Foreign Trademarks, Trademark Registrations and Applications for Registration identified in Table 1 attached hereto and the goodwill associated therewith;

         NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration not herein specifically enumerated, the receipt and sufficiency of which is hereby acknowledged, the Assignor has sold, assigned and transferred, and by these presents does hereby sell, assign and transfer unto the Assignee, its successors, assigns or other legal representatives, Assignor's entire right, title and interest including the goodwill associated therewith, and any common law rights in and to the said Foreign Trademarks, Trademark Registrations and Applications for Registration, along with all renewals and extensions of the Trademark Registrations or applications for Registration that are or may be secured throughout the world, together with all rights thereunder as the same would have been held by Assignor had this assignment and sale not been made, Assignor reserving no rights unto itself.

         The foregoing sale, assignment and transfer shall include all claims for profits and damages of past infringement, if any, of said Foreign Trademarks, Trademark Registrations and Applications for Registration, with the right to sue for and collect the same for the Assignee's own use and advantage and for the use and advantage of its successors, assigns or other legal representatives.

         Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applicable for registration of the Trademarks, (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with the Trademarks,

Trademark Registration and Application for Registration assigned pursuant to this Assignment, and (3) the implementation or perfection of this Agreement.

         IN WITNESS WHEREOF, the Assignor has caused this instrument to be signed by a duly authorized corporate officer and its corporate seal to be hereto affixed.

                                          EMHART INC.


_________________, 1998                   By________________________________
                                            Charles E. Fenton
                                            Vice President & Assistant Secretary

(SEAL)


                                          TRUE TEMPER SPORTS, INC.


_________________, 1998                   By________________________________
                                            Name:
                                            Title:

(SEAL)



STATE OF MARYLAND

COUNTY OF BALTIMORE

         On this _____ day of ___________, 1998, before me, __________________, personally appeared Charles E. Fenton, who acknowledged himself to be Vice President & Assistant Secretary of Emhart Inc. and is known to me to be a resident of Maryland and is authorized to execute documents on behalf of the corporation.


(SEAL)                                    __________________________________
                                          Notary Public


My commission expires: __________________

STATE OF MARYLAND

COUNTY OF BALTIMORE

         On this _____ day of ___________, 1998, before me, __________________, personally appeared ____________________, who acknowledged himself to be ______________________ _____________________ of True Temper Sports, Inc. and is
known to me to be a resident of _________________ and is authorized to execute documents on behalf of the corporation.


(SEAL)                                    __________________________________
                                          Notary Public


My commission expires: __________________

                                     TABLE 1

REGISTERED:

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
AT                      True Temper                     57389
AT                      TT True Temper                  58157
AU                      Assailant                       725429
AU                      Black Gold                      A550178
AU                      Century                         A550179
AU                      Contour                         A364568
AU                      Dynalite Gold                   A608135
AU                      Dynamic                         A111185
AU                      Dynamic Gold                    A378007
AU                      Dynamic Lite                    A607826
AU                      Flex Flow                       A422900
AU                      Jet Step                        A350535
AU                      Pro Fit                         B178342
AU                      Sensicore                       725490
AU                      The Determinator                A640949
AU                      The Flex Fitting Solution       640950
AU                      True Temper                     A78903
AU                      TT & Design                     B302531
AU                      Unitized                        A258953
BP                      Dynamic                         2542/52
BP                      True Temper                     2541/52
BR                      True Temper                     817146288
BX                      Dynamic                         344755

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
BX                      True Temper                     105886
BX                      TT & Design                     105887
CA                      Black Gold                      418504
CA                      Century                         TMA227830
CA                      Contour                         TMA277257
CA                      Counterpoint                    TMA490492
CA                      Dynalite                        UCA050379
CA                      Dynalite Gold                   TMA438394
CA                      Dynamic                         UCA043338
CA                      Dynamic Gold                    TMA289976
CA                      Dynamic Lite                    TMA436335
CA                      Eagle Design                    TMA466988
CA                      EI-70                           TMA406607
CA                      Extralite                       TMA262970
CA                      Flex Flow                       TMA320262
CA                      Jet Step                        TMA259548
CA                      Modulus EV40                    TMA406608
CA                      NCM 180                         TMA463479
CA                      Power Transition Profile        TMA490586
CA                      Pro Fit                         TMA210372
CA                      Sensicore                       TMA478633
CA                      Step Down                       TMA210509
CA                      Stratus                         TMA463480
CA                      System Integration              TMA440604
CA                      The Determinator                TMA451933

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
CA                      The Flex Fitting Solution       TMA454329
CA                      Torsionally Tuned               TMA490511
CA                      Tri-Wall                        TMA463478
CA                      True Temper                     TMA104673
CA                      True Temper (Stylized)          TMA439902
CA                      True Temper (Word)              TMA441035
CA                      Truelite                        TMA490584
CA                      TT & Design                     TMA137619
CA                      TT Lite                         TMA239427
CA                      TT-Lite                         TMA441028
CA                      Unitized                        TMA210510
CH                      Dynamic                         P286607
CH                      TT & Design                     345065
DE                      Century                         2027653
DE                      E1-70                           2015992
DE                      Flex Flow                       1082299
DE                      True Temper                     503182
DE                      TT & Design                     855089
DE                      Modulus EV40                    2015735
DE                      TT True Temper                  864671
DK                      Dynamic                         2901-1978
DK                      True Temper                     1042-1937
DK                      True Temper                     3163-1967
ES                      Flex Flow                       1100318
ES                      True Temper                     513613

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
ES                      TT & Design                     603263
FI                      Dynamic                         75325
FR                      Black Gold                      1644151
FR                      Black Magic                     92404513
FR                      Century                         1644152
FR                      Dynamic                         1594632
FR                      EI-70                           1644154
FR                      Flex Flow                       1302972
FR                      Modulus EV40                    1644153
FR                      True Temper                     1481426
FR                      True Temper                     1594633
FR                      TT & Design                     1481427
GB                      Black Gold                      1455042
GB                      Black Magic                     1490249
GB                      Century                         1455020
GB                      Comet (Device)                  1014481
GB                      Command                         1455898
GB                      Contour                         1160032
GB                      Counterpoint                    2032074
GB                      Counterweight                   2032069
GB                      Dynalite                        958879
GB                      Dynalite Gold                   1541180
GB                      Dynamic                         661728
GB                      Dynamic                         686588
GB                      Dynamic Gold                    B1178187

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
GB                      Dynamic Lite                    1541178
GB                      Flex Flow                       B1237872
GB                      Jet Step                        1143320
GB                      Sensicore                       2120494
GB                      True Temper                     B689098
GB                      True Temper                     B1350237
GB                      True Temper EI-70               1472910
GB                      True Temper Pro Fit             B784345
GB                      TT (Device)                     B1071411
GB                      TT Lite (Device)                B1121200
IE                      Comet & Design                  83584
IE                      Dynamic                         B83585
IN                      TT True Temper                  279925B
IT                      Black Gold                      621295
IT                      Century                         621296
IT                      Dynamic                         341445
IT                      EI-70                           623063
IT                      Modulus EV40                    621294
IT                      True Temper                     554494
IT                      TT & Design                     554495
JP                      Action Plus                     2556590
JP                      Dynalite                        1992625
JP                      Dynamic Gold Lite               10-36821
JP                      Dynamic Lite                    3174808
JP                      Jet Step                        1605414

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
JP                      Modulus EV40                    2696437
JP                      Pro Fit (Katakana)              1634899
JP                      Pro Fit (Katakana)              1412873
JP                      The Determinator                4068284
JP                      The Flex Fitting Solution       4068285
JP                      True Temper                     303162
JP                      True Temper Dynamic             915441
JP                      True Temper Dynamic Gold        2691949
JP                      True Temper Step Down           1581181
JP                      TT & Design                     951141
JP                      Unitized                        1992626
KR                      Black Gold                      324218
KR                      Comet & Design                  33355
KR                      Dynalite                        33358
KR                      Dynamic                         33357
KR                      Flex Flow                       126896
KR                      Pro Fit                         33502
KR                      True Temper                     34049
KR                      True Temper Modulus EV40        252327
KR                      TT & Design                     33360
KR                      Unitized                        311613
MX                      The Determinator                482238
MX                      The Flex Fitting Solution       499263
NO                      Dynamic                         102255

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
NO                      True Temper                     71441
NZ                      Black Gold                      208050
NZ                      Century                         208051
NZ                      Comet & Design                  B104888
NZ                      Dynamic                         52482
NZ                      Dynamic Gold                    143059
NZ                      Flex Flow                       157236
NZ                      Jet Step                        A134935
NZ                      Pro Fit                         B104886
NZ                      Super Lite                      B121350
NZ                      True Temper                     B52481
NZ                      True Temper Kinetic & Design    B121351
NZ                      True Temper Unitized            B101160
NZ                      TT & Design                     B117684
NZ                      TT True Temper Lite             B121349
SE                      Black Gold                      237605
SE                      Century                         237606
SE                      Dynamic                         169309
SE                      EI-70                           237608
SE                      EI-70                           240623
SE                      Flex Flow                       197722
SE                      Modulus EV40                    237607
SE                      True Temper                     120848
SE                      TT & Design                     120775
TE                      Dynamic                         2542/52

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
TE                      True Temper                     2541/52
TW                      Black Gold                      547170
TW                      Century                         592535
TW                      Century w/Chinese Characters    483565
TW                      Comet & Design                  483568
TW                      Dynalite                        547158
TW                      Dynamic                         486248
TW                      Dynamic Gold                    483569
TW                      Extralite                       431850
TW                      Flex Flow                       483570
TW                      Modulus                         556240
TW                      Pro Fit                         483567
TW                      Rocket                          547157
TW                      Step Down                       483566
TW                      The Determinator                690272
TW                      True Temper                     547159
TW                      TT & Design                     547156
TW                      Unitized                        483571
VD                      Dynamic                         2542/52
VD                      True Temper                     2541/52
ZA                      Dynalite                        70/1829
ZA                      Dynamic                         2542/52
ZA                      Flex Flow                       85/1485
ZA                      True Temper                     2541/52
PENDING:

COUNTRY                 TRADEMARK                       REGISTRATION NUMBER
-------                 ---------                       -------------------
BR                      True Temper                     817146296
CA                      Counterwright                   791154
CA                      Eagle Design                    745362
CA                      Fastfit Clubfitting System      802377
CA                      Power-Fit                       808901
CA                      Shaftware                       813032
GB                      The Determinator                1585795
JP                      Dynalite Gold                   9-8749
JP                      EI-70                           3-13888
JP                      Sensicore                       9-5081

                                                                    ATTACHMENT V



                 ASSIGNMENT OF UNITED STATES PATENTS AND PATENT
                                  APPLICATIONS


         WHEREAS, Emhart Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office address at Drummond Park Office Park, 1423 Kirkwood Highway, Newark, Delaware 19711, (hereinafter, the "Assignor"), is the owner of certain United States Patents and Patent Applications all of the foregoing being more specifically identified in Table 1 attached hereto; and

         WHEREAS, True Temper Sports, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at 8275 Tournament Drive, Suite 200, Memphis, Tennessee 38125 (hereinafter, the "Assignee"), is desirous of acquiring the entire right, title and interest of the Assignor in and to said United States Patents and Patent Applications;

         NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration not herein specifically enumerated, the receipt and sufficiency of which is hereby acknowledged, the Assignor has sold, assigned and transferred, and by these presents does hereby sell, assign and transfer unto the Assignee, its successors, assigns or other legal representatives, its entire right, title and interest in and to the said United States Patents and Patent Applications, along with all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or foreign equivalents thereof, including the subject matters which may be obtained therefrom, and together with all claims of Assignor for profits and damages by reason of past infringement, if any, of said United States Patents and Patent Applications with the right to sue for and collect same for Assignee's own use and advantage and for the use and advantage of its successors, assigns or other legal representatives.

         Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably requested): (1) in the preparation and prosecution of any applications covering the inventions assigned herein, (2) in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceedings that may arise in connection with the Patents and Patent Applications assigned pursuant to this Assignment, and (3) in the implementation and perfection of this Agreement.

         IN WITNESS WHEREOF, the Assignor has caused this instrument to be signed by a duly authorized corporate officer and its corporate seal to be hereto affixed.

                                          EMHART INC.


_________________, 1998                   By________________________________
                                            Charles E. Fenton
                                            Vice President & Assistant Secretary

(SEAL)



STATE OF MARYLAND

COUNTY OF BALTIMORE

         On this _____ day of ___________, 1998, before me, ___________, personally appeared Charles E. Fenton, who acknowledged himself to be Vice President & Assistant Secretary of Emhart Inc. and is known to me to be a resident of Maryland and is authorized to execute documents on behalf of the corporation.


(SEAL)                                    __________________________________
                                          Notary Public


My commission expires: __________________

                                     TABLE 1

REGISTERED:

             CASE NUMBER   SUBCASE   FILE DATE     PATNUMBER   ISSDATE
             -----------   -------   ---------     ---------   -------
             3623-22                 20-Mar-1978   4205845     03-Jun-1980
             4525-22                 03-Dec-1993   5628473     13-May-1997
             4694-22       B         01-Feb-1996   5646345     08-Jul-1997
             4694-22                 01-Aug-1994   5520049     28-May-1996
             4694-22       A         20-Jul-1995   5533386     09-Jul-1996
             4750-22                 12-Dec-1994   5528927     25-Jun-1996
             4769-22                 22-Dec-1994   5515615     14-May-1996
             4770-22                 21-Dec-1994   5607364     04-Mar-1997
             4791-22                 23-Aug-1995   5617752     08-Apr-1997
             4800-22                 15-Mar-1995   D370517     04-Jun-1996
             4819-22                 13-Mar-1996   5634860     03-Jun-1997
             4824-2                  31-Aug-1995   5609530     11-Mar-1997

             4922-22                 07-Mar-1996   5743811     28-apr-1998
PENDING:
             4838-22       A         11-Jun-1997   08/873098
             4922-22       A         03-Jul-1997   08/888046
             4925-22                 03-May-1996   08/642363
             4965-22                 01-Mar-1996   08/613792
             4980-22                 03-Jan-1997   08/775340
             4984-22                 13-Mar-1996   08/615353
             5000-22       P         25-Jul-1997   60/053814
             5195-22       P         26-Sep-1997   60/060115
             5230-22       P         16-Dec-1997   60/069830

                                                                   ATTACHMENT VI



               ASSIGNMENT OF FOREIGN PATENTS AND APPLICATIONS FOR
                                     PATENTS


         WHEREAS, Emhart Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office address at Drummond Plaza Office Park, 1423 Kirkwood Highway, Newark, Delaware 19711, (hereinafter, the "Assignor"), is the owner of certain foreign Patents and Patent Applications all of the foregoing being more specifically identified in Table 1 attached hereto; and

         WHEREAS, True Temper Sports, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at 8275 Tournament Drive, Suite 200, Memphis, Tennessee 38125 (hereinafter, the "Assignee"), is desirous of acquiring the entire right, title and interest of the Assignor in and to said foreign Patents and Patent Applications;

         NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration not herein specifically enumerated, the receipt and sufficiency of which is hereby acknowledged, the Assignor has sold, assigned and transferred, and by these presents does hereby sell, assign and transfer unto the Assignee, its successors, assigns or other legal representatives, its entire right, title and interest in and to the said foreign Patents and Patent Applications, along with all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or foreign equivalent thereof, including the subject matters of all claims which may be obtained therefrom, and together with all claims of Assignor for profits and damages by reason of past infringement, if any, of said foreign Patents and Patent Applications with the right to sue for and collect same for Assignee's own use and advantage and for the use and advantage of its successors, assigns or other legal representatives.

         Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably requested): (1) in the preparation and prosecution of any applications covering the inventions assigned herein, (2) in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceedings that may arise in connection with the Patents and Patent Applications assigned pursuant to this Assignment, and (3) in the implementation and perfection of this Assignment.

         IN WITNESS WHEREOF, the Assignor has caused this instrument to be signed by a duly authorized corporate officer and its corporate seal to be hereto affixed.


                                          EMHART INC.


_______________, 1998                     By______________________________
                                            Charles E. Fenton
                                            Vice President & Assistant Secretary

(SEAL)

                                          TRUE TEMPER SPORTS, INC.


_______________, 1998                     By______________________________
                                            Name:
                                            Title:

(SEAL)

STATE OF MARYLAND

COUNTY OF BALTIMORE

       On this _____ day of ___________, 1998, before me,
___________, personally appeared Charles E. Fenton, who acknowledged himself to be Vice President & Assistant Secretary of Emhart Inc. and is known to me to be a resident of Maryland and is authorized to execute documents on behalf of the corporation.

(SEAL)                                    __________________________________
                                          Notary Public

My commission expires: __________________

STATE OF MARYLAND

COUNTY OF BALTIMORE

       On this _____ day of ___________, 1998, before me,
___________, personally appeared ________________________, who acknowledged himself to be ________________
______________________________ of True Temper Sports,Inc. and is
known to me to be a resident of __________ and is authorized to execute documents on behalf of the corporation.

(SEAL)                                    __________________________________
                                          Notary Public

My commission expires: __________________

                                     TABLE 1

REGISTERED:

COUNTRY    CASE NUMBER   SUBCASE   FILEDATE      PATNUMBER    ISSDATE
-------    -----------   -------   --------      ---------    -------
CA         3623-22                 16-Mar-1979   1137131      07-Dec-1982
CA         3624-22                 07-Mar-1979   1145126      26-Apr-1983
GB         4694-22       B         18-Jul-1995   2296326      27-Nov-1996
GB         4694-22                 18-Jul-1995   2292459      27-Nov-1996
GB         4694-22       A         18-Jul-1995   2294324      27-Nov-1996
TW         4694-22                 02-Aug-1994   NI-080964    11-Oct-1996
PENDING:
AU         4819-22                 12-Mar-1997   16250/97
AU         4824-22                 30-Aug-1996   64368/96
AU         4921-22                 02-Jun-1997   24639/97
AU         4984-22                 12-Mar-1997   16255/97
GB         4770-22                 19-Dec-1995   9525922.2
GB         4819-22                 13-Mar-1997   9705253.4
GB         4824-22                 21-Aug-1996   9617487.5
GB         4921-22                 30-May-1997   9711132.2
GB         4984-22                 13-Mar-1997   9705266.6
JP         4819-22                 13-Mar-1997   9-100733
JP         4984-22                 13-Mar-1997   9-100734
TW         4770-22                 13-Feb-1995   84101270
TW         4819-22                 20-Mar-1996   86201298
TW         4824-22                 12-Sep-1995   84109486
TW         4838-22                 19-Jul-1995   86206854
TW         4965-22                 13-Mar-1996   86202758
TW         4984-22                 30-May-1996   86201195

                                                                  ATTACHMENT VII



                               SERVICES AGREEMENT

         This Services Agreement (together with Exhibit A hereto, this "Agreement") is entered into as of the ____ day of ___________ 1998, by and between Emhart Industries, Inc., a corporation organized and existing under the laws of the State of Connecticut ("BDC Sub"), and True Temper Sports, Inc., a corporation organized and existing under the laws of the State of Delaware ("TTSI").


                              W I T N E S S E T H:

         WHEREAS, The Black & Decker Corporation, a Maryland corporation and the ultimate corporate parent of BDC Sub ("BDC"), TTSI and TTSI LLC, a Delaware limited liability company ("LLC"), have entered into a Reorganization, Recapitalization and Stock Purchase Agreement dated as of June 29, 1998 (the "Recapitalization Agreement"), pursuant to which, among other things, BDC has agreed to sell and to cause its Subsidiaries to sell, and LLC has agreed to buy and to cause its Subsidiaries to buy, the TTS Business;

         WHEREAS, pursuant to Section 2.03(d)(i) of the Transaction Agreement, BDC has agreed to provide or to cause its Subsidiaries to provide to TTSI certain services of a type provided by BDC and its Subsidiaries to the TTS Business as of the date of the Recapitalization Agreement on the terms and conditions set forth in this Agreement; and

         WHEREAS, BDC Sub and TTSI desire to enter into this Agreement to give effect to the provisions of Section 2.03(d)(i) of the Recapitalization Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

         1. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Recapitalization Agreement.

         2. Services Provided. During the term of this Agreement, BDC Sub shall provide to TTSI, or at its option shall cause one or more of its Affiliates to provide to TTSI, those services (the "Services") described in Exhibit A to this Agreement that TTSI requests to be performed from time to time.

         3. Consideration. TTSI shall pay to BDC Sub, or shall cause its Affiliates to pay to BDC Sub, in consideration for the Services provided hereunder, amounts determined on the basis of the fees referenced in Exhibit A to this Agreement. In addition, TTSI shall pay to


                                     VII-1

BDC Sub, or shall cause its Affiliates to pay to BDC Sub, such amounts as may be necessary to reimburse BDC Sub or its Affiliates for any reasonable out-of-pocket expenses incurred by BDC Sub or its Affiliates in performing the Services, including, without limitation, any incremental license or similar fees, if any, required to be paid to software vendors or licensors as a result of the provision of services to TTSI following the Closing. BDC Sub shall invoice TTSI for the Services provided hereunder and related out-of-pocket expenses on a monthly basis and TTSI shall pay to BDC Sub, or cause its Affiliates to pay to BDC Sub, the amount of such invoice in immediately available funds within 15 days of the date thereof.

         4. Information to be Provided to BDC Sub. Where input or other information is required to be provided by TTSI to BDC Sub or its Affiliates, or is otherwise reasonably requested by BDC Sub or its Affiliates, in connection with the provision of Services hereunder, TTSI shall provide BDC Sub or any Affiliate designated by BDC Sub with information in the same general format and level of detail and in accordance with the same schedule followed previously by the TTS Business in furnishing such information to BDC Sub or its Affiliates.

         5. Performance Standard; Confidentiality. Nothing in this Agreement shall require or be interpreted to require BDC Sub or any of its Affiliates to provide a Service to TTSI beyond the scope and content of such Service as provided to TTSI or the TTS Business immediately prior to the date of this Agreement. To the extent practicable, BDC Sub will perform, or cause its Affiliates to perform, each Service in the same general manner that the Service was performed for TTSI or the TTS Business immediately prior to the date of this Agreement. BDC Sub will handle, and will cause its Affiliates to handle, all information disclosed to it or them by TTSI that TTSI identifies as proprietary and confidential in the same general manner as BDC Sub handles its own information that it considers proprietary and confidential.

         6. Force Majeure; Reduction of Services. Neither party shall be liable for any loss or damage whatsoever arising out of any delay or failure in the performance of its obligations pursuant to this Agreement to the extent such delay or failure results from events beyond the control of that party, including but not limited to acts of God, acts or regulations of any Governmental Authority, war, accident, fire, flood, strikes, industrial disputes or shortages of fuel, nor shall any party be entitled to terminate this Agreement in respect of any such delay or failure resulting from any such event.

         7. Dispute Resolution. In the event of any dispute between BDC Sub and TTSI with respect to the provision of any Service pursuant to this Agreement, each of BDC Sub and TTSI shall designate an employee as its representative to attempt to resolve the dispute and each such representative will use reasonable commercial efforts to resolve the dispute promptly. If the individuals designated by BDC Sub and TTSI are unable to resolve the dispute promptly, the dispute will be submitted to a member of senior management of each party. Such members of senior management will meet in person or by telephone conference at least once in the 10-day period following the submission of the dispute to them and will


                                     VII-2
use reasonable commercial efforts to resolve the dispute promptly. If such members of senior management are unable to resolve the dispute within 15 days of the submission of the dispute to them, the parties may exercise any rights or remedies available to them in the Recapitalization Agreement or otherwise.

         8. Limited Liability. BDC Sub and its Affiliates shall not be liable, whether in negligence, breach of contract, tort or otherwise, for any Damages suffered or incurred by TTSI or any of its Affiliates arising out of or in connection with the rendering of a Service or any failure to provide a Service, except to the extent that such Damages are caused by the willful misconduct or gross negligence of BDC Sub or any of its Affiliates. In no event shall BDC Sub or any of its Affiliates be liable for special, incidental or consequential losses or Damages, including, without limitation, lost profits.

         9. Term and Termination.

         (a) This Agreement shall become effective on the date hereof and, unless sooner terminated pursuant to the terms hereof, shall continue in effect until _______________ __, ____. Unless earlier terminated in accordance with the provisions of this Section 9, notwithstanding this Section 9(a) individual Services shall terminate on the date specified in Exhibit A.

         (b) TTSI may terminate any Service (provided that related Services (as determined by BDC Sub in its reasonable judgment) may not be terminated in part) prior to the expiration of the term thereof by providing to BDC Sub written notice of termination not less than 60 days (or such longer period as may be set forth in Exhibit A hereto) before the date of such earlier termination and the provision of such Service shall terminate at the end of the period provided in such notice.

         (c) This Agreement may be terminated in whole or in part (provided that related Services may not be terminated in part) by either party prior to the expiration of the term hereof, by written notice of termination to the other party, if:

                  (i) such party reasonably and in good faith determines that the other party is generally unable to pay its debts as they become due;

                  (ii) the other party is in material breach of any provision of this Agreement, provided that the party seeking to terminate this Agreement for breach shall notify the other party of the breach and provide such other party with 30 days to cure the breach; or

                  (iii) the provision or receipt of any such Service is prohibited by Applicable Law, subjects BDC Sub or any of its Affiliates or TTSI or any of its Affiliates, as the case may be, to increased regulation by any Governmental Authority or requires BDC


                                     VII-3

         Sub or any of its Affiliates to obtain any license or permit not otherwise required of BDC Sub or any of its Affiliates.

         10. No Agency or Partnership. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute either party an agent of the other party in the conduct of such party"s business or to create a partnership or joint venture between the parties.

         11. Entire Agreement; Waiver. This Agreement, together with the Recapitalization Agreement, constitutes the entire agreement of the parties with respect to the Services, and no waiver, alteration, or modification of any provision hereof shall be effective unless in writing and signed by authorized representatives of both BDC Sub and TTSI. Except as otherwise expressly provided herein, no provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         12. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to BDC Sub:

                c/o The Black & Decker Corporation
                701 East Joppa Road
                Towson, Maryland  21286
                Attention:  Senior Vice President and
                              General Counsel
                Telecopy: (410) 716-2660

         with a copy to:

                Miles & Stockbridge P.C.
                10 Light Street
                Baltimore, Maryland  21202
                Attention:  Glenn C. Campbell
                              David A. Gibbons
                Telecopy:  (410) 385-3700

         if to TTSI:

                True Temper Sports, Inc.
                8275 Tournament Drive, Suite 200
                Memphis, Tennessee  38125
                Attention:  President
                Telecopy:  (901) 746-2162


                                     VII-4
         with a copy to:

                ____________________________
                ____________________________
                ____________________________
                Attention:  ________________
                Telecopy:  (___) ___-____

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 12 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 12.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be assigned in whole or in part (except in the case of an assignment to a purchaser of all or a significant portion of the business of the BDC Sub or TTSI) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         14. Construction. As used in this Agreement, the plural shall include the singular and the singular shall include the plural. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

         15. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party has received a counterpart hereof signed by the other party hereto.

         16. Captions. The captions used in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         17. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent any provision of this Agreement is determined to be prohibited or unenforceable, BDC Sub and TTSI agree to use reasonable commercial efforts to substitute one or more valid, legal and enforceable


                                     VII-5
provisions that, insofar as practicable implement the purposes and intent of the prohibited or unenforceable provision.

         18. Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            EMHART INDUSTRIES, INC.



                                            By:___________________________(SEAL)


                                            TRUE TEMPER SPORTS, INC.



                                            By:___________________________(SEAL)


Each of the undersigned joins in this Agreement for the purpose of guaranteeing timely performance and payment, in accordance with the terms and conditions of this Agreement, of all of the agreements and obligations of its Subsidiary party to this Agreement.


                                            THE BLACK & DECKER CORPORATION



                                            ______________________________(SEAL)


                                            TTSI LLC




                                            ______________________________(SEAL)


                                     VII-6

                                                                       EXHIBIT A

                         B&D SERVICES AGREEMENT FOR TTSI


1. Tucker Fasteners Limited: Tucker will continue to lease warehouse and office space, and provide continued payroll and benefit processing, financial accounting, accounts receivable collections, importation support, and MIS services to TTSI's UK operations consistent with the services currently provided.

         Basis of Service Fee: Fixed Charge of $5,400 per month.
         Term:                 Twelve months after Closing Date.

2. Black & Decker (Australasia): Will continue to provide payroll and benefit processing, and statutory reporting, to TTSI's Australia operations consistent with the services currently provided:

         Basis of Service Fee:  Fixed charge of $500 per month.
         Term:                  Twelve months after Closing Date.

3. Nippon Pop Rivets & Fasteners, Ltd.: Will continue to provide payroll and benefit processing, financial accounting, accounts receivable collections, importation support, and MIS services to TTSI's Japan's operations consistent with the services currently provided.

         Basis of Service Fee: Fixed charge of $500 per month.
         Term:                 Twelve months after Closing Date.

4.       Data Network Implementation Services:

         Black & Decker Global Network Services Group currently performs Network Implementation Services for WAN (Wide Area Network). TTSI will make arrangements to outsource the network implementation service immediately following Closing. Black & Decker will continue to provide monitoring and support services.

         Basis of Service Fee: Fixed charge of $1,317 per month.
         Term:                 December 31, 1998

5.       Internet Security Firewall

         Black & Decker Information Services Group currently performs INTERNET Security Administration for the TTS Business INTERNET access. Black & Decker will continue to provide this same service and support.


                                     VII-7

         Basis of Service Fee: Fixed charge of $945 per month.
         Term:                 December 31, 1998.

6. Peoplesoft: Black & Decker will continue to provide TTSI with the access and use of the Peoplesoft payroll processing and human resource management system software, consistent with the services currently provided. There will be a one time configuration fee at Closing.

         Basis of Service Fee: One-time Configuration Fee of $35,000.
                               Fixed monthly charge of $11,625.
         Term:                 December 31, 1998.

7. VTNS: TTSI will continue to operate under Black & Decker's current Virtual Telecommunications Network Service (VTNS) Agreement with AT&T.

         Basis of Service Fee: All leases, maintenance and network charges will be directly invoiced to TTSI.
         Term:                 Through September, 2000.


                                     VII-8

                                                                   ATTACHMENT IX


                   EXCHANGE CONSIDERATION ALLOCATION SCHEDULE



                                                                   Estimated FMV
                                                                   -------------


Receivables                                                             *
Inventory                                                               *
Prepared Expenses                                                       *
Property and Equipment                                                  *
Goodwill                                                            __________
Intellectual Property                                               __________
Noncompete                                                          __________
                                                                   $__________

*        Net book value of the Contributed Assets as of the Closing Date.

** Annual Thiokol Payments to be allocated to Noncompete/Intangible Thiokol Contract Asset.


                                     VIII-1

                                                                    ATTACHMENT X


                              INTELLECTUAL PROPERTY
                    (REGISTRATIONS AND APPLICATIONS THEREFOR)


Transferred Intellectual Property

         The Intellectual Property listed on Table 1 to each of ATTACHMENT III, IV, V, VI and XV is incorporated herein by reference and constitutes "Transferred Intellectual Property."

                                                                   ATTACHMENT XI


                CONSENTS AND APPROVALS REQUIRED PRIOR TO CLOSING


         1. Lease Agreement for 8275 Tournament Drive, Suite 200, Memphis, Tennessee 38125 by and between S.W. Office Partners I, L.P. (lessor) and Emhart Industries, Inc. (lessee) dated as of March 3, 1995 (as amended).

         2. Contract for lease of real estate in Amory, Mississippi located at Highway 25 South pursuant to a Contract dated September 17, 1963 (as amended) between the City of Amory (lessor), Monroe County and Emhart Industries, Inc. (lessee).

         3. Contract and Lease for 67,950 square feet of land in Amory, Mississippi located at Highway 25 South dated July 1, 1976 (as amended) between the City of Amory (lessor) and Emhart Industries, Inc. (lessee).

                                                                  ATTACHMENT XII



                            TTSI FINANCIAL STATEMENTS



                                    ATTACHED


                                     XII-1

                                                                 ATTACHMENT XIII



                            CERTAIN ACTIVE EMPLOYEES



                                      NONE


                                     XIII-1

                                                                  ATTACHMENT XIV



            TERMS OF STOCKHOLDERS' AND REGISTRATION RIGHTS AGREEMENTS

                            TRUE TEMPER SPORTS, INC.

                                  SUMMARY TERMS

                           STOCKHOLDERS' AGREEMENT AND
                       REGISTRATION RIGHTS AGREEMENTS WITH

                             EMHART INDUSTRIES, INC.


         Immediately after the consummation of the proposed recapitalization (the "Recapitalization") of True Temper Sports, Inc. (the "Company"), Cornerstone Equity Investors IV L.P. and/or its affiliates (collectively, "CEI") and/or other investors (collectively with CEI, the "CEI Investors"), and Emhart Industries, Inc. ("EII") shall collectively own all of the issued and outstanding common stock of the Company. In connection with the foregoing the Company, the CEI Investors and EII shall enter into a Stockholders Agreement governing EII's rights and obligations as a stockholder in the Company after completion of the Recapitalization which shall include the following terms:

         1. Tag Along Right. If any one or more of the CEI Investors propose to sell any common stock then held by the CEI Investors in one transaction or a series of related transactions at any time after the six month anniversary of closing, then such CEI Investor(s) shall not transfer such shares of voting common stock unless EII is offered an equal opportunity to participate in such transaction or transactions on a pro-rata basis and on terms substantially identical to the terms (including price per share and type of consideration paid) that such CEI Investor(s) transfer their shares of voting common stock of the Company in such transaction or transactions; provided, however, that this provision shall not apply in the event of (i) a transfer from any CEI Investor to any other CEI Investor or to any Affiliate of any CEI Investor who agrees to be bound by the terms of the Stockholders Agreement, or (ii) a transfer of the Company's common stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC").

         2. Registration Rights and Lockup Agreement.

                  (a) Piggyback Registration Rights. If the Company files a registration statement with the SEC for the sale or issuance of any of the Company's common stock (other than pursuant to Form S-4 or S-8 or any similar form), including a registration statement resulting from the exercise of demand rights by any stockholder, then EII shall


                                     XIV-1
have the right to include any such common stock then owned by EII in such registration statement; provided, however, in the event the offering includes primary shares to be issued by the Company, such primary shares shall have priority over shares to be sold by EII; provided, further, in the event the offering includes secondary shares to be sold by stockholders of the Company, such secondary shares shall have pro rata registration rights vis-a-vis shares to be sold by EII.

                  (b) Lockup Agreement. If the Company consummates any underwritten offering pursuant to a registration statement filed with the SEC, then EII agrees to execute a lockup agreement prohibiting sales by EII of the Company's equity securities for the seven days prior to and the 180-day period beginning on the effective date of such underwritten offering (except as part of such underwritten offering) provided that if any CEI Investor is subject to a shorter lock-up period such shorter period shall also apply to EII.

         3. Drag Along Rights. If holders of a majority of the voting capital stock of the Company then outstanding approve the sale of the Company (whether by merger, consolidation, sale of all or substantially all of its assets, sale of all or a majority of the outstanding common stock or otherwise) to a non-Affiliate of any CEI Investor, EII will consent to, vote for, participate in and raise no objections against such sale provided such sale complies with all Applicable Laws.

         4. Restrictions on Transferability.

                  (a) EII shall not transfer any shares of preferred stock of the Company (A) until the earlier of (x) the first day after the period commencing on the closing date of the Recapitalization and ending on the day the Company's financial statements are filed with the SEC for the first full fiscal quarter after the Company closes on a registered offering of its equity or debt securities or (y) the date two years after the date of the closing of the Recapitalization and (B) except in compliance with applicable securities laws.

                  (b) EII shall not transfer any shares of common stock of the Company prior to the date on which the Company's financial statements are filed with the SEC for the first full fiscal quarter after the Company closes on a registered offering of its equity or debt securities. Thereafter, EII may transfer such shares upon the earlier of (x) the date on which the Company closes on its initial public offering of equity securities, (y) the date two years after the closing of the Recapitalization or (z) the first date on which any CEI Investor sells any of its shares of common stock to a non-Affiliate of any CEI Investor after the six month anniversary of the date of the closing of the Recapitalization.

                  (c) Permitted transfers by EII will be subject to a right of first offer to the Company and CEI in the case of common stock. Such right of first offer shall terminate after consummation of an IPO. Prior to an IPO, transfers of preferred stock and common stock are subject to the approval by the Company of the purchaser, which approval will not be unreasonably withheld.


                                     XIV-2

                                                                   ATTACHMENT XV

                          ASSIGNMENT OF U.S. COPYRIGHTS

         WHEREAS, Emhart Inc., a Delaware corporation, having a place of business at Drummond Plaza Office Park, 1423 Kirkwood Highway, Newark, Delaware 19711 ("Assignor"), has applied for and registered in the United States the copyrights as listed on Exhibit A attached hereto and made a part hereof; and

         WHEREAS, True Temper Sports, Inc. a Delaware corporation, having a place of business at 8725 Tournament Drive, Suite 200, Memphis, Tennessee 38125 ("Assignee"), desires to acquire said copyrights and the registrations and applications thereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, said Assignor does hereby assign unto said Assignee all its right, title and interest in and to the said copyrights and the registrations and applications thereof, and the right to recover for past infringement thereof.

         AND, said Assignor hereby covenants that it has full right to convey the entire interest herein assigned.

         IN TESTIMONY WHEREOF, Assignor has executed this assignment by its proper officers thereunto duly authorized.

                                             EMHART INC.


                                             By:________________________________

                                             Title:_____________________________

STATE OF ______________________)
                               ) ss:
COUNTY OF______________________)

         Subscribed and sworn to before me this _____ day of ________________, 1998.


                                                      __________________________
                                                      Notary Public

                                                      My Commission Expires:

                                                      __________________________


                                     XVI-1

                                    EXHIBIT A

                                   COPYRIGHTS

  ----------------------------------------------------------------------------
  COPYRIGHT NUMBER                       DATE OF REGISTRATION
  ----------------------------------------------------------------------------
  A-478260                               1973
  ----------------------------------------------------------------------------
  A-568632                               1974
  ----------------------------------------------------------------------------


                                     XVI-2